As filed with the United States Securities and Exchange Commission on May 5, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Wellgistics Health, Inc.

(Exact name of registrant as specified in its charter.)

Delaware	8090	93-3264234
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification No.)

3000 Bayport Drive

Suite 950

Tampa, FL 33607

844-203-6092

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian Norton

3000 Bayport Drive

Suite 950

Tampa, FL 33607

844-203-6092

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Kate L. Bechen

Louis D. Kern

Dykema Gossett PLLC

111 E. Kilbourn Ave., Suite 1050

Milwaukee, WI 53202

(414) 488-7300

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The registrant named in this preliminary prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS - SUBJECT TO COMPLETION, DATED MAY 5, 2025

Wellgistics Health, Inc.

3,578,254 Shares of Common Stock

This prospectus relates to the resale from time to time of up to 3,578,254 shares of common stock, par value $0.0001(the “Common Stock”), of Wellgistics Health, Inc., a Delaware corporation (the “Company,” “we,” “our,” and “us”), by Hudson Global Ventures, LLC (the “Selling Stockholder”). The 3,578,254 shares of Common Stock registered under the registration statement of which this prospectus forms a part (the “Registration Statement”) consists of (i) 3,426,254 shares of Common Stock (the “ELOC Shares”) issued to the Selling Stockholder as a result of the Company directing the Selling Stockholder to purchase such shares from time to time pursuant to an Equity Purchase Agreement dated April 9, 2025 (the “ELOC Purchase Agreement”) and (ii) 152,000 shares of Common Stock (the “Commitment Shares”) issued to the Selling Stockholder as a commitment fee upon the execution of the ELOC Purchase Agreement. See the section of this prospectus entitled “The ELOC Purchase Agreement” for a description of the terms and conditions of the ELOC Purchase Agreement, including the ELOC Shares and the Commitment Shares.

The Selling Stockholder may sell the shares of Common Stock described in this prospectus in a number of different ways and at varying prices determined by the prevailing market price for the shares or in negotiated transactions. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholder. However, we may receive up to $50,000,000 in aggregate gross proceeds under the ELOC Purchase Agreement. We provide more information about how the Selling Stockholder may sell its shares of Common Stock in the section of this prospectus entitled “Plan of Distribution.”

Each Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the resale of their shares of common stock hereunder.

We will pay the expenses incurred in registering the Common Stock described in this prospectus, including legal and accounting fees. To the extent the Selling Stockholder decide to sell their shares of Common Stock we will not control or determine the price at which the shares are sold.

Our Common Stock is traded on Capital Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “WGRX”. The last reported sale price of our Common Stock on Nasdaq on May 2, 2025, was $4.46 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” and a “smaller reporting company,” each as defined under the federal securities laws and, as such, have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings. See the section of this prospectus entitled “Implications of Being an Emerging Growth Company ” and “Implications of Being a Smaller Reporting Company.”

Investing in our securities involves a high degree of risks. See the section of this prospectus entitled “Risk Factors” beginning on page 7 of the prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus and in the documents incorporated by reference into this prospectus, before you invest in any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2025

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ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context otherwise requires, references to “Wellgistics Health,” the “Company,” “we,” “us,” “our” and similar terms refer to Wellgistics Health, Inc., a Delaware corporation, and its consolidated subsidiaries. References to shares of “Common Stock” refer to shares of our common stock, par value $0.0001 per share.

This prospectus is part of a Registration Statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholder may, from time to time, offer and sell or otherwise dispose of the shares of our Common Stock described in this prospectus. We will not receive any proceeds from the sale by the Selling Stockholder of the shares of Common Stock offered by them.

We may also file a prospectus supplement or post-effective amendment to the Registration Statement that may contain material information relating to this offering. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. The Registration Statement includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, any post-effective amendment, and any applicable prospectus supplement and the related exhibits filed with the SEC before making your investment decision. The Registration Statement and the exhibits can be obtained from the SEC, as indicated under the section entitled “Where You Can Find More Information.”

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Information Incorporated By Reference” before deciding to invest in our securities.

You should rely only on the information contained in this prospectus, any related free-writing prospectus, and any prospectus to which we have referred you. Neither we nor the Selling Stockholder has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholder take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither the delivery of this prospectus, nor any sale or delivery of our Common Stock, shall under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. This prospectus will be updated and made available for delivery to the extent required by the federal securities laws. You should read carefully the entirety of this prospectus and the documents incorporated by reference into this prospectus before making an investment decision.

Neither we nor the Selling Stockholder is making an offer to sell our Common Stock in any jurisdiction where the offer or sale thereof is not permitted. The distribution of this prospectus and the offering of our Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our Common Stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the Registration Statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”). Certain amounts, percentages and other figures presented in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals, dollars or percentage amounts of changes may not represent the arithmetic summation or calculation of the figures that precede them.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or that is incorporated by reference herein. This summary does not contain all of the information you should consider before investing in our Common Stock. Before deciding to invest in our Common Stock, you should read this entire prospectus carefully, including the section of this prospectus entitled “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2024, on file with the SEC, and those risk factors identified in reports subsequently filed with the SEC, including our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus.

Overview

Founded in 2022, we are a holding company for existing and future planned operating companies centered around pharmaceuticals and healthcare services. Currently, we exist as a holding company conducting business through two wholly owned subsidiaries— Wood Sage LLC (“Wood Sage”) and Wellgistics, LLC—and two indirect subsidiaries— Wellgistics Tech & Hub, LLC (f/k/a Alliance Pharma Solutions LLC d/b/a DelivMeds) (“Wellgistics Tech & Hub”) and Wellgistics Pharmacy, LLC (f/k/a Community Specialty Pharmacy, LLC) (“Wellgistics Pharmacy”).

In January 2023, we entered into a Membership Interest Purchase Agreement (the “Wood Sage MIPA”) with Nikul Panchal, an individual resident of the State of Florida in connection with our acquisition of Wood Sage (the “Wood Sage Acquisition”). We completed the Wood Sage Acquisition on June 16, 2024. Wood Sage is a holding company formed as a limited liability company formed under the laws of Florida on June 27, 2014, holding all of the equity interests in Wellgistics Tech & Hub and Wellgistics Pharmacy.

In May 2023, we entered into a Membership Interest Purchase Agreement with Wellgistics, LLC and its owners, Strategix Global LLC, Nomad Capital LLC, Jouska Holdings LLC, and Brian Norton (the “Wellgistics MIPA”), whereby we agreed to acquire all of the issued outstanding membership interests of Wellgistics, LLC (the “Wellgistics Acquisition”). Wellgistics, LLC was founded in 2013. After negotiating and executing subsequent amendments to the Wellgistics MIPA, we closed on the Wellgistics Acquisition on August 30, 2024. We have entered into several amendments to the Wellgistics MIPA after closing on the Wellgistics Acquisition as detailed in the sections of this prospectus entitled “Unaudited Pro Forma Combined Financial Information” and “Certain Relationships and Related Person Transactions.”

We seek to be a micro health ecosystem, with a portfolio of companies consisting of a pharmacy, wholesale operations, and a technology division that provides a novel platform for hub and clinical services. We are focused on improving the lives of patients while delivering unique solutions for pharmacies, providers, pharmaceutical manufacturers, and payors. With the successful integration of our patient-centric approach and innovative healthcare applications, we intend to shift the dynamic of pharmaceutical care to revolve around the patient for a wide range of therapeutic conditions by offering a full spectrum of integrated solutions as a result of leveraging the synergies of our business segments to address access, care coordination, dispensing, delivery, and clinical management of pharmaceutical products ranging from “specialty-lite” to general maintenance conditions.

We focus on offering “specialty-lite” or niche pharmaceutical products and services through Wood Sage and support these activities through Wellgistics, LLC. We intend to source and distribute these products to our pharmacy subsidiary and our network of independent pharmacy partners throughout the United States, positioning us to negotiate greater discounts based on market share. Our management believes that our digital pharmacy business, hub and clinical services technology platform, and wholesale distribution operations will place us in a position to provide significant value in this key “specialty-lite” market by providing patients access and convenience, while providing partners with ready-to-go market solutions with big data.

Data released from the Centers for Medicare & Medicaid Services (“CMS”) illustrates that the National Health Expenditure Data for 2022 grew to $4.5 trillion dollars and accounted for 17.3% of GDP. A deeper dive of this report reveals that total retail prescription specialty drug market accounts for less than 10% of total drugs in the market but is responsible for greater than 50% of the prescription drug spend per annum. CMS anticipates an increase in the health spending share of GDP to 19.7% by 2032. IQVIA’S 2024 report on medicine spending trends found that overall spending in the U.S. market for medicines reached $435 billion in 2023. After evaluating reasons for increased healthcare expenditure, poor medication adherence continues to be a challenge that causes unnecessary strain on the healthcare system, including, but not limited to, increased hospital admissions and readmissions rates from medication non-compliance and adverse events. Our management believes that many of these factors are preventable by empowering patient autonomy in their healthcare journey, identifying cost savings opportunities, and providing access to clinical resources and support.

We believe that we will be in a prime position to address prescription spending in the “specialty lite” therapy area while improving patient health outcomes by equipping patients with innovative digital health tools. Wellgistics Pharmacy has expanded our service coverage area while strengthening our clinical expertise in several key therapeutic categories, including services such as care coordination and patient financial assistance. We anticipate that potential partner relationships will enable the pharmacy business to offer a competitive cash formulary as an alternative option when high insurance deductibles make such formulary economically feasible.

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Our Wellgistics Tech & Hub platform serves as a pharmacy hub and allows for clinical services to be connected to our pharmacy operations. This platform allows for an end-to-end mobile application solution whereby patients can digitize their prescription journey. The solution aims to preserve patient autonomy, improve prescription price transparency, and provide additional concierge services in an effort to boost medication adherence and improve patient outcomes. The Wellgistics Tech & Hub platform aggregates the data collected from administering the software to provide aggregated reports that are tied to medication adherence and outcomes to make a meaningful impact for all stakeholders involved.

We intend to expand our wholesale activities by continuing to partner with existing, and establishing new, manufacturer relationships. These relationships will help provide sales and clinical education support to pharmacies purchasing pharmaceutical products. Our planned wholesale operations will help us strategically identify opportunities to wholesale products that are normally not carried by the three largest wholesalers in the United States. Furthermore, these wholesale activities should help us enter exclusive or semi-exclusive relationships based on a time period to support revenue maximization. We anticipate that new partnerships with group purchasing organizations will be effective, as such partnerships increase the business division’s visibility with many of our member pharmacies.

The ELOC Purchase Agreement

On April 9, 2025, we entered into the ELOC Purchase Agreement with the Selling Stockholder, pursuant to which we have the right, but not the obligation, to direct the Selling Stockholder to purchase up to $50,000,000 of the ELOC Shares upon satisfaction of certain terms and conditions contained in the ELOC Purchase Agreement. These terms and conditions include, but are not limited to, filing a registration statement with the SEC and registering the resale of any shares sold to the Selling Stockholder. The term of the ELOC Purchase Agreement began on the date of execution and ends on the earlier of (i) April 9, 2027, (ii) the date on which the Selling Stockholder shall have purchased the maximum amount of ELOC Shares, or (iii) the effective date of any written notice of termination delivered pursuant to the terms of the ELOC Purchase Agreement (the “Commitment Period”).

During the Commitment Period, the Company may direct the Selling Stockholder to purchase ELOC Shares by delivering a notice (a “Put Notice”) to the Selling Stockholder. The Company shall, in its sole discretion, select the amount of ELOC Shares requested by the Company in each Put Notice. However, such amount must not be less than $25,000 may not exceed the lesser of (i) $3,000,000 or (ii) 200% of the average dollar trading volume of the Common Stock during the three trading days immediately before the date of the Put Notice. The purchase price to be paid by the Selling Stockholder for the ELOC Shares included in a Put Notice (the “Purchase Price”) will be the lesser of (i) ninety percent (90%) of the closing price of the Company’s Common Stock on the day immediately preceding the date of the Put Notice and (ii) ninety percent (90%) of the average closing price of the Company’s Common stock during the period beginning on the date of delivery of the Put Notice and continuing through the date that is three trading days immediately following the Clearing Date (as defined in the ELOC Purchase Agreement) (such period, the “Valuation Period”).

At any given time of any sale by us to the Selling Stockholder, we may not sell, and the Selling Stockholder may not purchase, ELOC Shares that would result in the Selling Stockholder beneficially owning more than 4.99% of our issued and outstanding Common Stock upon such issuance (the “Beneficial Ownership Limitation”). Additionally, the Company must obtain stockholder approval to issue an aggregate number of shares of Common Stock to the Selling Stockholder, under the ELOC Purchase Agreement, in excess of 19.99% of the number of shares of Common Stock outstanding immediately prior to the execution of the ELOC Purchase Agreement prior to delivering any Put Notice. For purposes of the foregoing, and the Beneficial Ownership Limitation, the Commitment Shares will be aggregated with the ELOC Shares.

As consideration for the Selling Stockholder’s execution and delivery of the ELOC Purchase Agreement, we agreed to issue to the Selling Stockholder 152,000 Commitment Shares as a commitment fee. We are registering all 152,000 Commitment Shares under the Registration Statement.

In connection with the ELOC Purchase Agreement, the Company also entered a registration rights agreement with the Investor on April 9, 2025 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company is obligated to file with the SEC a registration statement for the resale by the Investor of a specified number of shares of the Company’s Common Stock issuable according to the ELOC Purchase Agreement. The Company agreed to file such registration statement within forty-five (45) days of the execution of the ELOC Purchase Agreement, and to file one or more additional registration statements if necessary. The Registration Statement is being filed in order to satisfy our obligations under the ELOC Purchase Agreement related to registering for resale the ELOC Shares and the Commitment Shares.

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The ELOC Purchase Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, the Selling Stockholder represented to us, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). We have sold and will sell the shares of Common Stock under the ELOC Purchase Agreement in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Corporate Information

The mailing address of our principal executive office is 3000 Bayport Drive, Suite 950 Tampa, FL 33607, and the office’s telephone number is (844) 203-6092. Our website is located at www.wellgisticshealth.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into this prospectus and any prospectus supplement and you should not consider it part of the prospectus or part of any prospectus supplement.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited consolidated financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure and the inclusion of reduced disclosure about our executive compensation arrangements. As a smaller reporting company, we are also exempt from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our Common Stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float or a public float (based on our Common Stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jobs Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include: (i) being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; (ii) not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; (iv) reduced disclosure obligations regarding executive compensation; and (v) not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” that are subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements discuss matters that are not historical facts and instead reflect our management’s expectations, hopes, beliefs, intentions, strategies, and assumptions based on information currently available to us. The forward-looking statements are contained principally in, but not limited to, the sections of this prospectus entitled “Prospectus Summary” and “Risk Factors.” Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Because the following discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “approximately,” “outlook,” “predict,” “project,” “forecast,” “potential,” and “continue” or the negative of these words or other similar expressions. However, the absence of these words does not mean that a statement is not forward-looking

Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees of future performance. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance, or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. You are cautioned to not place undue reliance on these forward-looking statements.

We cannot predict all the risks and uncertainties that may impact our business, financial condition, or results of operations. Accordingly, the forward-looking statements in this prospectus should not be regarded as representations that the results or conditions described in such statements will occur or that our objectives and plans will be achieved. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or projected future results of our operations, including statements about potential acquisition or merger targets, strategies or plans; business strategies; prospects; future cash flows; financing plans; plans and objectives of management; any other statements regarding future cash needs, future operations, business plans and future financial results; and any other statements that are not historical facts. We qualify all of the forward-looking statements in this prospectus by this cautionary note.

These forward-looking statements represent our current intentions, plans, expectations, assumptions and beliefs about future events and are subject to a variety of factors and risks, including, but not limited to, the following:

●	A shift in pharmacy mix toward lower margin plans, margin compression on branded medications, increased offering of specialty products, fees, mail order pharmacy steering, and programs;
●	Wellgistics Health deriving a portion of its sales from prescription drug sales reimbursed by pharmacy benefit management companies;
●	Wellgistics Health being adversely affected by a decrease in the introduction of new brand name and generic prescription drugs as well as increases in the cost to procure prescription drugs;
●	Changes in economic conditions that adversely affect consumer/client buying practices and market adoption of the Wellgistics Tech & Hub mobile application and the accompanying revenues to premium access/services;
●	Wellgistics Health’s relationships with its primary wholesaler for pharmacy operations and Wellgistics Health’s manufacturer relationships for with its wholesale and hub technology platform entities;
●	Changes in the healthcare industry and regulatory environments;
●	The effects of competition on Wellgistics Health’s future business;
●	Wellgistics Health’s ability to execute its business plans and strategy; and
●	Other risks and uncertainties described in the Registration Statement of which this prospectus forms a part, including, but not limited to, those risks described in the section of this prospectus entitled “Risk Factors.”

Many of those risk factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. You should read this prospectus with the understanding that our actual future results may be materially different from what we expect.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

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THE OFFERING
Securities Offered	Up to 3,578,254 shares of Common Stock.

Common Stock issued and outstanding prior to the Offering	71,860,505 shares of Common Stock, including 152,000 Commitment Shares (as of May 2, 2025).

Common stock issued and outstanding after the Offering	75,438,759 shares of Common Stock, assuming the sale of all of the ELOC Shares registered under the Registration Statement.

Terms of the Offering	The Selling Stockholder and any of their pledgees, assignees and successors-in-interest will determine when and how they sell the shares offered in this prospectus and may, from time to time, sell any or all of their shares of Common Stock covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions. These sales may be at fixed or negotiated prices. For more information, see the section of this prospectus entitled “Plan of Distribution” beginning on page 13.

Use of proceeds

The Selling Stockholder will receive all of the proceeds from the sale of the shares of Common Stock offered for sale by it under this prospectus. We will not receive proceeds from the sale of the shares of Common Stock by the Selling Stockholder.

We may receive up to $50,000,000 in aggregate gross proceeds under the ELOC Purchase Agreement in connection with sales of our shares of Common Stock to the Selling Stockholder that we may, in our discretion, elect to make, from time to time pursuant to the ELOC Purchase Agreement after the date of this prospectus. We intend to use the proceeds from the sale of our shares of Common Stock to the Selling Stockholder for general corporate purposes, which may include covering operating or research and development expenses, and the purchase price associated with future acquisitions. Our management will have broad discretion over the use of proceeds from the sale of our shares of Common Stock under the ELOC Purchase Agreement.

For more information, see the section of this prospectus entitled “Use of Proceeds” beginning on page 7.

Risk factors	You should read the section of this prospectus entitled “Risk Factors” beginning on page 7 for a discussion of factors to consider carefully before deciding to invest in shares of our Common Stock.

Market for Common Stock	Our Common Stock is listed on Nasdaq under the symbol “WGRX”.

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 RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, on file with the SEC, and those risk factors identified in reports subsequently filed with the SEC, including our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus. All of these risk factors are incorporated herein in their entirety. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Certain statements in this section, or which are incorporated by reference in this section, are forward-looking statements. For more information, see the sections of this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements” and “Where You Can Find More Information.”

Risks Related to Our Operations

We are highly dependent on the continued service of our directors and officers, whose financial interests may conflict with the interests of investors.

Our directors and officers, including Brian Norton, Chief Executive Officer, and Mark DiSiena, Chief Financial Officer, have years of significant experience in the pharmaceutical industry and other sectors related to our business. Our success depends upon the continued service of these directors and officers. The loss of any of these directors and officers might significantly delay or prevent the achievement of our business objectives and could materially harm our business, financial condition and results of operations.

Risks Related to this Offering and Our Common Stock

It is not possible to predict the actual number of shares we will issue to the Selling Stockholder.

The purchase price of the ELOC Shares included in a Put Notice the lesser of (i) ninety percent (90%) of the closing price of the Company’s Common Stock on the day immediately preceding the date of the Put Notice and (ii) ninety percent (90%) of the average closing price of the Company’s Common stock during the Valuation Period. The Company shall, in its sole discretion, select the amount of ELOC Shares requested by the Company in each Put Notice. However, such amount must not be less than $25,000 may not exceed the lesser of (i) $3,000,000 or (ii) 200% of the average daily trading volume of the Common Stock during the three trading days immediately before the date of the Put Notice. Accordingly, the number of ELOC Shares issuable pursuant to the ELOC Purchase Agreement cannot be determined at this time and may change over time.

Investors who buy shares at different times will likely pay different prices.

The Selling Stockholder will purchase shares in this offering at different times and, therefore, will likely pay different prices. As such, investors may experience different levels of dilution and different outcomes in their investment results. The Selling Stockholder may sell such shares at different times and at different prices. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of sales made by us in future transactions to the Selling Stockholder at prices lower than the prices they paid.

The issuance of Common Stock to the Selling Stockholder may cause substantial dilution to our existing stockholders and the sale of such shares acquired by the Selling Stockholder could cause the price of our Common Stock to decline.

We are registering for resale by the Selling Stockholder up to 3,578,254 shares of Common Stock, comprised of (i) 3,426,254 ELOC Shares and (ii) 152,000 Commitment Shares. The number of shares of our Common Stock ultimately offered for resale by the Selling Stockholder under this prospectus is dependent upon the number of ELOC Shares issued. Depending on a variety of factors, including market liquidity of our Common Stock, the issuance of shares to the Selling Stockholder may cause the trading price of our Common Stock to decline.

We have not historically paid or declared any dividends on our Common Stock and do not expect to pay or declare cash dividends in the future on a regular basis, if at all.

We have not historically paid or declared any dividends on our Common Stock. Any future dividends on our Common Stock will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, our financial requirements for future operations and growth, and other facts as we may then deem appropriate. As such, the return on your investment, if any, has historically been dependent solely on an increase, if any, in the market value of our Common Stock.

USE OF PROCEEDS

The Selling Stockholder will receive all of the proceeds of the sale of shares of Common Stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of Common Stock that may be sold from time to time pursuant to this prospectus.

We may receive up to $50,000,000 in aggregate gross proceeds under the ELOC Purchase Agreement in connection with sales of our shares of Common Stock to the Selling Stockholder that we may, in our discretion, elect to make, from time to time pursuant to the ELOC Purchase Agreement after the date of this prospectus. As of the date of this prospectus, we cannot currently allocate specific percentages of the proceeds that we may obtain under the ELOC Purchase Agreement to particular uses and we cannot estimate the amount of proceeds that we will actually spend as opposed to retaining for working capital purposes. Therefore, we currently intend to use the net proceeds received under the ELOC Purchase Agreement for working capital and general corporate purposes, which may include covering operating or research and development expenses, and the purchase price associated with future acquisitions. Although we may, from time to time, evaluate potential strategic investments and acquisitions, we do not have any definitive agreements in place to make any such acquisitions at this current time.

The amounts and timing of our actual expenditures will depend upon numerous factors, including our sales and marketing efforts, demand for our products, our operating costs and the other factors described under and incorporated by reference in “Risk Factors” in this prospectus.

Our expected use of net proceeds from the sale of our shares of Common Stock under the ELOC Purchase Agreement represents our current intentions based upon our present plans and business condition, which could change in the future as our plans and business conditions evolve. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used include:

●	The existence of other opportunities or the need to take advantage of changes in timing of our existing activities;
●	The need or desire on our part to accelerate, increase or eliminate existing initiatives due to, among other things, changing market conditions and competitive developments; and/or
●	If strategic opportunities present themselves (including acquisitions, joint ventures, licensing and other similar transactions).

As a result, we cannot predict with any certainty our use of the net proceeds from this offering. Our management will retain broad discretion over the allocation of the net proceeds from this offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds we may receive under the ELOC Purchase Agreement.

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SELLING STOCKHOLDER

The Selling Stockholder may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus. When we refer to the Selling Stockholder in this prospectus, we refer to the entity listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold the Selling Stockholder’s interest in the shares of Common Stock after the date of this prospectus.

The following table sets forth certain information provided by or on behalf of the Selling Stockholder concerning the shares of Common Stock that may be offered from time to time by the Selling Stockholder pursuant to this prospectus. The Selling Stockholder identified below may have sold, transferred or otherwise disposed of all or a portion of their shares of Common Stock or other Company securities after the date on which they provided us with information regarding such securities. Moreover, the shares of Common Stock identified below include only the shares being registered for resale and may not incorporate all shares of Common Stock or other securities of the Company deemed to be beneficially held by the Selling Stockholder. The number of shares of Common Stock beneficially owned by the Selling Stockholder is determined under rules promulgated by the SEC.

Any changed or new information given to us by the Selling Stockholder, including regarding the identity of, and the securities held by, the Selling Stockholder, will be set forth in a prospectus supplement or amendments to the Registration Statement, if and when necessary. The Selling Stockholder may sell all, some or none of the shares of Common Stock in this offering. See the section of this prospectus entitled “Plan of Distribution” for more information.

Other than as described below or elsewhere in this prospectus, the Selling Stockholder does not have any material relationship with us or any of our predecessors or affiliates.

Name and address of Selling Stockholder	Number of Shares Owned Prior to the Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering(1)	Percent of Shares Owned After Offering(1)

Hudson Global Ventures, LLC(2)	152,000	3,578,254	152,000	0.002%

(1)	Assumes that the Selling Stockholder will sell all of the shares offered by them under this prospectus.

(2)	The principal business address for the Selling Stockholder is 1 Linden Place, Suite 210, Great Neck, NY 11021. Seth Ahdoot and Soheil Ahdoot have voting and dispositive power over the shares owned by the Selling Stockholder.

(5)	Total shares owned (i) assumes the issuance of all shares of Common Stock under the ELOC Purchase Agreement and (ii) gives effect to the 4.99% Beneficial Ownership Limitation.

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THE ELOC PURCHASE AGREEMENT

On April 9, 2025, we entered into the ELOC Purchase Agreement with the Selling Stockholder, pursuant to which we have the right, but not the obligation, to direct the Selling Stockholder to purchase up to $50,000,000 in ELOC Shares upon satisfaction of certain terms and conditions contained in the ELOC Purchase Agreement. Such sales of our Common Stock, if any, will be subject to certain limitations, and may occur from time to time at our sole discretion over the approximately 24-month period commencing on the date of execution of the ELOC Purchase Agreement, provided that the Registration Statement, and any other registration statement the Company may file from time to time covering the resale by the Selling Stockholder of ELOC Shares or Commitment Shares, is declared effective by the SEC and remains effective, and the other conditions set forth in the ELOC Purchase Agreement are satisfied.

The Selling Stockholder has no right to require any sales by us, but the Selling Stockholder is obligated to make purchases at our direction subject to certain conditions. There is no upper limit on the price per share that the Selling Stockholder could be obligated to pay for ELOC Shares under the ELOC Purchase Agreement. Actual sales of ELOC Shares to the Selling Stockholder from time to time will depend on a variety of factors, including, among others, market conditions, the trading price of our Common Stock and determinations by us as to the appropriate sources of funding for us and our operations. The net proceeds that we may receive under the ELOC Purchase Agreement, if any, cannot be determined at this time, since it will depend on the frequency and prices at which we sell ELOC Shares to Selling Stockholder, our ability to meet the conditions of the ELOC Purchase Agreement, and the other limitations, terms and conditions of the ELOC Purchase Agreement and any impacts of the Beneficial Ownership Limitation.

The ELOC Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties.

Purchase of ELOC Shares

Under the ELOC Purchase Agreement, after the satisfaction of certain conditions, we have the right to deliver a Put Notice to the Selling Stockholder that directs the Selling Stockholder to purchase an amount of ELOC Shares in an amount totaling at least $25,000 but not exceeding the lesser of (i) $3,000,000 or (ii) 200% of the average daily trading volume of the Common Stock during the three trading days immediately before the date of the Put Notice.

The purchase price to be paid by the Selling Stockholder for the ELOC Shares included in a Put Notice will be the lesser of (i) ninety percent (90%) of the closing price of the Company’s Common Stock on the day immediately preceding the date of the Put Notice and (ii) ninety percent (90%) of the average closing price of the Company’s Common stock during the Valuation Period.

Consideration

As consideration for the Selling Stockholder’s execution and delivery of the ELOC Purchase Agreement, we agreed to issue to the Selling Stockholder 152,000 Commitment Shares as a commitment fee. We are registering all 152,000 Commitment Shares under the Registration Statement. We also agreed to pay $15,000.00 to the Selling Stockholder’s legal counsel for the Selling Stockholder’s expenses relating to the preparation of the ELOC Purchase Agreement.

Conditions to Delivery of Advance Notices

Our ability to deliver Put Notices under the ELOC Purchase Agreement is subject to the satisfaction of certain conditions, including, among other things, the following:

●	The Registration Statement, and any amendment or supplement thereto, must remain effective for the resale by the Selling Stockholder of the ELOC Shares and Commitment Shares at prevailing market prices and (i) neither the Company nor the Selling Stockholder shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so and (ii) there must not be any other suspension of the use of, or withdrawal of the effectiveness of, the Registration Statement or related prospectus.

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●	The representations and warranties of the Company must be true and correct in all material respects as of the date of the ELOC Purchase Agreement and as of the date of each closing on Put Shares under the ELOC Purchase Agreement (except for representations and warranties specifically made as of a particular date).

●	The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the ELOC Purchase Agreement to be performed, satisfied or complied with by the Company, including but not limited to the delivery of the Put Shares in accordance with the ELOC Purchase Agreement.

●	There must not be a statute, rule, regulation, executive order, decree, ruling or injunction that has been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the ELOC Purchase Agreement, or any proceeding that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the ELOC Purchase Agreement.

●	There must not an event that had or is reasonably likely to have a material adverse effect on the Company since the date the Company filed its most recent report with the SEC.

●	Trading of the Common Stock must not have been suspended by the SEC, Nasdaq, or FINRA, or otherwise halted for any reason, and the Common Stock must not have been delisted from Nasdaq. In the event of a suspension, delisting, or halting for any reason, of the trading of the Common Stock.

●	The number of Put Shares to be purchased by the Selling Stockholder, combined with the number of shares of Common Stock then owned by the Selling Stockholder, must not exceed the Beneficial Ownership Limitation.

●	The Common Stock must not be deemed a “penny stock” as defined in SEC Rule 240.3a51-1.

●	The Company must not know of any event more likely than not to have the effect of causing the Registration Statement to be suspended or otherwise ineffective.

●	The issuance of the Put Shares must not violate the stockholder approval requirements of Nasdaq.

●	On the date of delivery of each Put Notice, the Selling Stockholder must have received a closing certificate executed by an executive officer of the Company stating that all conditions to such closing have been satisfied as of the date of the certificate.

●	The Common Stock must be eligible for Deposit Withdrawal at Custodian and not subject to a “DTC chill.”

●	All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act must have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act.

●	The Company must have reserved the Required Minimum (as defined in the ELOC Purchase Agreement) for the Selling Stockholder’s benefit under the ELOC Purchase Agreement and the Company must have satisfied the reserve requirements with respect to all other contracts between the Company and the Selling Stockholder.

●	The lowest traded price of the Common Stock in the ten (10) trading days immediately preceding the respective Put Date must exceed $0.15 per share.

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●	Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors must not have been instituted by or against the Company or any subsidiary of the Company, and the Company must not have knowledge of any event more likely than not to have the effect of causing such a proceeding to arise.

Limitation on Sales

At any given time of any sale by us to the Selling Stockholder, we may not sell, and the Selling Stockholder may not purchase, ELOC Shares that would result in the Selling Stockholder beneficially owning more than the 4.99% Beneficial Ownership Limitation. Additionally, the Company must obtain stockholder approval to issue an aggregate number of shares of Common Stock to the Selling Stockholder, under the ELOC Purchase Agreement, in excess of 19.99% of the number of shares of Common Stock outstanding immediately prior to the execution of the ELOC Purchase Agreement prior to delivering any Put Notice. For purposes of the foregoing, and the Beneficial Ownership Limitation, the Commitment Shares will be aggregated with the ELOC Shares.

Registration of Shares

Under the ELOC Purchase Agreement we also agreed to abide by the terms of the Registration Rights Agreement. Under the Registration Rights Agreement, we are obligated to file with the SEC a registration statement for the resale by the Selling Stockholder of the ELOC Shares and the Commitment Shares within forty-five (45) days of the execution of the ELOC Purchase Agreement, and to file one or more additional registration statements if necessary. The Registration Statement is being filed in order to satisfy our obligations under the ELOC Purchase Agreement and the Registration Rights Agreement related to registering for resale the ELOC Shares and the Commitment Shares.

Termination of the ELOC Purchase Agreement

Unless earlier terminated as provided in the ELOC Purchase Agreement, the ELOC Purchase Agreement will terminate automatically on the earliest to occur of: (i) twenty-four (24) months after the execution of the ELOC Purchase Agreement, (ii) the date on which the Selling Stockholder shall have purchased the maximum amount of ELOC Shares issuable under the ELOC Purchase Agreement, or (iii) the effective date of any written notice of termination delivered pursuant to the terms of the ELOC Purchase Agreement.

Limitation on Equity Line of Credit and Variable Rate Transactions

Pursuant to the ELOC Purchase Agreement, as long as the ELOC Purchase Agreement is effective, the Company agreed not, without the prior written consent of the Selling Stockholder, to enter into an agreement whereby the Company has the right to “put” its securities to an investor or underwriter over an agreed period of time and at an agreed price or price formula. Additionally, the Company agreed, without the prior written consent of the Selling Stockholder, not to (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock (a) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (b) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) issues securities at a future determined price (a “Variable Rate Transaction”). Notwithstanding the foregoing, the Company may enter into Variable Rate Transaction in the event that the Company does not deliver a Put Notice within thirty (30) days of the date of the ELOC Purchase Agreement, if (i) the Company first provides a written first right of refusal to the Selling Stockholder with respect to such Variable Rate Transaction along with a description of the terms of such transaction and (ii) the Selling Stockholder does not agree to enter into such Variable Rate Transaction within five (5) trading days thereafter.

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Dilutive Effect

All shares of Common Stock registered in this offering which have been or may be issued or sold by us to the Selling Stockholder under the ELOC Purchase Agreement are expected to be freely tradable. It is anticipated that the shares of Common Stock registered in this offering will be sold over a period starting on the date that the Registration Statement is declared effective. The sale by the Selling Stockholder of a significant amount of Common Stock registered in this offering could cause the market price of our Common Stock to decline and to be highly volatile. Sales of ELOC Shares to the Selling Stockholder, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the ELOC Shares.

The Selling Stockholder may resell all, some or none of the shares of Common Stock held by it at any time, or from time to time, in its discretion. Therefore, sales to the Selling Stockholder by us under the ELOC Purchase Agreement may result in substantial dilution to the interests of other holders of our Common Stock. In addition, if we sell a substantial number of ELOC Shares to the Selling Stockholder, or if investors expect that we will do so, the actual sales of ELOC Shares or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any sales to the Selling Stockholder and we are not obligated to submit any Put Notices under the ELOC Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from the Selling Stockholder from the sale of all ELOC Shares that could be issued to the Selling Stockholder under the ELOC Purchase Agreement at varying purchase prices, without giving effect to the Beneficial Ownership Limitation. The presentation of this information is for illustrative purposes only. The Beneficial Ownership Limitation may not be increased above 4.99% of our then outstanding Common Stock. Furthermore, as noted above, we are not obligated to submit any Put Notices under the ELOC Purchase Agreement.

Assumed Average Purchase Price Per Share(1)		Number of Shares of Registered Common Stock to be Issued if Full Purchase, Without Giving Effect to the Beneficial Ownership Limitation(2)	Percentage of Outstanding Common Stock After Giving Effect to the Issuance to the Selling Stockholder, Without Giving Effect to the Beneficial Ownership Limitation(3)	Proceeds from the Sale of Common Stock to the Selling Stockholder Under the ELOC Purchase Agreement(4)
$3.62		13,964,155	16.27%	$50,000,000
$3.82		13,241,006	15.56%	$50,000,000
$4.02	(5)	12,589,811	14.91%	$50,000,000
$4.22		12,000,342	14.31%	$50,000,000
$4.42		11,464,218	13.76%	$50,000,000

(1)	For the avoidance of any doubt, this price reflects the purchase price after calculation (i.e. after discounts to the market price of our shares) in accordance with the terms of the ELOC Purchase Agreement.

(2)	Represents the number of Commitment Shares issued and the number of ELOC Shares that could potentially be issued to the Selling Stockholder during the Commitment Period, in the aggregate and rounded up, based on the applicable assumed purchase price per share, without giving effect to the Beneficial Ownership Limitation.

(3)	The denominator is based on 71,860,505 shares of our Common Stock outstanding as of May 2, 2025, adjusted to include the issuance of the number of shares of Common Stock set forth in the adjacent column which we would have issued to the Selling Stockholder based on the applicable assumed purchase price per share.

(4)	The Company did not receive any proceeds from the issuance of the Commitment Shares to the Selling Stockholder.

(5)	Represents the last reported sales price of our Common Stock on May 2, 2025, as reported by Nasdaq, less a ten percent (10%) discount and rounded up to the nearest penny.

The ELOC Shares and ELOC Commitment Fee Shares were, and will be, offered and sold to the Selling Stockholder in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The foregoing summary of the ELOC Purchase Agreement is qualified in its entirety by reference to the full text of the ELOC Purchase Agreement, which is incorporated by reference as an exhibit to the Registration Statement.

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PLAN OF DISTRIBUTION

The Selling Stockholder, including its donees, pledgees, transferees or other successors-in-interest selling shares or interests in shares received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock registered under the Registration Statement on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling the shares, unless it is contractually bound not to use such methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of shares at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell the shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of the shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

The Selling Stockholder is, and any broker-dealer or agent that is involved in selling the shares may be deemed to be, an “underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of Common Stock registered under the Registration Statement.

We are required to pay certain fees and expenses incurred by us incident to the registration of these shares of Common Stock. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We have also agreed to keep this prospectus effective until all of the shares of Common Stock have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares of Common Stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Compliance with the Exchange Act, including Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person.

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DESCRIPTION OF CAPITAL STOCK

The following summary describes our Common Stock that is registered pursuant to Section 12 of the Exchange Act. Only our Common Stock is registered under Section 12 of the Exchange Act. This summary contains a discussion of only the material terms and provisions of our governing documents and Common Stock and is qualified by reference to our amended and restated certificate of incorporation and bylaws, copies of which have been filed with the SEC as exhibits to the Registration Statement. For purposes of this description, references to the “Company,” “we,” “our” and “us” refer only to the Company and not to our subsidiaries.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 500,000,000 shares of Common Stock, $0.0001 par value per share. As of May 2, 2025 there were 71,860,505 shares of Common Stock issued and outstanding held by 36 stockholders of record. Our certificate of incorporation does not authorize us to issue preferred stock.

Securities Offered in this Offering

This prospectus relates to the resale from time to time of up to 3,578,254 shares of Common Stock by the Selling Stockholder, including (i) 3,426,254 ELOC Shares and (ii) 152,000 Commitment Shares.

Holders of our Common Stock are entitled to one vote for each share of Common Stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Except as described under the section of this prospectus entitled “Description of Capital Stock—Anti-Takeover Effects of Delaware Law and Provisions of Our Amended and Restated Certificate of Incorporation and Bylaws” below, a majority vote of the holders of Common Stock present at a meeting in which a quorum is present is generally required to take action under our certificate of incorporation and bylaws. Holders of our Common Stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. Upon our dissolution, liquidation or winding up, holders of our Common Stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our Common Stock have no preemptive, subscription, redemption, or conversion rights, and no sinking fund provisions are applicable to our Common Stock. The rights, preferences, and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Anti-Takeover Effects of Delaware Law and Provisions of Our Amended and Restated Certificate of Incorporation and Bylaws

Certain provisions of the Delaware General Corporation Law (the “DGCL”) and of our certificate of incorporation and bylaws effective immediately prior to the completion of this offering could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, as a consequence, they might also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. These provisions might also have the effect of preventing changes in our board of directors or management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our Common Stock, because, among other reasons, the negotiation of such proposals could improve their terms.

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Delaware Takeover Statute

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or
●	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Provisions of Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws include a number of provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

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Election of Directors

The election of directors is determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at each annual stockholder meeting and entitled to vote thereon, except that if any annual stockholder meeting will not be held, such election will take place at any stockholders meeting called and held in accordance with the DGCL.

Stockholder Meetings

Our bylaws provide that annual stockholder meetings will be held at a date, time, and place—whether remote or in person—as determined by our board of directors. Any stockholder seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide written or printed notice of the annual meeting of stockholders stating the place, day and hour of the meeting, and in case of a meeting held by remote communication stating such means, will be delivered not less than ten nor more than 60 calendar days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. Only the board of directors may call a special meeting of the stockholders upon delivery of the written notice described above, with such notice also setting forth the purpose(s) for which the meeting has been called. Our bylaws provide that our board of directors may adopt by resolution such rules and regulations for the conduct of stockholders meetings as the board of directors deems appropriate. Except to the extent inconsistent with such rules and regulations as adopted by our board of directors, the chairman of any meeting of the stockholders has the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. These rules, regulations, or procedures, may include, without limitation: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

Amendment to certificate of incorporation and bylaws.

As required by the DGCL, any amendment of our certificate of incorporation must first be approved by a majority of our board of directors, and if required by law, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, directors, limitation of liability and the amendment of our amended and restated certificate of incorporation must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority vote of the directors then in office or a majority of our stockholders.

Transfer Agent and Registrar

Our transfer agent and registrar for our Common Stock is Colonial Stock Transfer Company, Inc., 7840 S 700 E, Sandy, UT 84070.

Listing

Our Common Stock is listed on Nasdaq under the trading symbol “WGRX”.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined statements of operations for the twelve months ended December 31, 2024, combine the historical results and operations of Wellgistics Health, Wood Sage and Wellgistics, LLC giving effect to the transactions as if they occurred on January 1, 2024, and separately include the results of operations of Wood Sage, which was acquired by Wellgistics Health on June 16, 2024, and Wellgistics, LLC, which was acquired by the Company on August 30, 2024. The unaudited pro forma combined statements of operations for the year ended December 31, 2023, combine the historical results and operations of Wellgistics Health, Wood Sage and Wellgistics, LLC giving effect to the transactions as if they occurred on January 1, 2023, and separately include the results of operations of Wellgistics Tech & Hub and Wellgistics Pharmacy, which were acquired by Wood Sage in 2023.

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The unaudited pro forma combined balance sheet of Wellgistics Health as of December 31, 2024, which gives effect to the Wellgistics Acquisition and the Wood Sage Acquisition, is included within the historical financial statements incorporated by reference into the Registration Statement of which this prospectus forms a part.

The unaudited pro forma combined financial information should be read in conjunction with the audited and unaudited historical financial statements of each of the Wellgistics Health, Wood Sage and Wellgistics, LLC and the notes thereto. Additional information about the basis of presentation of this information is provided below.

The unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, Wellgistics Health allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma combined financial information.

Unaudited Proforma Combined Statement of Operations for the Year Ended December 31, 2024

	Wellgistics Health	Wood Sage, LLC	Wellgistics, LLC	Pro Forma Adjustments		Pro Forma Combined
Net sales	$18,128,831	$323,525	$28,135,112	$-		$46,587,468
Cost of sales	16,361,517	279,824	25,732,545	-		42,373,886
Gross profit	1,767,314	43,701	2,402,567	-		4,213,582

Operating expenses:
General and administrative	6,797,782	524,228	3,563,666	(465,000	)(a)	10,420,676
Depreciation and amortization	1,114,664	-	95,107	2,005,210	(b)	3,214,981
Total operating expenses	7,912,446	524,228	3,658,773	1,540,210		13,635,657

Loss from operations	(6,145,132)	(480,527)	(1,256,206)	(1,540,210)		(9,422,075)

Other income (expense):
Other income	120,373	-	623,462	-		743,835
Interest expense, net	(831,467)	-	(232,508)	(850,000	)(c)	(1,913,975)
Total other income (expense)	(711,094)	-	390,954	(850,000)		(1,170,140)

Loss before income taxes	(6,856,226)	(480,527)	(865,252)	(2,390,210)		(10,592,215)
Provision for income taxes	-	-	-	-		-
Net loss	$(6,856,226)	$(480,527)	$(865,252)	$(2,390,210)		$(10,592,215)

Weighted average common shares outstanding - basic and diluted	47,252,081					47,252,081
Net loss per common share - basic and diluted	$(0.15)					$(0.22)

(a) To reverse historical management services fees paid to Nomad Capital LLC.

(b) To record amortization on the intangible assets recorded as a result of the acquisitions.

(c) To record interest expense related to the promissory notes issued in connection with the Wellgistics Acquisition.

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Unaudited Proforma Combined Statement of Operations for the Year Ended December 31, 2023

	Wellgistics Health	Community Specialty Pharmacy, LLC	Alliance Pharma Solutions, LLC	Wood Sage, LLC	Wellgistics, LLC	Pro Forma Adjustments		Pro Forma Combined
Net sales	$-	$850,753	$-	$338,864	$33,182,749	$-		$34,372,366
Cost of sales	-	756,575	-	323,068	30,519,683	-		31,599,326
Gross profit	-	94,178	-	15,796	2,663,065	-		2,773,039

Operating expenses:
Research and development	-	-	375	-	-	-		375
General and administrative	2,880,603	596,686	34,434	533,395	6,612,048	(540,000	)(a)	10,117,166
Depreciation and amortization	-	-	-	-	276,376	4,515,343	(b)	4,791,719
Total operating expenses	2,880,603	596,686	34,809	533,395	6,888,424	3,975,343		14,909,260

Loss from operations	(2,880,603)	(502,508)	(34,809)	(517,599)	(4,225,359)	(3,975,343)		(12,136,220)

Other income (expense):
Interest expense, net	(15,081)	-	-	-	(363,526)	(1,200,000	)(c)	(1,578,607)
Other income	-	-	-	-	180,461	-		180,461
Loss from unconsolidated affiliate	-	-	-	-	(82,329)	-		(82,329)
Total other income (expense)	(15,081)	-	-	-	(265,393)	(1,200,000)		(1,480,474)

Provision for income taxes	-	-	-	-	-	-		-
Net loss	$(2,895,684)	$(502,508)	$(34,809)	$(517,599)	$(4,490,752)	$(5,175,343)		$(13,616,695)

Weighted average common shares outstanding - basic and diluted	44,720,000							44,720,000
Net loss per common share - basic and diluted	(0.06)							(0.30)

(a) To reverse historical management services fees paid to Nomad

(b) To record amortization on the intangible assets recorded as a result of the acquisitions.

(c) To record interest expense related to the promissory notes issued in connection with the Wellgistics Acquisition.

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Description of Transactions

Wood Sage Membership Interest Purchase Agreement

In January 2023, Wellgistics Health entered into the Wood Sage MIPA with Nikul Panchal, an individual resident of the State of Florida in connection with the Wood Sage Acquisition. Wellgistics Health and Mr. Panchal amended and restated this agreement in June 2024, whereby the parties revised the closing payment to be made by Wellgistics Health to Mr. Panchal to be 0.389 shares of Wellgistics Health Common Stock. The shares issued by Wellgistics Health to Mr. Panchal were meant to approximate total cash compensation of $400,000 with a 20% discount. Mr. Panchal currently is Wellgistics Health’s President of Healthcare Operations in addition to being a Wellgistics Health stockholder.

Wellgistics, LLC Membership Interest Purchase Agreement

During May 2023, Wellgistics Health entered into the Wellgistics MIPA regarding the Wellgistics Acquisition whereby Wellgistics Health agreed to acquire all of the outstanding membership interests of Wellgistics, LLC.

On August 4, 2023, Wellgistics Health and Wellgistics, LLC amended the Wellgistics MIPA to extend the termination date of the Wellgistics MIPA to no later than December 26, 2023, and designate Brian Norton as a representative who may act on behalf of all named sellers in the Wellgistics MIPA. On December 26, 2023, Wellgistics Health and Wellgistics, LLC further amended the Wellgistics MIPA to extend the termination date to March 29, 2024. On March 22, 2024, Wellgistics Health and Wellgistics, LLC further amended the Wellgistics MIPA to extend the termination date to August 31, 2024, and to provide for Wellgistics Health to extend such date for a maximum of ninety days, among other things.

On August 23, 2024, Wellgistics Health and Wellgistics, LLC entered into the Fourth Amendment to the Wellgistics MIPA, which amended the purchase price to be paid by Wellgistics Health for acquiring Wellgistics, LLC, the closing date of the transaction, and certain other terms and conditions. The parties further amended the Wellgistics MIPA on November 4, 2024, and March 6, 2025. As amended, the purchase consideration that Wellgistics Health agreed to pay Wellgistics, LLC under the Wellgistics MIPA consists of:

●	a closing cash payment of $10 million, $1 million of which was paid in immediately available funds to Zions Bank, a creditor of Wellgistics, LLC, by wire transfer, and the remainder of which is due no later than June 14, 2025;
●	a promissory note in the aggregate principal amount of $15 million plus simple interest accruing annually equal to the “Prime Rate” as published by the Wall Street Journal on January 1 of the applicable year, together payable in three equal annual installments commencing February 14, 2026;
●	shares of restricted of Wellgistics Health Common Stock in an aggregate amount of 2,666,224 shares, after accounting for the reverse stock split that Wellgistics Health effected on December 5, 2024, that vest over three years commencing December 31, 2024;
●	the Financial Contingent Bonus Payments; and
●	contingent bonus payments consisting of 50% cash and 50% Wellgistics Health Common Stock to the extent that Wellgistics Health’s EBITDA is in excess of 110% of certain established targets for each of the years ended December 31, 2024, December 31, 2025, and December 31, 2026.

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The Financial Contingent Bonus Payments will vest, and therefore will no longer be subject to repurchase by Wellgistics Health, according to the following terms:

●	For the calendar year ending December 31, 2024: (i) 222,185 shares of Wellgistics Health Common Stock vest if the gross revenue of Wellgistics, LLC is greater than or equal to $47.2 million, and (ii) 222,185 shares of Wellgistics Health Common Stock vest if the net operating income of Wellgistics, LLC prior to the provision for (a) interest expense and interest income, (b) federal, state, local and foreign taxes based on the income or profits, and (c) depreciation and amortization (“EBITDA”) is greater than or equal to $4.2 million. However, each metric will have been deemed to have been met if the final financial metrics are at least ninety percent (90%) of each target. Further, the largest number of shares that can vest in calendar year 2024 is capped at 444,370 shares.
●	For the calendar year ending December 31, 2025: (i) 222,185 shares of Wellgistics Health Common Stock vest if the gross revenue of Wellgistics, LLC is greater than or equal to $57.7 million, and (ii) 222,185 shares of Wellgistics Health Common Stock vest if the EBITDA of Wellgistics, LLC is greater than or equal to $6.5 million. However, each metric will have been deemed to have been met if the final financial metrics are at least ninety percent (90%) of each target. Further, the largest number of shares that can vest in calendar year 2025 is capped at 444,370 shares.
●	For the calendar year ending December 31, 2026: (i) 222,185 shares of Wellgistics Health Common Stock vest if the gross revenue of Wellgistics, LLC is greater than or equal to $63.5 million, and (ii) 222,186 shares of Wellgistics Health Common Stock vest if the EBITDA of Wellgistics, LLC is greater than or equal to $7.5 million. However, each metric will have been deemed to have been met if the final financial metrics are at least ninety percent (90%) of each target. Further, the largest number of shares that can vest in calendar year 2026 is capped at 444,371 shares.

On August 30, 2024, Wellgistics Health closed on the Wellgistics Acquisition, thereby making Wellgistics, LLC a wholly owned subsidiary of Wellgistics Health.

On April 14, 2025, the Company and Wellgistics, LLC further amended the Wellgistics MIPA to convert a cash payment of $1,500,000 owed by the Company to Strategix Global, LLC, an entity controlled by the Company’s Chief Executive Officer, into 333,333 shares of the Company’s Common Stock at the $4.50 initial public offering price (the “Converted Shares”). The Company shall issue the Converted Shares no later than June 14, 2025, the same date that the $1,500,000 cash payment was due. The Converted Shares will be subject to a 12-month lock-up agreement whereby Strategix Global, LLC will agree not to transfer or dispose of such Converted Shares, except in certain limited instances.

Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited proforma combined balance sheets and unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results.

The transactions were accounted for as a business acquisition wherein Wood Sage and Wellgistics, LLC are the accounting acquirees and Wellgistics Health is the accounting acquirer.

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Consideration Transferred

Wood Sage (closed in June 2024)

The Company has made a preliminary allocation of the purchase price in regard to the acquisition related to the assets acquired and the liabilities assumed as of the purchase date. The following table summarizes the purchase price allocation:

Total
Cash and cash equivalents	$30,255
Accounts receivables	82,831
Inventories	49,533
Goodwill	1,550,081
Customer relationship - Intangibles	393,853
Intangible assets under development	1,240,729
Due to related parties	(616,703)
Accounts payable	(815,081)
Note payable	(1,300,000)
Other current liabilities	(215,498)
Purchase price consideration	$400,000

On June 16, 2024, in connection with the acquisition of Wood Sage, the Company issued 173,961 shares of Common Stock (after giving effect to the stock split effected by the Company on October 30, 2024 and the reverse stock split on December 05, 2024). These shares were issued to approximate total cash compensation of $400,000.

Wellgistics, LLC (closed in August 2024)

The total fair value of the initial purchase price consideration associated with the Wellgistics Acquisition was determined as follows:

Cash payment	$10,000,000	(1)
Note payable	15,000,000	(2)
Restricted common stock	15,000,000	(3)
	$40,000,000

(1)	Represents the cash consideration pursuant to the Wellgistics Acquisition, which is reflected as due to seller on the pro forma balance sheet. As per the Wellgistics MIPA, the closing cash payment of $10 million includes $1 million of which is payable in immediately available funds, and the remainder of which was due no later than 120 calendar days following effectiveness of the registration statement relating to our initial public offering. The Company’s planned initial recognition of this component is to record as a current liability at its fair value.

(2)	Represents the note payable to be issued to Strategix, Nomad, Jouska, and Brian Norton. As per the Wellgistics MIPA, the principal of the note is $15,000,000, payable in three equal annual installments commencing on February 14, 2026. The Company’s planned initial recognition of this component is to record the issuance of the note payable at fair value, which is estimated to be $15,000,000.

(3)	Represents the issuance of 3,999,335 shares of restricted Common Stock pursuant to the Wellgistics MIPA. 2,666,223 shares vest in equal annual installments, and 1,333,112 shares vest only upon the achievement of certain financial metrics. The 2,666,223 shares are not considered earn-out or contingent upon any event, and will vest annually. These shares only have restrictions with regards to transferability until the vesting occurs. The Company believes it is probable the remaining 1,333,112 shares will vest and not be subject to any repurchase. The Company’s planned initial recognition of this component is to account for the issuance of 3,999,335 shares of restricted Common Stock at a fair value of $15,000,000 as equity consideration included within the total purchase price consideration, including the recognition of $400 as Common Stock for the par value of the shares issued and $14,999,600 recognized as additional paid-in capital as per the pro forma balance sheet. The Company recognized the issuance of the 3,999,335 shares in its statement of changes in stockholders’ equity, recognized within the issued and outstanding shares.

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The Company has made a preliminary allocation of the purchase price in regard to the acquisition related to the assets acquired and the liabilities assumed as of the purchase date. The following table summarizes the purchase price allocation:

Total
Cash and cash equivalents	$901,113
Accounts receivable, net	2,695,280
Inventories	9,396,719
Goodwill	14,669,848
Customer relationship - Intangibles	11,256,067
Trademark - Intangibles	10,143,137
Other assets	833,730
Note receivable	139,771
Prepaid expenses and other assets	11,959
Property, plant and equipment, net	455,796
Investments in unconsolidated entity	17,671
Operating lease, right of use asset	1,258,141
Accounts payable	(4,649,741)
Accrued expenses and other liabilities	(758,009)
Current portion of debt obligations	(5,047,698)
Operating lease liability	(1,323,784)
Purchase price consideration	$40,000,000

The Company expects to identify intangible assets such as developed technology and customer relationships upon the business combination.

MANAGEMENT

The following is a list of our directors and executive officers as of May 5, 2024.

Name	Age	Position	Director Since
Brian Norton	46	Chief Executive Officer
Mark DiSiena	59	Chief Financial Officer
Dr. Shafaat Pirani	35	Chief Clinical Officer
Prashant Patel	50	Chief Strategy Officer and Vice Chairman of the Board	2022
Suren Ajjarapu	54	Chairman of the Board	2022
Michael L. Peterson*	62	Director	2025
Donald W. Anderson*	67	Director	2023
Rebecca Shanahan*	71	Director	2024

*Independent Director

Executive Officers

Mark DiSiena, has offered operational leadership and accounting oversight to clients through Cresset Advisors, a specialty consulting practice he founded to focus on the delivery of tailored interim CFO and advisory services, since November 2021. Mr. DiSiena also has served in related leadership roles, including as the Chief Financial Officer for both public and private companies including Kyruus Health, Titanium Healthcare, Decentral Life (OTC:WDLF), Cherokee Brands (NASDAQ:CHKE) and 4Medica. He has held management positions at Oracle-NetSuite, LVMH and Lucent Technologies/Bell Labs. In addition, he has consulted at notable companies that include PublicSq (NYSE:PSQH), World View Enterprises, ICON Aircraft, Cetera Financial Group, Countrywide Bank, Paramount Pictures and HauteLook. He began his career as an assurance auditor at PriceWaterhouseCoopers. DiSiena earned a Bachelor of Science degree with honors from New York University, an MBA from Stanford University and a law degree from Vanderbilt University. Mr. DiSiena is both a retired CPA and an attorney.

Non-Employee Directors

Michael L. Peterson, has served as President, Chief Executive Officer and as a member of the Board of Directors of the Lafayette Energy Corp., an oil and gas exploration and production company headquartered in Woods Cross, Utah, since May 2022. Between October 2023 and July 2024, Mr. Peterson served as President and CEO, and from July 2022 through July 2024, as a member of the Board of Directors, of Trio Petroleum Corp. (NYSE American: TPET), an oil and gas company with assets in the State of California. Since September 2021 Mr. Peterson has served as a member of the Board of Directors and as of October 2024, as audit committee chair of Ocean Biomedical, Inc., formerly Aesther Healthcare Acquisition Corp. (Nasdaq: OCEA), a former special purpose acquisition company which recently acquired a biopharmaceutical company. From September 2021 to February 2023, Mr. Peterson served as the Chair of the Audit Committee and a member of the Compensation Committee and Nominating and Corporate Governance Committee of Ocean Biomedical, Inc. Since February 2021, Mr. Peterson also has served on the board of directors and as the Chairman of the Audit Committee of Indonesia Energy Corporation Limited (NYSE American: INDO). Mr. Peterson previously served as the president of Nevo Motors, Inc. from December 2020 to June 2023, which was established to commercialize a range extender generator technology for the heavy-duty electric vehicle market but is currently non-operational. Mr. Peterson also previously served as the president of the Taipei Taiwan Mission of The Church of Jesus Christ of Latter-day Saints, in Taipei, Taiwan from June 2018 to June 2021. Furthermore, Mr. Peterson served as an independent member of the Board of Directors of Scienture Holdings, Inc. (formerly TRxADE HEALTH, Inc.) from August 2016 to May 2021 (Nasdaq: SCNX), and as an independent member of the Board of Directors, and as Chairman of the Audit Committee and member of the Compensation Committee and Nominating and Corporate Governance Committee of Scienture Holdings, Inc. from January 2023 to May 2024. From May 2016 to May 2018, Mr. Peterson served as the Chief Executive Officer of PEDEVCO Corp. (NYSE American: PED), a public company engaged primarily in the acquisition, exploration, development and production of oil and natural gas shale plays in the US from May 2016 to May 2018. Mr. Peterson served as Chief Financial Officer of PEDEVCO between July 2012 and May 2016, as Executive Vice President of Pacific Energy Development (PEDEVCO’s predecessor) from July 2012 to October 2014, and as PEDEVCO’s President from October 2014 to May 2018. Mr. Peterson joined Pacific Energy Development as its Executive Vice President in September 2011, assumed the additional office of Chief Financial Officer in June 2012, and served as a member of its board of directors from July 2012 to September 2013. Mr. Peterson formerly served as Interim President and CEO (from June 2009 to December 2011) and as director (from May 2008 to December 2011) of Pacific Energy Development, as a director (from May 2006 to July 2012) of Aemetis, Inc. (formerly AE Biofuels Inc.), a Cupertino, California-based global advanced biofuels and renewable commodity chemicals company (NASDAQ: AMTX), and as Chairman and Chief Executive Officer of Nevo Energy, Inc. (NEVE) (formerly Solargen Energy, Inc.), a Cupertino, California-based developer of utility-scale solar farms that he helped form in December 2008 (from December 2008 to July 2012). From 2005 to 2006, Mr. Peterson served as a managing partner of American Institutional Partners, a venture investment fund based in Salt Lake City. From 2000 to 2004, he served as a First Vice President at Merrill Lynch, where he helped establish a new private client services division to work exclusively with high-net-worth investors. From September 1989 to January 2000, Mr. Peterson was employed by Goldman Sachs & Co. in a variety of positions and roles, including as a Vice President. Mr. Peterson received his MBA at the Marriott School of Management and a BS in statistics/computer science from Brigham Young University.

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The backgrounds of our other directors and executive officers can be found in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 25, 2025, which is incorporated by reference into this prospectus.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Board Composition and Director Independence

The Company’s board of directors is comprised of five (5) directors and the Company has determined that Rebecca Shanahan, Michael L. Peterson, and Donald W. Anderson qualify as independent directors, as defined under the listing rules of Nasdaq.

Board Committees

Audit Committee

The Company’s audit committee consists of Donald W. Anderson, Rebecca Shanahan, and Michael L. Peterson, with Mr. Peterson serving as the chair of the committee. The Company’s board of directors determined that Mr. Peterson qualifies as an audit committee financial expert within the meaning of the rules and regulations of the SEC and meets the financial sophistication requirements of Nasdaq listing rules. In making this determination, the Company’s board of directors considered Mr. Peterson’s formal education and previous experience in financial roles.

The Company’s board of directors also has determined that each of the members of the audit committee will satisfy the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. Each member of the audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Company’s board of directors examined each audit committee member’s scope of experience and the nature of such committee member’s prior and/or current employment.

Both the Company’s independent registered public accounting firm and management periodically will meet privately with the Company’s audit committee. The functions of the audit committee will include, among other things:

●	evaluating the performance, independence and qualifications of the Company’s independent auditors and determining whether to retain the Company’s existing independent auditors or engage new independent auditors;
●	monitoring the integrity of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
●	reviewing the integrity, adequacy and effectiveness of the Company’s internal control policies and procedures;
●	preparing the audit committee report required by the SEC to be included in the Company’s annual proxy statement;
●	discussing the scope and results of the audit with the Company’s independent auditors, and reviewing with management and the Company’s independent auditors the Company’s interim and year-end operating results;
●	establishing and overseeing procedures for employees to submit concerns anonymously about questionable accounting or auditing matters;
●	reviewing the Company’s guidelines and policies on risk assessment and risk management;
●	reviewing and approving related party transactions;
●	obtaining and reviewing a report by the Company’s independent auditors at least annually, that describes the Company’s independent auditors internal quality control procedures, any material issues raised by review under such procedures, and any steps taken to deal with such issues when required by applicable law; and
●	approving (or, as permitted, pre-approving) all audit and non-audit services to be performed by the Company’s independent auditors.

The composition and function of the audit committee will comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations, and Nasdaq listing rules. The Company will comply with future requirements to the extent they become applicable to the Company.

Compensation Committee

The Company’s compensation committee consists of Donald W. Anderson, Rebecca Shanahan, and Michael L. Peterson, with Donald W. Anderson serving as the chair of the committee. The Company’s board of directors has determined that each of the members of the compensation committee will be a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and will satisfy the independence requirements of Nasdaq. The functions of the compensation committee will include, among other things:

●	approving the retention of compensation consultants and outside service providers and advisors;
●	reviewing and approving, or recommending that the Company’s board of directors approve, the compensation of the Company’s executive officers, including annual base salary, annual incentive bonuses, specific performance goals relevant to their compensation, equity compensation, employment;
●	reviewing and recommending to the Company’s board of directors the compensation of the Company’s directors;
●	administering and determining any award grants under the Company’s equity and non-equity incentive plans;
●	reviewing and evaluating succession plans for the Company’s executive officers;
●	preparing the compensation committee report required by the SEC to be included in the Company’s annual proxy statement; and
●	periodically reviewing the Company’s practices and policies of employee compensation as they relate to risk management and risk-taking incentives.

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The composition and function of its compensation committee will comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations, and Nasdaq listing rules. The Company will comply with future requirements to the extent they become applicable to the Company.

Nominating and Corporate Governance Committee

The Company’s nominating and corporate governance committee consists of Donald W. Anderson, Rebecca Shanahan, and Michael L. Peterson, with Rebecca Shanahan serving as the chair of the committee. The Company’s board of directors has determined that each of the members of the Company’s nominating and corporate governance committee will satisfy the independence requirements of Nasdaq. The functions of the nominating and corporate governance committee include, among other things:

●	identifying, evaluating, and recommending individuals qualified to become members of the Company’s board of directors and its committees;
●	evaluating the performance of the Company’s board of directors and of individual directors;
●	reviewing the Company’s environmental and social responsibility policies and practices;
●	developing and recommending corporate governance guidelines to the Company’s board of directors; and
●	overseeing an annual evaluation of the Company’s board of directors and management.

The composition and function of the nominating and corporate governance committee will comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations, and Nasdaq listing rules. The Company will comply with future requirements to the extent they become applicable to the Company.

Compensation Committee Interlocks and Insider Participation

None of the members of the Company’s compensation committee has at any time during the prior three years been an officer or employee of the Company. Furthermore, none of the Company’s executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s board of directors or compensation committee.

DIRECTOR COMPENSATION

Summary Independent Director Compensation Table

The following table provides information regarding all compensation awarded to, earned by or paid to each person who served as a non-executive director of the Company for some portion or all of 2024. Other than as set forth in the table and described more fully below, the Company did not pay any fees, make any equity or non-equity awards, or pay any other compensation, to its non-employee directors. All compensation paid to its employee directors is set forth in the tables summarizing executive officer compensation above.

Name	Fees Earned or paid in cash		Stock Awards*	Option Awards**	All Other Compensation	Total

Donald W. Anderson(1)	$50,000	(1)	$-	$-	$-	$-
Rebecca Shanahan(2)	$25,000	(2)	$-	$-	$-	$-
Sajid Syed(3)	$50,000	(3)	$-	$-	$-	$-
Michael L. Peterson(4)	$-		$-	$-	$-	$-

* Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of restricted shares and option awards are set forth in the Critical Accounting Estimates as disclosed in our Consolidated Financial Statements for the year ended December 31, 2024. The amount reported in this column reflects the accounting cost for these awards and does not correspond to the actual economic value that may be received by the director upon the vesting of the restricted shares, the exercise of the stock options, or any sale of the underlying shares of Common Stock.

24

** Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with the Black-Scholes option pricing model. The Black-Scholes model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include the per share fair value of the underlying Common Stock, exercise price, expected term, risk-free interest rate, expected annual dividend yield and the expected stock price volatility over the expected term. The Company estimates volatility by reference to the historical volatilities of the Company. The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues similar in duration to the expected term of the equity-settled award.

(1) Mr. Anderson joined the board of directors on November 4, 2023. Mr. Anderson earned cash compensation for serving on the board of directors in an aggregate amount of $50,000 during the year-ended December 31, 2024, pursuant to an agreement entered into by and between the Company and Mr. Anderson, all of which has been deferred and unpaid.

(2) Ms. Shanahan was appointed to the board of directors on August 13, 2024. Ms. Shanahan earned cash compensation for serving on the board of directors in an aggregate amount of $25,000 during the year-ended December 31, 2024, pursuant to an agreement entered into by and between the Company and Ms. Shanahan, all of which has been deferred and unpaid.

(3) Mr. Syed was appointed to the board of directors on February 10, 2024. Mr. Syed earned cash compensation for serving on the board of directors in an aggregate amount of $50,000 during the year-ended December 31, 2024, pursuant to an agreement entered into by and between the Company and Mr. Syed, $12,500 of which is accrued and unpaid. As previously disclosed, Mr. Syed resigned from the board of directors on April 9, 2025.

(4) Mr. Peterson was appointed to the board of directors on April 10, 2025, and, therefore, did not earn compensation for serving on the board of directors during the year ended December 31, 2024.

Independent Director Compensation Policy

We have entered into individual agreements with each of its independent directors. We have agreed to pay Mr. Anderson and Ms. Shanahan an annual cash retainer of $50,000 and Mr. Peterson an annual cash retainer of $120,000 per year. In addition, we agreed to carry director and officer insurance for Mr. Peterson and to make a one-time issuance of 200,000 shares of our Common Stock at a price per share equal to the fair market value of the Common Stock on the grant date. These 200,000 shares vest in equal amounts of a three year period beginning on the first anniversary date of the grant. Vesting accelerates if or when Mr. Peterson leaves the Company.

Our board of directors anticipates that Wellgistics Health will adopt a non-employee director compensation policy in the near future. The policy will be designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. We anticipate that each non-employee director will be eligible to receive cash retainers (which will be payable quarterly in arrears and prorated for partial years of service) and certain equity awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our Common Stock offered by this prospectus, and assuming no purchase of public shares in this offering, by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock;
●	each of our executive officers, directors and director nominees that beneficially owns Common Stock; and
●	all our executive officers, directors and director nominees as a group.

We have determined beneficial ownership in accordance with SEC rules. The information does not necessarily indicate beneficial ownership for any other purpose. A person is also deemed to be a beneficial owner of our Common Stock if that person has or shares voting power, which includes the power to vote or direct the voting of our Common Stock, or investment power, which includes the power to dispose of or to direct the disposition of such capital stock. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of Common Stock shown as beneficially owned by the stockholder.

25

The number of shares beneficially owned by each stockholder as described in this prospectus is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Wellgistics Health, Inc., 3000 Bayport Drive Suite 950, Tampa, FL 33607, (844) 203-6092. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

The information in the table below with respect to each stockholder has been obtained from that stockholder. Note that none of Wellgistics Health’s stockholders are also stockholders of Wellgistics, LLC.

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number	Percentage
Directors and Named Executive Officers:
Brian Norton(2)	12,244,188	17.04%
Prashant Patel(3)	10,990,247	15.29%
Suren Ajjarapu(4)	10,445,447	14.54%
Donald Anderson	244,720	—%
Rebecca Shanahan	244,720	—%
Shafaat Pirani	102,080	—%
Tim Canning(5)	—	—%
Michael L. Peterson	—	—%
All Directors and Executive Officers as a group	34,271,402	47.69%

Five Percent Holders:
Annapurna Gundlapalli, Trustee of the Annapurna Gundlapalli Revocable Trust 2010	8,944,000	12.45%
Patel Trust 2010	4,472,000	6.22%
Sandhya Ajjarapu, Trustee of the Sandhya Ajjarapu Revocable Trust 2007	4,463,200	6.21%

(1) The mailing address of all individuals listed is c/o Wellgistics Health, Inc., 3000 Bayport Drive Suite 950, Tampa, FL 33607.

(2) Includes (i) 9,044,720 shares owned directly by Mr. Norton, (ii) 2,399,601 shares owned by Strategix Global LLC, an entity in which Mr. Norton has a beneficial interest, and (iii) 799,867 shares owned by Nomad Capital LLC, an entity in which Mr. Norton has a beneficial interest.

(3) Includes (i) 4,118,247 shares owned directly by Mr. Patel, (ii) 4,472,000 shares owned by the Patel Trust 2010, for which Mr. Patel claims beneficial ownership, as co-trustee with his wife, Rina Patel, and (iii) 2,400,000 shares owned by Goldshield Health LLC, an entity that Mr. Patel beneficially owns and for which Mr. Patel thereby claims beneficial ownership.

(4) Includes (i) 2,882,247 shares owned directly by Mr. Ajjarapu, (ii) 4,463,200 shares owned by the Sandhya Ajjarapu Revocable Trust 2007, for which Mr. Ajjarapu claims beneficial ownership through his wife, Sandhya Ajjarapu, who serves as trustee, and (iii) 3,100,000 shares owned by Sansur Associates LLC, an entity that Mr. Ajjarapu beneficially owns and for which Mr. Ajjarapu thereby claims beneficial ownership.

(5) As previously described, Mr. Canning resigned as Chief Executive Officer of the Company effective February 28, 2025.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the compensation arrangements with our directors and executive officers incorporated by reference into the Registration Statement of which this prospectus forms a part, the following is a description of each transaction since January 1, 2024, and each currently proposed transaction in which (i) we have been or will be a participant; (ii) the amount involved exceeds or will exceed the lesser of $120,000 or one percent (1%) of the average of the our total assets at year-end for the last two completed fiscal years; and (iii) any of our directors, executive officers or beneficial holders of more than five percent (5%) of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Related Party Transactions

Wood Sage Membership Interest Purchase Agreement

During January of 2023, Wellgistics Health entered into a Membership Interest Purchase Agreement with Nikul Panchal, an individual resident of the State of Florida, in connection with the Wood Sage Acquisition. Wellgistics Health and Mr. Panchal amended and restated this agreement on June 16, 2024, whereby the parties revised the closing payment to be made by Wellgistics Health to Mr. Panchal to be 0.389 shares of Common Stock. The shares issued by Wellgistics Health to Mr. Panchal were meant to approximate total cash compensation of $400,000 with a 20% discount. Mr. Panchal currently is Wellgistics Health’s Vice President of Business Development and Sales in addition to being a Wellgistics Health stockholder.

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Wellgistics, LLC Membership Interest Purchase Agreement

During May 2023, Wellgistics Health entered into the Wellgistics MIPA regarding the Wellgistics Acquisition whereby Wellgistics Health agreed to acquire all of the outstanding membership interests of Wellgistics, LLC. Brian Norton is an employee of Wellgistics Health as well as the Chief Executive Officer of Wellgistics, LLC.

On August 4, 2023, Wellgistics Health and Wellgistics, LLC amended the Wellgistics MIPA to extend the termination date of the Wellgistics MIPA to no later than December 26, 2023, and designate Brian Norton as a representative who may act on behalf of all named sellers in the Wellgistics MIPA. On December 26, 2023, Wellgistics Health and Wellgistics, LLC further amended the Wellgistics MIPA to extend the termination date to March 29, 2024. On March 22, 2024, Wellgistics Health and Wellgistics, LLC further amended the Wellgistics MIPA to extend the termination date to August 31, 2024, and to provide for Wellgistics Health to extend such date for a maximum of ninety days, among other things.

On August 23, 2024, Wellgistics Health and Wellgistics, LLC entered into the Fourth Amendment to the Wellgistics MIPA, which amended the purchase price to be paid by Wellgistics Health for acquiring Wellgistics, LLC, the closing date of the transaction, and certain other terms and conditions. The parties further amended the Wellgistics MIPA on November 4, 2024, and March 6, 2025. As amended, the purchase consideration that Wellgistics Health agreed to pay Wellgistics, LLC under the revised Wellgistics MIPA consists of:

●	a closing cash payment of $10 million, $1 million of which was paid in immediately available funds to Zions Bank, a creditor of Wellgistics, LLC, by wire transfer, and the remainder of which is due no later than June 14, 2025;
●	a promissory note in the aggregate principal amount of $15 million plus simple interest accruing annually equal to the “Prime Rate” as published by the Wall Street Journal on January 1 of the applicable year, together payable in three equal annual installments commencing on February 14, 2026;
●	bonus payments in the form of Wellgistics Health Common Stock in an aggregate amount of 2,666,224 shares, after accounting for the reverse stock split that Wellgistics Health effected on December 5, 2024, that vest over three years commencing December 31, 2024;
●	shares of restricted Common Stock in an aggregate amount of up to 1,333,111 shares, after accounting for the reverse stock split that Wellgistics Health effected on December 5, 2024, that vest only if certain financial metrics are met, with unvested shares of Common Stock subject to repurchase by Wellgistics Health for a nominal purchase price if such financial metrics are not met (the “Financial Contingent Bonus Payments”); and
●	contingent bonus payments consisting of 50% cash and 50% Wellgistics Health Common Stock to the extent that Wellgistics Health’s EBITDA is in excess of 110% of certain established targets for each of the years ended December 31, 2024, December 31, 2025, and December 31, 2026.

The Financial Contingent Bonus Payments will vest, and therefore will no longer be subject to repurchase by Wellgistics Health, according to the following terms:

●	For the calendar year ending December 31, 2024: (i) 222,185 shares of Wellgistics Health Common Stock vest if the gross revenue of Wellgistics, LLC is greater than or equal to $47.2 million, and (ii) 222,185 shares of Wellgistics Health Common Stock vest if the net operating income of Wellgistics, LLC prior to the provision for (a) interest expense and interest income, (b) federal, state, local and foreign taxes based on the income or profits, and (c) depreciation and amortization (“EBITDA”) is greater than or equal to $4.2 million. However, each metric will have been deemed to have been met if the final financial metrics are at least ninety percent (90%) of each target. Further, the largest number of shares that can vest in calendar year 2024 is capped at 444,370 shares.
●	For the calendar year ending December 31, 2025: (i) 222,185 shares of Wellgistics Health Common Stock vest if the gross revenue of Wellgistics, LLC is greater than or equal to $57.7 million, and (ii) 222,185 shares of Wellgistics Health Common Stock vest if the EBITDA of Wellgistics, LLC is greater than or equal to $6.5 million. However, each metric will have been deemed to have been met if the final financial metrics are at least ninety percent (90%) of each target. Further, the largest number of shares that can vest in calendar year 2025 is capped at 444,370 shares.
●	For the calendar year ending December 31, 2026: (i) 222,185 shares of Wellgistics Health Common Stock vest if the gross revenue of Wellgistics, LLC is greater than or equal to $63.5 million, and (ii) 222,186 shares of Wellgistics Health Common Stock vest if the EBITDA of Wellgistics, LLC is greater than or equal to $7.5 million. However, each metric will have been deemed to have been met if the final financial metrics are at least ninety percent (90%) of each target. Further, the largest number of shares that can vest in calendar year 2026 is capped at 444,371 shares.

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On August 30, 2024, Wellgistics Health closed on the Wellgistics Acquisition, thereby making Wellgistics, LLC a wholly owned subsidiary of Wellgistics Health.

On April 14, 2025, the Company and Wellgistics, LLC further amended the Wellgistics MIPA to convert a cash payment of $1,500,000 owed by the Company to Strategix Global, LLC, an entity controlled by the Company’s Chief Executive Officer, into 333,333 shares of the Company’s Common Stock at the $4.50 initial public offering price (the “Converted Shares”). The Company shall issue the Converted Shares no later than June 14, 2025, the same date that the $1,500,000 cash payment was due. The Converted Shares will be subject to a 12-month lock-up agreement whereby Strategix Global, LLC will agree not to transfer or dispose of such Converted Shares, except in certain limited instances.

April 2025 Promissory Note

On April 4, 2025, the Company issued a promissory note (the “April 2025 Note”) to a Sansur Associates, LLC, an entity beneficially owned by Surendra Ajjarapu, the Chairman of the Company’s Board, in the principal amount of $500,000. The April 2025 Note bears interest at a rate equal to ten percent (10%) per annum, is unsecured, and matures on October 7, 2025. The Company may prepay any portion of the outstanding principal at any time without penalty. The Company used the proceeds received in connection with the Note for the payment of expenses in connection with the Company’s pursuit of a strategic transaction.

The April 2025 Note includes customary representations, warranties and covenants and sets forth certain events of default after which the outstanding principal may be declared immediately due and payable, including certain types of bankruptcy or insolvency events of default involving the Company.

Executive Employment Agreements

On January 18, 2024, the Company entered into an executive employment agreement with Tim Canning, our former Chief Executive Officer. The initial term of the agreement expires on December 31, 2026, and the term will be automatically renewed until the agreement is terminated pursuant to its terms. Mr. Canning’s initial annual base salary was $300,000 and such base salary was subject to adjustment by the compensation committee each year. Mr. Canning was also eligible to receive a yearly cash, stock, or equity bonus and a yearly performance bonus of up to 75% of his base salary. Such bonus amounts were determined by the compensation committee. In addition to certain customary benefits, Mr. Canning received a monthly apartment allowance of $2,500. As previously disclosed, Mr. Canning resigned from the Company, effective as of February 28, 2025. Mr. Canning’s decision to resign was not the result of any dispute or disagreement with the Company, the Company’s management or the Board on any matter relating to the Company’s operations, policies or practices.

On April 15, 2024, the Company entered into a contract agreement with Aletheia Strategic Advisory LLC (“Aletheia”), whereby Vishnu Balu—the sole member of Aletheia—agreed to serve as Wellgistics Health’s financial lead or Chief Financial Officer. The agreement may be terminated upon three-month notice unless Mr. Balu’s position is converted to another full-time position. In exchange for Mr. Balu service, Wellgistics Health committed to pay Mr. Balu an annual fee equal to $200,000. As previously disclosed, Mr. Balu resigned as the Company’s Chief Financial Officer effective as of April 22, 2025. Mr. Balu’s decision to resign is not the result of any dispute or disagreement with the Company, the Company’s management or the Company’s Board of Directors on any matter relating to the Company’s operations, policies or practices.

On February 28, 2025, the Company and Mr. Norton entered into an employment agreement (the “Norton Employment Agreement”) that provides for an annual base salary of $490,000. Mr. Norton’s base salary may increase as determined by the compensation committee of the Company’s Board of Directors in its sole discretion, and will increase by 5% in the event Mr. Norton meets at least 90% of certain annual performance metrics established by the compensation committee. Furthermore, Mr. Norton is eligible for a performance based bonus of up to 100% of his base salary as determined by the compensation committee that is contingent upon the achievement of certain performance objectives and a yearly discretionary cash stock or equity bonus in an amount determined by the compensation committee. The Norton Employment Agreement provides an automobile allowance of $1,000 per month and a relocation allowance of $15,000. Pursuant to the Norton Employment Agreement, the Company granted Restricted Stock Unit awards (“RSUs”) of 9,000,000 shares of the Company’s Common Stock to Mr. Norton that vest over three years in equal amounts contingent upon the Company realizing certain gross revenue and gross profit targets. In the event that Mr. Norton resigns for “good reason” or is terminated by the Company without “cause,” each as defined in the Norton Employment Agreement, or a change of control takes place, all outstanding and unvested RSUs will immediately accelerate and vest in full. Under the Norton Employment Agreement, Mr. Norton is eligible for other employee benefits in accordance with the Company’s policies and plans.

On April 22, 2025, the Company and Mr. DiSiena entered into an employment agreement (the “DiSiena Employment Agreement”) that provides for Mr. DiSiena to be paid an annual salary of $200,000 per year, which will increase to $275,000 per year upon the Company’s completion of a funding round in a minimum amount of $10 million. Mr. DiSiena also is eligible for a discretionary bonus as determined by the Company’s Board of Directors. Mr. DiSiena is eligible for other employee benefits in accordance with the Company’s policies and plans. In addition, the Company has agreed, pursuant to the DiSiena Employment Agreement, to issue 150,000 restricted shares of the Company’s Common Stock to Mr. DiSiena on or before July 21, 2025. These shares of Common Stock vest in equal annual installments, with the first installment vesting on December 31, 2025, contingent upon Mr. DiSiena remaining employed by and in good standing with the Company as of each vesting date. The DiSiena Employment Agreement is effective for 3 years and will be automatically renewed for successive one-year terms unless either party provides written notice of an intention to terminate employment.

Indemnification Agreements

On January 9, 2024, Wellgistics Health entered into an indemnification agreement with Tim Canning, its Chief Executive Officer. The agreement requires Wellgistics Health to indemnify Mr. Canning for certain expenses, including reasonable attorneys’ fees, incurred by him in certain actions or proceedings arising out of his services as our former Chief Executive Officer.

Wellgistics Health intends to enter into separate indemnification agreements with its other directors and executive officers that will, among other things, require Wellgistics Health to indemnify Wellgistics Health’s directors and executive officers for certain expenses, including reasonable attorneys’ fees, incurred by such directors and executive officers in generally any action or proceeding arising out of their services as directors or executive officers of Wellgistics Health or any other company or enterprise to which the person provides services at Wellgistics Health’s request. Wellgistics Health believes that indemnification agreements are necessary to attract and retain qualified persons as directors and officers. These indemnification provisions may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties, and may reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit Wellgistics Health and its stockholders. A stockholder’s investment may decline in value to the extent Wellgistics Health pays the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions.

Related Party Transaction Policy

Our board of directors intends to adopt a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are to be a participant, the amount involved exceeds $100,000 and a related person had or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Dykema Gossett PLLC.

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EXPERTS

The financial statements as of December 31, 2024, and December 31, 2023, incorporated by reference in this prospectus have been audited by Suri & Co., Chartered Accountants, an independent registered public accounting firm, as set forth in their report thereon, which and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Suri is a public accounting firm registered with the PCAOB.

information incorporated by reference

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed the Registration Statement on Form S-1 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. You should refer to the Registration Statement, including the exhibits and schedules attached to the Registration Statement and the information incorporated by reference, for further information about us and the securities being offered pursuant to this prospectus. The documents we are incorporating by reference into this prospectus are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 25, 2025; and

●	Our Current Reports on Form 8-K filed on February 26, 2025, February 28, 2025, March 6, 2025, March 21, 2025, March 27, 2025 , April 11, 2025, April 18, 2025 and April 24, 2025.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Registration Statement and prior to the effectiveness of such Registration Statement and all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements and information statements.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct oral or written requests to our corporate secretary, who can be contacted at 6308 Benjamin Rd, Suite 708, Tampa, Florida 33634 or (800) 261-0281. You may also access these documents, free of charge on the SEC’s website at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC the Registration Statement on Form S-1, which includes amendments and exhibits, under the Securities Act and the rules and regulations under the Securities Act for the registration of the Common Stock being offered by this prospectus. This prospectus, which constitutes a part of the Registration Statement, does not contain all the information that is in the Registration Statement and its exhibits and schedules. Statements in this prospectus that summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the Registration Statement. The Registration Statement and other public filings can be obtained from the SEC’s internet site at www.sec.gov.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of documents filed by us with the SEC are also available from us without charge, upon oral or written request to our Secretary, who can be contacted at 3000 Bayport Drive, Suite 950, Tampa, FL 33607 or (844) 203-6092. Our website addresses is www.wellgisticshealth.com. Information on, or that may be accessed through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

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INDEX TO FINANCIAL STATEMENTS

WOOD SAGE, LLC AND SUBSIDIARIES

WELLGISTICS, LLC

COMMUNITY SPECIALTY PHARMACY, LLC

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

F-1

 WOOD SAGE, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$50,563	$-
Accounts receivables	73,782	-
Inventories	43,741	-
Due from related parties	67,793	-
Total current assets	235,878	-
Intangible assets under development	991,736	-
Goodwill	740,207	-
Total assets	$1,967,821	$-

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$294,130	$15,428
Accrued expenses	241,726	-
Due to related parties	663,114	-
Note payable	1,300,000	-
Total Current Liabilities	2,498,970	15,428
Total liabilities	$2,498,970	$15,428

Commitments and contingencies

Members’ equity (deficit):
Members’ capital	1,878	-
Accumulated deficit	(533,027)	(15,428)
Total members’ equity (deficit)	(531,149)	(15,428)
Total liabilities and members’ equity (deficit)	$1,967,821	$-

The accompanying notes are an integral part of these financial statements.

F-2

WOOD SAGE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2023	2022

Net sales	$338,864	$-
Cost of sales	323,068	-
Gross profit (loss)	15,796	-

Operating expenses:
General and administrative expenses	533,395	15,228
Total operating expenses	533,395	15,228

Loss from operations	(517,599)	(15,228)

Net loss	$(517,599)	$(15,228)

The accompanying notes are an integral part of these financial statements.

F-3

WOOD SAGE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY

	Members’	Accumulated	Total Members’
	Capital	Deficit	Deficit

Balances at December 31, 2021	$-	$(200)	$(200)
Net loss	-	(15,228)	(15,228)
Balances at December 31, 2022	-	(15,428)	(15,428)
Capital contributions from members	1,878	-	1,878
Net loss	-	(517,599)	(517,599)
Balances at December 31, 2023	$1,878	$(533,027)	$(531,149)

The accompanying notes are an integral part of these financial statements.

F-4

WOOD SAGE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(517,599)	$(15,228)
Changes in operating assets and liabilities:
Accounts receivable	(30,759)	-
Inventories	27,988	-
Accounts payable	22,246	15,228
Accrued expenses	21,422	-
Due from / to related parties	595,322	-
Net cash used in operating activities	118,620	-
Cash flows from investing activities:
Payments made for intangible assets under development	(133,238)	-
Cash acquired in business combinations	63,303	-
Net cash provided by investing activities	(69,935)	-
Cash flows from financing activities:
Capital contributions from members	1,878	-
Net cash provided by financing activities	1,878	-
Net increase in cash and cash equivalents	50,563	-
Cash and cash equivalents at beginning of year	-	-
Cash and cash equivalents at end of year	$50,563	$-

Supplemental disclosure of non-cash investing and financing activities:
Note payable issued for business combinations	$1,300,000	$-
Short-term advances used to repay notes payable on behalf of Company	$225,000	$-

The accompanying notes are an integral part of these financial statements.

F-5

WOOD SAGE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies

Wood Sage, LLC (“Woodsage”, the “Company”) was formed as a limited liability company on June 26, 2014, when the Company’s Articles of Organization became effective upon filing with the Florida Department of State, Division of Corporations (the “DOC”).

The Company’s headquarters are in Tampa, Florida. Its fiscal year ends on December 31.

Acquisitions of CSP and APS

On January 20, 2023, Wood Sage, LLC (“Woodsage”), Community Specialty Pharmacy, LLC, a Florida limited liability company (“CSP”), and TRxADE HEALTH, Inc., a Delaware corporation(“TRxADE”) entered into a Membership Interest Purchase Agreement (the “CSP MIPA”), pursuant to which TRxADE sold and Woodsage acquired one hundred percent (100%) of the membership interest it owns in CSP in exchange for (i) One Hundred Thousand Dollars ($100,000) and (ii) all amounts due and payable to TRxADE from Woodsage under the Master Service Agreement (defined below). In January 2023, Danam and CSP entered into an Amendment to the CSP MIPA, pursuant to which the parties revised the Closing Payment to One Hundred Thousand Dollars ($100,000) plus any amounts owed under the Management Services Agreement (as defined in the CSP MIPA).

On January 20, 2023, Woodsage , Alliance Pharma Solutions, LLC, a Florida limited liability company (“APS”), and TRxADE entered into a Membership Interest Purchase Agreement (the “APS MIPA”), pursuant to which TRxADE sold and Woodsage acquired one hundred percent (100%) of the membership interest it owns in APS in exchange for (i) One Hundred Twenty Five Thousand Dollars ($125,000) and (ii) all amounts due and payable to TRxADE from Woodsage under the Master Service Agreement. In January 2023, Danam and APS entered into an Amendment to the APS MIPA (the “APS MIPA Amendment”), pursuant to which the parties revised the Closing Payment to One Million Two Hundred Thousand Dollars ($1,200,000) plus any amounts owed under the Management Service Agreement (as defined in the APS MIPA).

On May 22, 2023, Woodsage entered into a non-interest bearing promissory note (“Note”) with Integral (the successor in interest to TRxADE, “Integral”), which is owned by Suren Ajjarapu and Prashant Patel, to satisfy the purchase price under the CSP MIPA. Upon the satisfaction of all closing conditions, the CSP MIPA closed in August 2023 (see below).

On August 22, 2023, Woodsage entered into a non-interest bearing promissory note (“Note”) with Integral Health pursuant to which Integral made a certain loan to Woodsage in the amount of $1,300,000 to satisfy the purchase price under the CSP MIPA and APS MIPA. No later than 30 days after a change in control to Woodsage, the aggregate unpaid principal balance of the Note will be due and payable by Woodsage.

APS (d.b.a. DelivMeds) is developing a same day Pharma delivery software — Delivmeds.com and invested in SyncHealth MSO, LLC a managed services organization in January 2019, which investment was divested in February 2020. CSP is an accredited independent retail pharmacy with a focus on specialty medications and a community-based model offering home delivery services to patients.

Acquisition of membership interests by Danam Health, Inc.

In January 2023, Danam entered into a Membership Interest Purchase Agreement (the “Wood Sage MIPA”) with Nikul Panchal, an individual resident of the State of Florida (“Seller”). The Seller owns all of the membership interest in Wood Sage, LLC, a Florida limited liability company (the “Company”). Upon the closing of the transaction contemplated in the Wood Sage MIPA, Seller will own one hundred percent (100%) of the membership interests in Community Specialty Pharmacy, LLC (“CSP”) and Alliance Pharma Solutions, LLC (“APS”) which the Seller will sell and Danam will acquire in exchange for (i) Four Hundred Thousand Dollars ($400,000) and (ii) all amounts due and payable to Seller from Danam under the Management Agreement, (the “Closing Payment”).

F-6

In January 2023, the parties above entered into an Amendment to the Wood Sage MIPA, pursuant to which the parties revised the Closing Payment to Four Hundred Thousand Dollars ($400,000) plus any amounts owed under the Management Services Agreement (as defined in the Wood Sage MIPA).

In April 2023, the parties above entered into an Amendment to the Wood Sage MIPA, pursuant to which the parties revised the closing of the said agreement from April 30, 2023 to September 30, 2024. Upon the closure of the said transaction, Danam will own 100% of the membership interests in the Company as a part of Business combination (Refer Note 8 - Subsequent Events).

Basis of Presentation and Principles of Consolidation

The Company’s fiscal year ends on December 31.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

The consolidated financial statements include the accounts of Woodsage, APS and CSP since their respective acquisitions on August 22, 2023. All inter-company balances and transactions are eliminated on consolidation.

Liquidity

Historically, operations have been funded primarily positive operating cash flows, debt financing and capital contributions from its members. The Company has the ability to maintain the current level of spending or reduce expenditure to maintain operations.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

Use of Estimates

The preparation of the Company’s Consolidated Financial Statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the Consolidated Financial Statements. These estimates are based on information available through the date of the issuance of the Consolidated Financial Statements and actual results could differ from those estimates. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	provisions for income taxes and related valuation allowances and tax uncertainties;

●	recoverability of long-lived assets and their related estimated lives;

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, certificates of deposits and money market funds that are readily convertible into cash, all with original maturity dates of three months or less.

Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined on a first in first out basis. On a quarterly basis, we evaluate inventory for net realizable value using estimates based on historical experience, current or projected pricing trends, specific categories of inventory, age and expiration dates of on-hand inventory and manufacturer return policies. If actual conditions are less favorable than our assumptions, additional inventory write- downs may be required, and no reserve is maintained as obsolete or expired inventories are written off. We believe that the inventory valuation provides a reasonable approximation of the current value of inventory. There is no reserve for inventory obsolescence and inventory is not pledged during the periods presented.

F-7

Accounts Receivable

The Company’s receivables are from customers and are collectible within 90 days. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

Intangible Assets under Development

Research expenditure is recognized as an expense and Development expenditure that meets specified criteria is recognized as the cost of an intangible asset. The company has begun capitalizing the expenses related to the app Delivmeds as the management has determined that the Company’s app has crossed the research phase and has begun development.

Comprehensive Income (Loss)

Comprehensive income (loss) includes net income (loss) as well as other changes in members’ equity that result from transactions and economic events other than those with members. There was no difference between net income (loss) and comprehensive income (loss) presented in the consolidated financial statements for the periods ended December 31, 2023, and December 31, 2022.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

Level 1	Quoted prices are available in active markets for identical assets or liabilities.

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The carrying amounts of cash, accounts receivable, inventories and accounts payable approximate fair value because of the short-term nature of these instruments. The company does not have any long-term debt.

F-8

Revenue Recognition

The Company adopted Accounting Standards Codification (“ASC”) 606 on January 1, 2020, the new accounting guidance on revenue recognition. The Company is in the retail pharmacy business. and fills prescriptions for drugs written by a doctor and recognizes revenue at the time the patient confirms delivery of the prescription. Customer returns are not material. The following are the steps taken to recognize revenue.

Step One: Identify the contract with the customer — The prescription is written by a doctor for a customer and delivered to the Company. The prescription identifies the performance obligations in the contract. The Company fills the prescription and delivers to the Customer the prescription, fulfilling the contract. The collection is probable because there is confirmation that the customer has insurance for the reimbursement to the Company prior to filling of the prescription.

Step Two: Identify the performance obligations in the contract — Each prescription is distinct to the Customer.

Step Three: Determine the transaction price — The consideration is not variable. The transaction price is determined to be the price of the prescription at the time of delivery which considers the expected reimbursements from third party payors (e.g., pharmacy benefit managers, insurance companies and government agencies).

Step Four: Allocate the transaction price — The price of the prescription invoiced represents the expected amount of reimbursement from third party payors. There is no difference between contract price and “stand-alone selling price”.

Step Five: Recognize revenue when or as the entity satisfies a performance obligation — Revenue is recognized upon the delivery of the prescription.

Business Combinations

The Company accounts for acquisitions in which it obtains control of one or more businesses as a business combination. The purchase price of the acquired businesses is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of the purchase price over those fair values is recognized as goodwill. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments, in the period in which they are determined, to the assets acquired and liabilities assumed with the corresponding offset to goodwill. If the assets acquired are not a business, the Company accounts for the transaction or other event as an asset acquisition. Under both methods, the Company recognizes the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity. In addition, for transactions that are business combinations, the Company evaluates the existence of goodwill or a gain from a bargain purchase.

Goodwill

Goodwill is an asset representing the excess cost over the fair market value of net assets acquired in business combinations. In accordance with Intangibles - Goodwill and Other (Topic 350), goodwill is not amortized but is tested annually for impairment or on an interim basis when indicators of potential impairment exist. Goodwill is tested for impairment at the reporting unit level. The Company’s reporting units discrete financial information is available and management regularly reviews the operating results. For purposes of impairment testing, goodwill is allocated to the applicable reporting units based on the reporting structure.

The Company has the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. Qualitative factors assessed for each of the applicable reporting units include, but are not limited to, changes in macroeconomic conditions, industry and market considerations, cost factors, discount rates, competitive environments and financial performance of the reporting units. If the qualitative assessment indicates that it is more likely than not that the carrying value of a reporting unit exceeds its estimated fair value, a quantitative test is required.

F-9

The Company also has the option to proceed directly to the quantitative test. Under the quantitative impairment test, the estimated fair value of each reporting unit is compared to its carrying value, including goodwill. If the carrying value of the reporting unit including goodwill exceeds its fair value, an impairment charge equal to the excess would be recognized, up to a maximum amount of goodwill allocated to that reporting unit. Management can resume the qualitative assessment in any subsequent period for any reporting unit.

For 2023, management performed a qualitative impairment assessment of our reporting units, of which there were no indications that it was more likely than not that the fair value of our reporting units were less than their respective carrying values. As such, a quantitative goodwill test was not required, and no goodwill impairment was recognized in 2023.

Concentration of Credit Risks and Major Customers

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to Federal Deposit Insurance Corp limits. During the years ended December 31, 2023 and 2022, no sales to customers represented greater than 10% of revenue.

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under both federal and state provisions. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, each member reports on their income tax return their proportionate share of the Company’s taxable income and tax credits.

Recent Accounting Pronouncements

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these consolidated financial statements. The pronouncements did not have any material impact on the consolidated financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Accounting Pronouncements Recently Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (ASC 326), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to U.S.GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The effective date of the new guidance as amended by ASU No. 2019-10 is fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted ASU 2016-13 effective January 1, 2023 the company determined that the update applied to trade receivables, but there is no material impact to the consolidated financial statements from the adoption of ASU 2016-13.

Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases, to provide guidance for the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of-use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The provisions of this standard also apply to situations where the Company is the lessor. The Company plans to adopt this new guidance when it acquires any new leases.

F-10

Note 2. Going Concern

The Company has a net loss of $517,599 for the year ended December 31,2023 and members’ deficit of $531,149 as of December 31, 2023. The Company’s situation raises a substantial doubt on whether the entity can continue as a going concern in the next twelve months.

The Company’s ability to continue as a going concern in the next twelve months following the date the consolidated financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results.

Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. During the next twelve months, the Company intends to fund its operations through debt and/or equity financing.

There are no assurances that management will be able to raise capital on terms acceptable to the Company. If it is unable to obtain sufficient amount of additional capital, it may be required to reduce the scope of its planned development, which could harm its business, financial condition, and operating results. The accompanying consolidated financial statements do not include any adjustments that might result from these uncertainties.

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

Note 3. Business Combinations

The Company evaluated the acquisitions of APS and CSP pursuant to ASC 805 and ASU 2017-01, Topic 805, Business Combinations. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed in a business combination be measured at their estimated respective fair values as of the closing date of the acquisition. Goodwill recognized in connection with this transaction represents primarily the potential economic benefits that the Company believes may arise from the acquisition.

The Company has made an allocation of the purchase price in regard to the acquisition related to the assets acquired and the liabilities assumed as of the purchase date. The following table summarizes the purchase price allocation:

	APS	CSP	Total
Cash and cash equivalents	$1,050	$62,253	$63,303
Accounts receivables	-	43,023	43,023
Inventories	-	71,728	71,728
Prepaid expenses and other assets	-	465	465
Intangible assets under development	858,498	-	858,498
Goodwill	404,765	335,443	740,207
Accounts payable	(64,313)	(192,142)	(256,455)
Other current liabilities	-	(220,770)	(220,770)
Purchase price consideration	$1,200,000	$100,000	$1,300,000

Goodwill is primarily attributable to the go-to-market synergies that are expected to arise as a result of the acquisition and other intangible assets that do not qualify for separate recognition. The goodwill is not deductible for tax purposes. The results of APS and CSP have been included in the consolidated financial statements since the date of acquisition.

F-11

Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information presents the Company’s financial results as if the APS and CSP acquisitions had occurred as of January 1, 2022. The unaudited pro forma financial information is not necessarily indicative of what the financial results actually would have been had the acquisitions been completed on this date. In addition, the unaudited pro forma financial information is not indicative of, nor does it purport to project, the Company’s future financial results. The unaudited pro forma information does not give effect to any estimated and potential cost savings or other operating efficiencies that could result from the acquisition:

	Year Ended
	December 31,
	2023	2022
Net sales	$1,189,617	$889,379
Net loss	$(1,054,916)	$(515,953)

Note 4. Intangible Assets under Development

Intangible assets under development of the company consists of the following:

	December 31,
	2023	2022
Internal development cost - Delivmeds	$991,736	$-

Note 5. Note Payable

On August 22, 2023, Woodsage entered into a non-interest bearing promissory note (“Note”) with Integral Health pursuant to which Integral made a certain loan to Woodsage in the amount of $1,300,000 to satisfy the purchase price under the CSP MIPA and APS MIPA. No later than 30 days after a change in control to Woodsage, the aggregate unpaid principal balance of the Note will be due and payable by Woodsage. As of the date of these consolidated financial statements, the Note is still outstanding.

Note 6. Related Party Transactions

As of December 31, 2023, the Company’s subsidiaries had $663,114 in amounts due to TRxADE, the Seller. The advances are unsecured, non-interest bearing and due on demand.

As of December 31, 2023, CSP had $67,793 in amounts due from Danam. The advances are unsecured, non-interest bearing and due on demand.

Note 7. Accrued Expenses

Accrued Expenses consist of the following:

	December 31,
	2023	2022
Accrued salaries and wages	$234,526	$-
Accrued professional fees	7,200	-
	$241,726	$-

Note 8. Commitments and Contingencies

From time to time, the Company is involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable.

F-12

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 9. Subsequent Events

On February 12, 2024, Danam entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Assure Holdings, Corp. (“Assure”) and Assure Merger Corp., a newly formed wholly-owned subsidiary of Assure (“Assure Merger”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by the stockholders of Assure and Danam, Assure Merger will be merged with and into Danam (the “Merger”), with Danam surviving the Merger as a wholly-owned subsidiary of Assure. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”): (i) each share of Danam capital stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become the right to receive the applicable per share portion of the “merger consideration” as set forth in the allocation statement to be delivered pursuant to the Merger Agreement (“merger consideration” is defined in the Merger Agreement to mean a number of shares of common stock of Assure equal to (a) the quotient obtained by dividing (i) the number of shares of Assure capital stock on a fully diluted basis (the “Assure Fully Diluted Share Number”) by (ii) the quotient of (A) the adjusted value of Assure dividend by (B) the sum of the adjusted value of Assure and the adjusted value of Danam, minus (b) the Assure Fully Diluted Share Number minus (c) the number of shares of common stock of Assure the warrants of Danam will become exercisable for upon closing of the Merger); (ii) each outstanding warrant of Danam will be assumed by Assure and become a warrant to purchase an adjusted number of shares of common stock of Assure, at an adjusted exercise price per share but subject to the same terms and conditions as the warrant of Danam.

Following closing of the Merger, the former Assure equity holders immediately before the Merger are expected to own approximately 10% of the outstanding capital stock of the combined company on a fully diluted basis and the equity holders of Danam immediately before the Merger are expected to own approximately 90% of the outstanding capital stock of the combined company on a fully diluted basis.

Upon closing of the Merger, Assure will be renamed Danam Health Holdings Corp. Suren Ajjarapu will serve as Chairman of the Board of Directors and Tim Canning will serve as the Chief Executive Officer of the combined company. The Merger Agreement provides that the Board of Directors of the combined company will be comprised of five members which will be filled upon completion of the Merger to be designated by Danam.

The Merger Agreement contains customary representations, warranties and covenants of Assure and Danam, including covenants relating to the conduct of the business of both Assure and Danam from the date of signing the Merger Agreement through closing of the Merger, obtaining the requisite approval of the stockholders of Assure and Danam and maintain the listing of the common stock of Assure on the NASDAQ Capital Market and applying for the continued listing of Danam after the closing of the Merger on the NASDAQ Capital Market. Under the terms of the Merger Agreement, Assure has also agreed not to solicit from any person an acquisition proposal (as defined in the Merger Agreement) for Assure.

F-13

In connection with the Merger, Assure will prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will contain a prospectus and a proxy statement, and will seek the approval of Assure’s stockholders with respect to certain actions, including the following (collectively, the “Assure Stockholder Proposals”):

(i) the Sale transaction (as defined in the Merger Agreement;

(ii) the Merger;

(iii) the change of control of Assure resulting from the transactions contemplated by this Agreement pursuant to the rules of NASDAQ;

(iv) the post-closing equity plan for Assure;

(v) the post-closing board composition;

(vi) an amendment to the certificate of incorporation of Assure to effect a reverse stock split; and

(vii) an amendment to the certificate of incorporation of Assure to change the name of Assure.

The Board has agreed to recommend the approval of the Assure Stockholder Proposals to the stockholders and to solicit proxies in support of the approval of the Assure Stockholder Proposals at a meeting of the stockholders to be held for that purpose.

The Merger Agreement contains a limited contractual ability for the Board, in accordance with its fiduciary duties to the stockholders, to change its recommendation to the stockholders upon receipt of a superior proposal subject to certain terms and conditions therein, including providing Danam notice of the superior proposal and time to make a counter-proposal to amend the terms of the Merger Agreement.

Under the Merger Agreement, Assure has agreed to maintain certain indemnity rights (including advancing expenses) of the current officers and directors of Assure as they exist in the governing documents of Assure and maintain director and officers insurance for a period of 6 years following the closing of the Merger.

The closing of the Merger is subject to customary closing conditions, including, among other things, (i) the required approval of the stockholders of Assure and Danam, (ii) the accuracy of the representations and warranties of the parties made in the Merger Agreement, subject to materiality qualifiers, (iii) compliance by the parties with their respective covenants under the Merger Agreement, and (iv) the approval of NASDAQ of the continued listing of Danam after the closing of the Merger. Further, closing of the Merger is conditioned on the simultaneous closing of a sale transaction of Assure’s assets. The obligation of Assure is conditioned upon Danam completing acquisition transactions as set forth in the Merger Agreement, including completing the acquisitions of (a) all of the membership interests in Wood Sage, LLC, a Florida limited liability company and (b) all of the membership interests in Wellgistics, set forth in the applicable acquisition transactions agreements, both such acquisition transactions to close prior to or concurrent with the Merger. The obligation of Danam to close the Merger is also subject to satisfaction of certain additional conditions, including, among other things, (i) no Assure material adverse effect, (ii) Assure having performed its obligations under the agreement governing the sale transaction, (iii) Assure completing a wind down of its business, (iv) the reverse split having been consummated, and (v) Assure having a maximum amount of $500,000 in retained liabilities.

Management has evaluated subsequent events through April 24, 2024, the date the consolidated financial statements were available to be issued.

F-14

WOOD SAGE, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$40,106	$50,563
Accounts receivables	97,880	73,782
Inventories	48,479	43,741
Due from related parties	-	67,793
Total current assets	186,465	235,878
Intangible assets under development	1,003,240	991,736
Goodwill	740,207	740,207
Total assets	$1,929,912	$1,967,821

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$281,645	$294,130
Accrued expenses	240,830	241,726
Due to related parties	895,808	663,114
Note payable	1,300,000	1,300,000
Total liabilities	2,718,283	2,498,970

Commitments and contingencies

Members’ equity (deficit):
Members’ capital	1,878	1,878
Accumulated deficit	(790,249)	(533,027)
Total members’ equity (deficit)	(788,371)	(531,149)
Total liabilities and members’ equity (deficit)	$1,929,912	$1,967,821

The accompanying notes are an integral part of these financial statements.

F-15

WOOD SAGE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
	2024	2023

Net sales	$168,510	$-
Cost of sales	127,489	-
Gross profit	41,021	-

Operating expenses:
General and administrative	298,243	3,600
Total operating expenses	298,243	3,600

Loss from operations	(257,222)	(3,600)

Net loss	$(257,222)	$(3,600)

The accompanying notes are an integral part of these financial statements.

F-16

WOOD SAGE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY

	Members’	Accumulated	Total Members’
	Capital	Deficit	Deficit

Balances at December 31, 2022	$-	$(15,428)	$(15,428)
Net loss	-	(3,600)	(3,600)
Balances at March 31, 2023	$-	$(19,028)	$(19,028)

Balances at December 31, 2023	$1,878	$(533,027)	$(531,149)
Net loss	-	(257,222)	(257,222)
Balances at March 31, 2024	$1,878	$(790,249)	$(788,371)

The accompanying notes are an integral part of these financial statements.

F-17

WOOD SAGE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(257,222)	$(3,600)
Changes in operating assets and liabilities:
Accounts receivable	(24,098)	-
Inventories	(4,738)	-
Accounts payable	(11,855)	4,650
Accrued expenses	(896)	-
Due from / to related parties	300,487	-
Net cash provided by operating activities	1,677	1,050
Cash flows from investing activities:
Payments made for intangible assets under development	(12,134)	-
Net cash used in investing activities	(12,134)	-
Net change in cash and cash equivalents	(10,457)	1,050
Cash and cash equivalents at beginning of period	50,563	-
Cash and cash equivalents at end of period	$40,106	$1,050

The accompanying notes are an integral part of these financial statements.

F-18

WOOD SAGE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies

Wood Sage, LLC (“Wood Sage”, the “Company”) was formed as a limited liability company on June 26, 2014, when the Company’s Articles of Organization became effective upon filing with the Florida Department of State, Division of Corporations (the “DOC”).

The Company’s headquarters are in Tampa, Florida. Its fiscal year ends on December 31.

Acquisitions of CSP and APS

On January 20, 2023, Wood Sage, LLC (“Wood Sage”), Community Specialty Pharmacy, LLC, a Florida limited liability company (“CSP”), and TRxADE HEALTH, Inc., a Delaware corporation(“TRxADE”) entered into a Membership Interest Purchase Agreement (the “CSP MIPA”), pursuant to which TRxADE sold and Wood Sage acquired one hundred percent (100%) of the membership interest it owns in CSP in exchange for (i) One Hundred Thousand Dollars ($100,000) and (ii) all amounts due and payable to TRxADE from Wood Sage under the Master Service Agreement (defined below). In January 2023, Danam and CSP entered into an Amendment to the CSP MIPA, pursuant to which the parties revised the Closing Payment to One Hundred Thousand Dollars ($100,000) plus any amounts owed under the Management Services Agreement (as defined in the CSP MIPA).

On January 20, 2023, Wood Sage, Alliance Pharma Solutions, LLC, a Florida limited liability company (“APS”), and TRxADE entered into a Membership Interest Purchase Agreement (the “APS MIPA”), pursuant to which TRxADE sold and Wood Sage acquired one hundred percent (100%) of the membership interest it owns in APS in exchange for (i) One Hundred Twenty Five Thousand Dollars ($125,000) and (ii) all amounts due and payable to TRxADE from Wood Sage under the Master Service Agreement. In January 2023, Danam and APS entered into an Amendment to the APS MIPA (the “APS MIPA Amendment”), pursuant to which the parties revised the Closing Payment to One Million Two Hundred Thousand Dollars ($1,200,000) plus any amounts owed under the Management Service Agreement (as defined in the APS MIPA).

On May 22, 2023, Wood Sage entered into a non-interest bearing promissory note (“Note”) with Integral (the successor in interest to TRxADE, “Integral”), which is owned by Suren Ajjarapu and Prashant Patel, to satisfy the purchase price under the CSP MIPA. Upon the satisfaction of all closing conditions, the CSP MIPA closed in August 2023 (see below).

On August 22, 2023, Wood Sage entered into a non-interest bearing promissory note (“Note”) with Integral Health pursuant to which Integral made a certain loan to Wood Sage in the amount of $1,300,000 to satisfy the purchase price under the CSP MIPA and APS MIPA. No later than 30 days after a change in control to Wood Sage, the aggregate unpaid principal balance of the Note will be due and payable by

Wood Sage.

APS (d.b.a. DelivMeds) is developing a same day Pharma delivery software — Delivmeds.com and invested in SyncHealth MSO, LLC a managed services organization in January 2019, which investment was divested in February 2020. CSP is an accredited independent retail pharmacy with a focus on specialty medications and a community-based model offering home delivery services to patients.

Acquisition of membership interests by Danam Health, Inc.

In January 2023, Danam entered into a Membership Interest Purchase Agreement (the “Wood Sage MIPA”) with Nikul Panchal, an individual resident of the State of Florida (“Seller”). The Seller owns all of the membership interest in Wood Sage, LLC, a Florida limited liability company (the “Company”). Upon the closing of the transaction contemplated in the Wood Sage MIPA, Seller will own one hundred percent (100%) of the membership interests in Community Specialty Pharmacy, LLC (“CSP”) and Alliance Pharma Solutions, LLC (“APS”) which the Seller will sell and Danam will acquire in exchange for (i) Four Hundred Thousand Dollars ($400,000) and (ii) all amounts due and payable to Seller from Danam under the Management Agreement, (the “Closing Payment”).

F-19

In January 2023, the parties above entered into an Amendment to the Wood Sage MIPA, pursuant to which the parties revised the Closing Payment to Four Hundred Thousand Dollars ($400,000) plus any amounts owed under the Management Services Agreement (as defined in the Wood Sage MIPA).

In April 2023, the parties above entered into an Amendment to the Wood Sage MIPA, pursuant to which the parties revised the closing of the said agreement from April 30, 2023, to September 30, 2024. Upon the closure of the said transaction, Danam will own 100% of the membership interests in the Company as a part of Business combination (Refer Note 8 — Subsequent Events).

Basis of Presentation and Principles of Consolidation

The Company’s fiscal year ends on December 31.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

The consolidated financial statements include the accounts of Wood Sage, APS and CSP since their respective acquisitions on August 22, 2023. All inter-company balances and transactions are eliminated on consolidation.

Liquidity

Historically, operations have been funded primarily positive operating cash flows, debt financing and capital contributions from its members. The Company has the ability to maintain the current level of spending or reduce expenditure to maintain operations.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

Use of Estimates

The preparation of the Company’s Consolidated Financial Statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the Consolidated Financial Statements. These estimates are based on information available through the date of the issuance of the Consolidated Financial Statements and actual results could differ from those estimates. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	provisions for income taxes and related valuation allowances and tax uncertainties;
●	recoverability of long-lived assets and their related estimated lives;

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, certificates of deposits and money market funds that are readily convertible into cash, all with original maturity dates of three months or less.

Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined on a first in first out basis. On a quarterly basis, we evaluate inventory for net realizable value using estimates based on historical experience, current or projected pricing trends, specific categories of inventory, age and expiration dates of on-hand inventory and manufacturer return policies. If actual conditions are less favorable than our assumptions, additional inventory write downs may be required, and no reserve is maintained as obsolete or expired inventories are written off. We believe that the inventory valuation provides a reasonable approximation of the current value of inventory. There is no reserve for inventory obsolescence and inventory is not pledged during the periods presented.

F-20

Accounts Receivable

The Company’s receivables are from customers and are collectible within 90 days. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

Intangible Assets under Development

Research expenditure is recognized as an expense and Development expenditure that meets specified criteria is recognized as the cost of an intangible asset. The company has begun capitalizing the expenses related to the app DelivMeds as the management has determined that the Company’s app has crossed the research phase and has begun development.

Comprehensive Income (Loss)

Comprehensive income (loss) includes net income (loss) as well as other changes in members’ equity that result from transactions and economic events other than those with members. There was no difference between net income (loss) and comprehensive income (loss) presented in the consolidated financial statements for the periods ended December 31, 2023, and December 31, 2022.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

Level 1	Quoted prices are available in active markets for identical assets or liabilities.

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The carrying amounts of cash, accounts receivable, inventories and accounts payable approximate fair value because of the short-term nature of these instruments. The company does not have any long-term debt.

F-21

Revenue Recognition

The Company adopted Accounting Standards Codification (“ASC”) 606 on January 1, 2020, the new accounting guidance on revenue recognition. The Company is in the retail pharmacy business. and fills prescriptions for drugs written by a doctor and recognizes revenue at the time the patient confirms delivery of the prescription. Customer returns are not material. The following are the steps taken to recognize revenue.

Step One: Identify the contract with the customer — The prescription is written by a doctor for a customer and delivered to the Company. The prescription identifies the performance obligations in the contract. The Company fills the prescription and delivers to the Customer the prescription, fulfilling the contract. The collection is probable because there is confirmation that the customer has insurance for the reimbursement to the Company prior to filling of the prescription.

Step Two: Identify the performance obligations in the contract — Each prescription is distinct to the Customer.

Step Three: Determine the transaction price — The consideration is not variable. The transaction price is determined to be the price of the prescription at the time of delivery which considers the expected reimbursements from third party payors (e.g., pharmacy benefit managers, insurance companies and government agencies).

Step Four: Allocate the transaction price — The price of the prescription invoiced represents the expected amount of reimbursement from third party payors. There is no difference between contract price and “stand-alone selling price”.

Step Five: Recognize revenue when or as the entity satisfies a performance obligation — Revenue is recognized upon the delivery of the prescription.

Business Combinations

The Company accounts for acquisitions in which it obtains control of one or more businesses as a business combination. The purchase price of the acquired businesses is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of the purchase price over those fair values is recognized as goodwill. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments, in the period in which they are determined, to the assets acquired and liabilities assumed with the corresponding offset to goodwill. If the assets acquired are not a business, the Company accounts for the transaction or other event as an asset acquisition. Under both methods, the Company recognizes the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity. In addition, for transactions that are business combinations, the Company evaluates the existence of goodwill or a gain from a bargain purchase.

Goodwill

Goodwill is an asset representing the excess cost over the fair market value of net assets acquired in business combinations. In accordance with Intangibles — Goodwill and Other (Topic 350), goodwill is not amortized but is tested annually for impairment or on an interim basis when indicators of potential impairment exist. Goodwill is tested for impairment at the reporting unit level. The Company’s reporting of discrete financial information is available and management regularly reviews the operating results. For purposes of impairment testing, goodwill is allocated to the applicable reporting units based on the reporting structure.

The Company has the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. Qualitative factors assessed for each of the applicable reporting units include, but are not limited to, changes in macroeconomic conditions, industry and market considerations, cost factors, discount rates, competitive environments and financial performance of the reporting units. If the qualitative assessment indicates that it is more likely than not that the carrying value of a reporting unit exceeds its estimated fair value, a quantitative test is required.

F-22

The Company also has the option to proceed directly to the quantitative test. Under the quantitative impairment test, the estimated fair value of each reporting unit is compared to its carrying value, including goodwill. If the carrying value of the reporting unit including goodwill exceeds its fair value, an impairment charge equal to the excess would be recognized, up to a maximum amount of goodwill allocated to that reporting unit. Management can resume the qualitative assessment in any subsequent period for any reporting unit.

For 2023, management performed a qualitative impairment assessment of our reporting units, of which there were no indications that it was more likely than not that the fair value of our reporting units was less than their respective carrying values. As such, a quantitative goodwill test was not required, and no goodwill impairment was recognized in 2023.

Concentration of Credit Risks and Major Customers

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to Federal Deposit Insurance Corp limits. During the years ended December 31, 2023 and 2022, no sales to customers represented greater than 10% of revenue.

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under both federal and state provisions. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, each member reports on their income tax return their proportionate share of the Company’s taxable income and tax credits.

Recent Accounting Pronouncements

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these consolidated financial statements. The pronouncements did not have any material impact on the consolidated financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Accounting Pronouncements Recently Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (ASC 326), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to U.S. GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The effective date of the new guidance as amended by ASU No. 2019-10 is fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted ASU 2016-13 effective January 1, 2023, the company determined that the update applied to trade receivables, but there is no material impact to the consolidated financial statements from the adoption of ASU 2016-13.

Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases, to provide guidance for the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of- use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The provisions of this standard also apply to situations where the Company is the lessor. The Company plans to adopt this new guidance when it acquires any new leases.

F-23

Note 2. Going Concern

The Company has a net loss of $517,599 for the year ended December 31,2023 and members’ deficit of $531,149 as of December 31, 2023. The Company’s situation raises a substantial doubt on whether the entity can continue as a going concern in the next twelve months.

The Company’s ability to continue as a going concern in the next twelve months following the date the consolidated financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results.

Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. During the next twelve months, the Company intends to fund its operations through debt and/or equity financing.

There are no assurances that management will be able to raise capital on terms acceptable to the Company. If it is unable to obtain sufficient amount of additional capital, it may be required to reduce the scope of its planned development, which could harm its business, financial condition, and operating results. The accompanying consolidated financial statements do not include any adjustments that might result from these uncertainties.

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

Note 3. Business Combinations

The Company evaluated the acquisitions of APS and CSP pursuant to ASC 805 and ASU 2017-01, Topic 805, Business Combinations. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed in a business combination be measured at their estimated respective fair values as of the closing date of the acquisition. Goodwill recognized in connection with this transaction represents primarily the potential economic benefits that the Company believes may arise from the acquisition.

The Company has made an allocation of the purchase price in regard to the acquisition related to the assets acquired and the liabilities assumed as of the purchase date. The following table summarizes the purchase price allocation:

	APS	CSP	Total
Cash and cash equivalents	$1,050	$62,253	$63,303
Accounts receivables	-	43,023	43,023
Inventories	-	71,728	71,728
Prepaid expenses and other assets	-	465	465
Intangible assets under development	858,498	-	858,498
Goodwill	404,765	335,443	740,207
Accounts payable	(64,313)	(192,142)	(256,455)
Other current liabilities	-	(220,770)	(220,770)
Purchase price consideration	$1,200,000	$100,000	$1,300,000

Goodwill is primarily attributable to the go-to-market synergies that are expected to arise as a result of the acquisition and other intangible assets that do not qualify for separate recognition. The goodwill is not deductible for tax purposes. The results of APS and CSP have been included in the consolidated financial statements since the date of acquisition.

F-24

Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information presents the Company’s financial results as if the APS and CSP acquisitions had occurred as of January 1, 2022. The unaudited pro forma financial information is not necessarily indicative of what the financial results actually would have been had the acquisitions been completed on this date. In addition, the unaudited pro forma financial information is not indicative of, nor does it purport to project, the Company’s future financial results. The unaudited pro forma information does not give effect to any estimated and potential cost savings or other operating efficiencies that could result from the acquisition:

	Year Ended
	December 31,
	2023	2022
Net sales	$1,189,617	$889,379
Net loss	$(1,054,916)	$(515,953)

Note 4. Intangible Assets under Development

Intangible assets under development of the company consists of the following:

	December 31,
	2023	2022
Internal development cost - Delivmeds	$991,736	$-

Note 5. Note Payable

On August 22, 2023, Wood Sage entered into a non-interest bearing promissory note (“Note”) with Integral Health pursuant to which Integral made a certain loan to Wood Sage in the amount of $1,300,000 to satisfy the purchase price under the CSP MIPA and APS MIPA. No later than 30 days after a change in control to Wood Sage, the aggregate unpaid principal balance of the Note will be due and payable by Wood Sage. As of the date of these consolidated financial statements, the Note was still outstanding.

Note 6. Related Party Transactions

As of December 31, 2023, the Company’s subsidiaries had $663,114 in amounts due to TRxADE, the Seller. The advances are unsecured, non-interest bearing and due on demand.

As of December 31, 2023, CSP had $67,793 in amounts due from Danam. The advances are unsecured, non-interest bearing and due on demand.

Note 7. Accrued Expenses

Accrued Expenses consist of the following:

	December 31,
	2023	2022
Accrued salaries and wages	$234,526	$-
Accrued professional fees	7,200	-
	$241,726	$-

Note 8. Commitments and Contingencies

From time to time, the Company is involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable.

F-25

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 9. Subsequent Events

Acquisition of membership interests in Wood Sage, LLC

On June 16, 2024, Danam and the Company amended and restated the Wood Sage MIPA and closed on Danam’s acquisition of the Company. The amended and restated Wood Sage MIPA whereby the parties revised the closing payment to be made by Danam to Mr. Panchal to be 0.389 shares of Danam Common Stock. The shares issued by Danam to Mr. Panchal were meant to approximate total cash compensation of $400,000 with a 20% discount. As a result, Danam acquired all issued and outstanding interests in the Company as of June 16, 2024.

Membership Interest Purchase Agreement — Danam Health, Inc. and Wellgistics, LLC

On May 11, 2023, Danam entered into a membership interest purchase agreement (the “Wellgistics MIPA”) with Wellgistics, LLC (“Wellgistics”), Strategix, Nomad Capital, LLC, and Jouska Holdings LLC (each, a “Seller” and collectively, “Sellers”). Upon the closing of the transaction contemplated in the Wellgistics MIPA, Sellers will sell, and Danam will acquire, all outstanding membership interests of Wellgistics.

The Parties amended the Wellgistics MIPA on August 04, 2023, extending the last day by which the Purchase Agreement (“Amendment”) could be consummated to December 26, 2023, and the Parties desire to amend the Purchase Agreement and Amendment to modify such date;

The Parties amended the Wellgistics MIPA on December 26, 2023, extending the last day by which the Purchase Agreement (“Second Amendment”) could be consummated to March 29, 2024, and the Parties desire to amend the Purchase Agreement and Amendment to modify such date;

The Parties further amended the Wellgistics MIPA on March 22, 2024, to clarify the language and extend certain deadlines related to Earn-Out Payments and Bonus Payments. Additionally, it has been agreed unilaterally by the Sellers in the event that this Agreement fails to close by August 31,2024, Danam may but is not required to pay Seller a non-refundable sum of One Hundred Fifty Thousand Dollars ($150,000.00) (“Extension Fee”) which shall automatically extend the Closing deadline by thirty (30) days. Buyer may pay the Extension Fee no more than three (3) times for a total of no more than a ninety (90) day extension. The Extension Fee is Non-Refundable under any circumstances. The Extension Fee shall be applied to and reduce the cash payable to Sellers at Close if the sale is completed.

Merger Agreement — Danam Health, Inc. and Assure Holdings, Corp.

On February 12, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Assure Holdings, Corp. (“Assure”) and Assure Merger Corp., a newly formed wholly-owned subsidiary of Assure (“Assure Merger”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by the stockholders of Assure and Danam, Assure Merger would have been merged with and into Danam (the “Merger”), with Danam surviving the Merger as a wholly-owned subsidiary of Assure.

On April 8, 2024, Assure made a convertible promissory note in the principal amount of $1,000,000 in favor of Danam (the “Promissory Note”). The note bears interest at 10% per annum and matures on July 22, 2024. The note is convertible upon a financing event or upon a sale transaction.

On June 13, 2024, Danam terminated the Merger Agreement and Danam management is considering the exercise of its rights under the Merger Agreement, including, but not limited to, accelerating the maturity date of the Promissory Note, seeking payment of $1,000,000 in termination fees, and any other remedies available pursuant to the Merger Agreement or in law.

Management has evaluated subsequent events through July 3, 2024, the date the financial statements were available to be issued.

F-26

Report of Independent Registered Public Accounting Firm

To the members of Wellgistics, LLC.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Wellgistics, LLC and the Subsidiary (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations and comprehensive income (loss), consolidated statements of members’ equity and consolidated statements of cash Flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with Generally Accepted Accounting Principles of United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have nor we have engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that:

(1)	relate to accounts or disclosures that are material to the consolidated financial statements and
(2)	involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

/s/ Suri & Co., Chartered Accountants

We have served as the Company’s auditors since 2021.

Date: 24th April 2024

Place: Chennai, India

F-27

WELLGISTICS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$1,795,164	$4,234,630
Accounts receivable, net	1,309,397	721,710
Inventories	6,731,577	8,391,850
Prepaid expenses and other assets	557,947	112,284
Total current assets	10,394,085	13,460,474
Property, plant and equipment, net	549,691	3,519,237
Operating lease, right of use asset	1,402,596	2,036,682
Goodwill	872,433	872,433
Investments in unconsolidated entity	17,671	100,000
Note receivable	139,770	276,439
Other assets	24,249	41,015
Total assets	$13,400,495	$20,306,280

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$3,310,333	$2,785,510
Accrued expenses and other liabilities	994,587	252,275
Current portion of debt obligations	5,180,995	5,233,289
Operating – lease liability	426,588	524,241
Total current liabilities	9,912,503	8,795,315
Long term debt	136,913	2,713,109
Operating lease liability	1,029,864	1,558,915
Total liabilities	11,079,281	13,067,339

Commitments and contingencies

Members’ equity:
Members’ capital	1,272,838	1,272,838
Members’ distribution	(32,244,742)	(31,817,767)
Retained earnings	33,293,118	37,783,870
Total members’ equity	2,321,214	7,238,941
Total liabilities and members’ equity	$13,400,495	$20,306,280

The accompanying notes are an integral part of these consolidated financial statements.

F-28

WELLGISTICS, LLC AND SUBSIDIARIES

CONSOLIDATED Statements of Operations and Comprehensive Income (Loss)

	Year Ended
	December 31,
	2023	2022

Net sales	$33,182,749	$31,888,349
Cost of sales	30,519,683	26,162,860
Gross profit	2,663,066	5,725,489

Operating expenses:
General and administrative expense	6,612,049	6,540,583
Depreciation	276,376	380,284
Total operating expenses	6,888,425	6,920,867

Loss from operations	(4,225,359)	(1,195,378)

Other income (expense):
Interest expense, net	(363,525)	(287,183)
Loss from unconsolidated affiliated	(82,329)	(51,942)
Other income	180,461	-
Gain on legal settlement	-	1,818,054
Total other income (expense), net	(265,393)	1,478,929

Net income (loss)	$(4,490,752)	$283,551

The accompanying notes are an integral part of these consolidated financial statements.

F-29

WELLGISTICS, LLC AND SUBSIDIARIES

CONSOLIDATED Statements of Members’ Equity

	Members’	Members’	Retained	Total members’
	capital	distribution	earnings	equity

Balances at December 31, 2021	$1,272,838	$(30,102,760)	$37,500,319	$8,670,397
Distributions to member	-	(1,715,007)	-	(1,715,007)
Net loss	-	-	283,551	283,551
Balances at December 31, 2022	1,272,838	(31,817,767)	37,783,870	7,238,941
Distributions to member	-	(426,975)	-	(426,975)
Net loss	-	-	(4,490,752)	(4,490,752)
Balances at December 31, 2023	$1,272,838	$(32,244,742)	$33,293,118	$2,321,214

The accompanying notes are an integral part of these consolidated financial statements.

F-30

WELLGISTICS, LLC AND SUBSIDIARIES

CONSOLIDATED Statements of Cash Flows

	Year Ended
	December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(4,490,752)	$283,551
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	276,376	380,284
Bad debt	700,612	298,750
Loss from unconsolidated affiliate	82,329	51,942
Changes in operating assets and liabilities:
Accounts receivable	(1,071,047)	(366,324)
Inventories	1,660,273	(1,822,193)
Prepaid expenses and other assets	(445,663)	580,334
Other assets	16,766	(12,624)
Accounts payable	547,012	1,055,524
Accrued expenses and other liabilities	742,312	(173,806)
Operating lease liability, net	7,382	-
Net cash provided by (used in) operating activities	(1,974,401)	275,438
Cash flows from investing activities:
Incremental investment in unconsolidated entities		(51,162)
Purchases of property, plant and equipment	(9,432)	(297,009)
Net cash acquired from business combination	-	220,855
Net cash used in investing activities	(9,432)	(127,316)
Cash flows from financing activities:
Payments on term loan and notes payable	(429,914)	(680,127)
Proceeds from revolving credit facility	-	4,745,531
Repayments on revolving credit facility	-	(5,027,556)
Distributions to members	(25,720)	(1,715,007)
Net cash used in financing activities	(455,634)	(2,677,159)
Net increase in cash and cash equivalents	(2,439,467)	(2,529,037)
Cash and cash equivalents at beginning of year	4,234,630	6,763,667
Cash and cash equivalents at end of year	$1,795,163	$4,234,630

Supplemental cash flow information:
Cash paid for interest	$420,120	$287,322

Supplemental non-cash investing and financing activities:
Loan transferred during sale of interest in subsidiary	$2,301,347	$-
Asset transferred during sale of interest in subsidiary	$2,702,602	$-
Distribution to member during sale of interest in subsidiary	$401,255	$-
Promissory notes assumed to acquire business	$-	$1,500,000
Shares received as consideration for disposal of a business	$-	$100,000
Notes issued as consideration for disposal of assets	$-	$641,000

The accompanying notes are an integral part of these consolidated financial statements.

F-31

WELLGISTICS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 Organization and Summary of Significant Accounting Policies

Nature of Operations

Wellgistics, LLC (“Wellgistics”, the “Company”) was organized in 2013 as a limited liability company. Wellgistics is a pharmaceutical company that retails generic and specialty drugs to pharmacies. In 2017, the Company was sold to Strategix Global, LLC (Strategix). On May 1, 2019, Pharm Donkey, LLC (Pharm Donkey) acquired a 20% ownership interest in the Company. Strategix Global, LLC owned the remaining 80% when the transaction occurred. On July 25, 2020, Strategix Global, LLC, purchased the remaining 20% back from Pharm Donkey. As part of the purchase, Wellgistics assigned $2,500,000 of notes receivable to Pharm Donkey.

During 2021 Strategix sold 20% of its interest in Wellgistics to Nomad Capital LLC. Later during May 2022, the ownership agreement was amended, and the ownership was changed to Strategix Global, LLC holding 65%; Nomad Capital LLC holds 20% and the remaining 15% is held by Jouska Holdings LLC.

Later effective from June 2023, the ownership agreement was amended, and the ownership was changed to Strategix Global, LLC holding 60%; Nomad Capital LLC holds 20% and the remaining 20% is held by Jouska Holdings LLC.

Membership Interest Purchase Agreement — Danam Health, Inc. and Wellgistics, LLC

On May 11, 2023, Danam entered into a membership interest purchase agreement (the “Wellgistics MIPA”) with Wellgistics, LLC (“Wellgistics”), Strategix, Nomad Capital, LLC , and Jouska Holdings LLC (each, a “Seller” and collectively, “Sellers”). Upon the closing of the transaction contemplated in the Wellgistics MIPA, Sellers will sell and Danam will acquire all of the outstanding membership interests of Wellgistics as a part of the business combination.

The Parties amended the Wellgistics MIPA on August 04, 2023 extending the last day by which the Purchase Agreement (“Amendment”) could be consummated to December 26, 2023 and the Parties desire to amend the Purchase Agreement and Amendment to modify such date;

The Parties amended the Wellgistics MIPA on December 26, 2023 extending the last day by which the Purchase Agreement (“Second Amendment”) could be consummated to March 29, 2024 and the Parties desire to amend the Purchase Agreement and Amendment to modify such date. (Refer Note 13 – Subsequent Events – Membership Interest Purchase Agreement – Danam Health, Inc. and Wellgistics, LLC).

Basis of Presentation and Principles of Consolidation

The Company’s fiscal year ends on December 31.

The accompanying consolidated financial statements for the period ending December 31, 2023 have been prepared in accordance with accounting principles generally accepted in the United States (“U.S.GAAP”).

The consolidated financial statements include the accounts of Wellgistics and Norton Aviation LLC the subsidiary it controls. All inter-company balances and transactions are eliminated on consolidation. During the year ended December 31, 2023, the control in the subsidiary has been derecognized as the 100% membership interest has been distributed to its owners.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with U.S.GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the consolidated financial statements. These estimates are based on information available through the date of the issuance of the consolidated financial statements and actual results could differ from those estimates. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	fair value of long-term debt and notes receivable;

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●	evaluation of goodwill for impairment
●	recoverability of long-lived assets and their related estimated lives;
●	accruals for estimated liabilities such as property tax accruals and litigation settlement accrual;
●	evaluation of equity method investments for impairment; and

Liquidity

Historically, operations have been funded primarily positive operating cash flows, debt financing and capital contributions from its members. The Company has the ability to maintain the current level of spending or reduce expenditure to maintain operations.

Reclassification

Certain prior period amounts have been reclassified to conform to the current period presentation.

Comprehensive Income (Loss)

Comprehensive income (loss) includes net income (loss) as well as other changes in members’ equity that result from transactions and economic events other than those with members. There was no difference between net income and comprehensive income (loss) presented in the consolidated financial statements for the years ended December 31, 2023 and 2022.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, certificates of deposits and money market funds that are readily convertible into cash, all with original maturity dates of three months or less.

Accounts Receivable, Net

Accounts receivable are recorded at the invoiced amount and do not bear interest. Accounts receivable are due from various customers and are shown net of applicable reserves for doubtful accounts as shown on the face of the balance sheet. There were no accounts that had been placed on non-accrual status. The allowance for doubtful accounts has been estimated by management based on historical experience, current market trends and, for larger customer accounts, their assessment of the ability of the customers to pay outstanding balances. Past due balances and other higher risk amounts are reviewed individually for collectability. Changes in circumstances relating to the collectability of accounts receivable may result in the need to increase or decrease the allowance for doubtful accounts in the future.

The company provides for 95% of the accounts receivable which are due over the period of 90 days. The Company recognized bad debt expense of $700,612 and $298,750 within general and administrative expenses for the years ended December 31, 2023 and 2022, respectively.

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Inventories, Net

Inventory is stated at lower of cost, determined on a first in first out basis (“FIFO”), and net realizable value. Production costs are comprised of direct material and labor and applicable manufacturing overhead. The Company records an inventory reserve for losses associated with excess and obsolete items, which is estimated based on the Company’s current knowledge with respect to inventory levels, planned production, and customer demand. Provisions for excess and obsolete inventory are charged to cost of sales and are permanent reductions to the carrying value of inventory.

Property, Plant and Equipment, Net

Property, plant and equipment, net (“PP&E”) is stated at cost less accumulated depreciation and amortization and any accumulated impairment losses. Depreciation and amortization are computed using the straight-line method over the assets’ estimated useful lives. The estimated useful lives of PP&E are as follows:

Equipment	—	5 - 10 years
Furniture and Fixtures	—	7 years
Aircraft and Hangar	—	20 years
Software	—	3 - 5 years
Leasehold Improvements	—	Shorter of the estimate useful life or remaining lease term

Capitalized costs associated with construction in progress are not depreciated until the related assets are placed into service, at which time the capitalized balance will be transferred to the appropriate account of PP&E. Construction in progress is stated at the lower of cost or fair value, which includes the cost of construction and other direct costs attributable to the construction. The costs are capitalized as incurred or as payments are made pursuant to relevant construction contracts.

Major renewals and improvements are capitalized. Replacements, maintenance and repairs, which do not significantly improve or extend the useful life of the assets, are expensed when incurred.

Upon the sale or retirement of assets, costs and the related accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in the results of operations.

The Company evaluates its long-lived assets or asset groups for indicators of possible impairment by determining whether there were any triggering events that could impact the Company’s assets. If events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable the Company performs a comparison of the carrying amount to future net undiscounted cash flows expected to be generated by such asset or asset group. Should an impairment exist, the impairment loss is measured based on the excess carrying value of the asset over the asset’s fair value generally determined by estimates of future discounted cash flows.

The Company has not identified any such Impairment losses for the years ended December 31, 2023 and 2022.

Business Combination

The Company accounts for business combinations using the acquisition method of accounting in accordance with Business Combinations (Topic 805), which allocates the fair value of the purchase consideration to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. We engage third-party appraisal firms when appropriate to assist in the fair value determination of intangible assets. Initial purchase price allocations are subject to revisions within the measurement period, not to exceed one year from the date of acquisition. Acquisition-related expenses and transaction costs associated with business combinations are expensed as incurred.

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Goodwill

Goodwill is an asset representing the excess cost over the fair market value of net assets acquired in business combinations. In accordance with Intangibles–- Goodwill and Other (Topic 350), goodwill is not amortized but is tested annually for impairment or on an interim basis when indicators of potential impairment exist. Goodwill is tested for impairment at the reporting unit level. The Company’s reporting units discrete financial information is available and management regularly reviews the operating results. For purposes of impairment testing, goodwill is allocated to the applicable reporting units based on the reporting structure.

The Company has the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. Qualitative factors assessed for each of the applicable reporting units include, but are not limited to, changes in macroeconomic conditions, industry and market considerations, cost factors, discount rates, competitive environments and financial performance of the reporting units. If the qualitative assessment indicates that it is more likely than not that the carrying value of a reporting unit exceeds its estimated fair value, a quantitative test is required.

The Company also has the option to proceed directly to the quantitative test. Under the quantitative impairment test, the estimated fair value of each reporting unit is compared to its carrying value, including goodwill. If the carrying value of the reporting unit including goodwill exceeds its fair value, an impairment charge equal to the excess would be recognized, up to a maximum amount of goodwill allocated to that reporting unit. Management can resume the qualitative assessment in any subsequent period for any reporting unit.

For the years ended December 31,2023 and 2022, management performed a qualitative impairment assessment of our reporting units, of which there were no indications that it was more likely than not that the fair value of our reporting units were less than their respective carrying values. As such, a quantitative goodwill test was not required, and no goodwill impairment was recognized in 2023 and 2022.

Equity method investments

The Company accounts for non-marketable investments using the equity method of accounting if the investment gives the Company the ability to exercise significant influence over, but not control, of an investee. Significant influence generally exists if the investor has an ownership interest representing between 20% and 50% of the voting stock of the investee. Under the equity method of accounting, investments are stated at initial cost and are adjusted for subsequent additional investments and our proportionate share of earnings or losses and distributions. Accordingly, the company has accounted for its investment in Black Bay LLC (“Black Bay”) where it owns 50% of the membership rights under equity method and has accounted for the proportionate share of losses.

Non-marketable investments

Non-marketable investments in which the company neither has a control or exercises significant influence are recorded at cost and adjusted for observable transactions for same or similar investments of the same issuer or impairment events (referred to as the measurement alternative). All gains and losses on privately held equity securities, realized and unrealized, are recorded through gains (losses) on investment in unconsolidated entities net, in the statement of operations.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

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Level 1	Quoted prices are available in active markets for identical assets or liabilities

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations

The carrying amounts of cash, accounts receivable, accounts payable, accrued liabilities and short-term debt approximate their fair value because of the short-term nature of these instruments. The carrying amount of long-term debt approximates fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under both federal and state provisions. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, each member reports on their income tax return their proportionate share of the Company’s taxable income and tax credits. The Company’s federal and state income tax returns for 2019 through 2023 are subject to examination (generally for the three years after they are filed) by the Internal Revenue Service and other taxing authorities.

Recent Accounting Pronouncements

Accounting Pronouncements Recently Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (ASC 326), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to U.S.GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The effective date of the new guidance as amended by ASU No. 2019-10 is fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted ASU 2016-13 effective January 1, 2023 the company determined that the update applied to trade receivables, but that there no material impact to the consolidated financial statements from the adoption of ASU 2016-13.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2016-2, Leases, to provide guidance for the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of-use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The provisions of this standard also apply to situations where the Company is the lessor. In March 2019, the FASB issued ASU 2019-01, “Lease (842): Codification improvements.” This updated clarified that entities were exempt from disclosing the effect of the change on income from continuing operations, net income, and related per-share amounts, if applicable, for interim periods after the adoption of Accounting Standards Codification (“ASC”) 842.

The standard was initially effective for annual and interim reporting periods beginning after December 15, 2019. However, in November 2019, the FASB issued ASU 2019-10, “Financial Instruments Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates”, which deferred the effective date of ASU 2016-02 by an additional year. At its April 8, 2020, meeting, the FASB voted to defer the effective date for ASC 842 another year. As such, the Company is required to adopt the new leases standard for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022.

The Company adopted this new guidance effective January 1, 2022. ASC 842 requires a modified retrospective approach to each lease that existed at the date of initial application as well as leases entered into after that date. The Company has elected to report all leases at the beginning of the period of adoption and not restate its comparative periods. Based on the Company’s lease portfolio, the Company anticipates recognizing a right-of-use asset and a related lease liability on its balance sheet, with an immaterial impact on the Company’s consolidated statement of operations compared to the previous lease accounting guidance.

Practical Expedients Adopted with Topic 842

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The Company has elected to adopt the following practical expedients upon the transition date to Topic 842 on January 1, 2022:

●	Transitional practical expedients package: An entity may elect to apply the listed practical expedients as a package to all the leases that commenced before the effective date. The practical expedients are:

●	The entity need not reassess whether any expired or existing contracts are or contains leases;
●	The entity need not reassess the lease classification for expired or existing contracts;
●	The entity need not reassess initial direct costs for any existing leases.

Use of portfolio approach: An entity can apply this guidance to a portfolio of leases with similar characteristics if the entity reasonably expects that the application of the lease model to the portfolio would not differ materially from the application of the lease model to the individual leases in that portfolio. This approach can also be applied to other aspects of the lease’s guidance for which lessees/lessors need to make judgments and estimates, such as determining the discount rate and determining and reassessing the lease term.

●	Short-term lease recognition exemption: Leases with a term of twelve months or less constitute short-term leases and will not be recognized on the balance sheet for all classes of assets. The Company has elected the short-term lease recognition exemption for all classes of assets. The impact of this exemption is that short-term lease cost will be recognized on a straight-line basis over the term.

Lease and non-lease components: As a practical expedient, a lessor may combine lease and non-lease components where the revenue recognition pattern is the same and where the lease component, when accounted for separately, would be considered an operating lease.

Revenue Recognition

Revenue is recognized when control of the promised products or services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those products or services. The new standard supersedes U.S.GAAP guidance on revenue recognition and requires the use of more estimates and judgments than the previous standards. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

Effective January 1, 2020, the Company adopted FASB ASU No. 2014-09, Revenue from Contracts with Customers and the related amendments, which are codified into ASC 606, which establishes a broad principle that requires entities to assess the products or services promised in contracts with customers at contract inception to determine the appropriate unit at which to record revenues, which is referred to as a performance obligation. Revenue is recognized when control of the promised products or services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those products or services. The new standard supersedes U.S.GAAP guidance on revenue recognition and requires the use of more estimates and judgments than the previous standards. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

ASC 606 may be applied either retrospectively or through the use of a modified-retrospective method. The full retrospective method requires companies to recast each prior reporting period presented as if the new guidance had always existed. Under the modified retrospective method, companies recognize the cumulative effect of initially applying the standard as an adjustment to the opening balance of retained earnings at the date of initial application. The Company adopted ASC 606 on January 1, 2020, using the modified retrospective method, the impact of which was not material to the Company.

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To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract was determined to be within the scope of ASC 606, the Company assessed the goods or services promised within each contract and determined those that were performance obligations, and assessed whether each promised good or service was distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in ASC 606. The Company recognizes revenue at the point of sale. The majority of orders are placed via the Company’s website. Customers generally pay by credit card at the time they place their order. The Company does have larger customers to whom they have extended terms for payment. Generally, payments from these customers are due within 30 days of their order being shipped. However, a few customers have been given terms extending out to 45 days.

The Company recognizes revenue when goods are delivered to the customer. The gross product revenues are subject to a variety of deductions, which generally are estimated and recorded in the same period that the revenues are recognized. Such variable consideration represents chargebacks, rebates, sales allowances and sales returns. These deductions represent estimates of the related obligations and, as such, knowledge and judgment are considered when estimating the impact of these revenue deductions on gross sales for a reporting period. All revenue for the Company is recognized at the point-in-time when delivered to customer based on contractual obligations. Any amount collected from customers for goods not yet delivered is recorded as unearned revenue. The company recognizes a refund liability if it receives consideration from a customer and expects to refund some or all of that consideration to the customer. A refund liability is measured at the amount of consideration received (or receivable) for which the company does not expect to be entitled (that is, amounts not included in the transaction price). The refund liability (and corresponding change in the transaction price and, therefore, the contract liability) is updated at the end of each reporting period for changes in circumstances.

Concentration of Credit Risks and Major Customers

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to Federal Deposit Insurance Corp limits. During the period ended December 31, 2023, and 2022, no sales to customers represented greater than 10% of revenue.

Note 3 Accounts Receivable, Net

Accounts receivable, net consist of the following:

	December 31,
	2023	2022
Billed – Third Party	$1,894,103	$976,811
Billed – Affiliates	5,513	5,513
Total Accounts Receivable	1,899,615	982,324
Less: Allowance for doubtful accounts	(590,218)	(260,614)
Total accounts receivable, net	$1,309,397	$721,710

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Note 4 Inventories, Net

Inventory consists of stock that was purchased in 2020 from First Defense Nasal Screen Corp (“FDNS”). An ongoing legal dispute between the Company and the supplier has been settled where the Company was awarded $ 4.6 million. The award has not been accounted for due to the uncertainty of receipt. Following the bankruptcy filing of FDNS the court awarded the complete possession of the inventory to the Company and Vide the United States Bankruptcy Court order dated March 15, 2023, the entity is in receipt of a monthly plan payment of $3,014 for the FDNS from March 2023 which has been included in the Other income in the Statement of Operations and Comprehensive Income (Loss). The Company reserved 50% of the total inventory value of $6.72 million during the year ended December 31, 2021.

Inventory consists of the following:

	December 31,
	2023	2022
Finished goods	$6,390,049	$5,190,108
FDNS	3,369,953	3,369,953
Inventory reserve	(3,028,425)	(168,211)
Net inventory	$6,731,577	$8,391,850

Note 5 Property, Plant and Equipment, Net

Major classifications of property, plant and equipment consist of the following:

	December 31,
	2023	2022
Aircraft & Hangar	$-	$2,995,000
Leasehold Improvements	766,467	766,467
Equipment	587,996	366,558
Furniture & Fixtures	152,161	152,161
Software	-	28,098
	1,506,624	4,308,284
Less: Accumulated Depreciation	(956,933)	(1,008,155)
	549,691	3,300,129
Construction in Progress	-	219,108
Property, plant and equipment, net	$549,691	$3,519,237

Depreciation expense for the years ended December 31, 2023 and 2022 amounted to $276,376 and $380,284, respectively.

Construction in progress primarily relates to a refrigeration system being constructed in the Company’s warehouse, was placed into service in the first half of 2023.

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Note 6 Accrued Expenses and Other Current Liabilities

Accrued expenses and Other Current Liabilities consist of the following:

	December 31,
	2023	2022
Credit card obligation	$34,748	$108,789
Accrued payroll and vacation	26,598	54,960
Unearned revenue	55,606	66,749
Accrued interest	34,373	7,191
Customer deposits	-	14,586
Total	$151,325	$252,275

Note 7 Lease

The Company elected the package of practical expedients permitted under the transition guidance within the new standard which, among other things, allows companies to carry forward their historical lease classification. The Company made an accounting policy election by class of underlying asset not to recognize the lease liability and related right-of-use asset for leases with a term of one year or less.

The Company has operating leases for administrative offices and warehouse facilities. The leases have remaining lease terms of one year to six years, some of which include options to extend the leases for up to 3 years, and some of which include options to terminate the leases within one year. Options to extend or terminate leases that are considered reasonably certain are included in our determination of the lease term.

The components of lease expense were as follows:

	Year Ended December 31,
	2023	2022
Operating lease cost	$635,384	$498,252
Short-term lease cost	$29,779	$265,589

Supplemental cash flow information related to leases was as follows:

	Year Ended December 31
	2023	2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows for operating leases	$623,805	$440,912
Right-of-use assets obtained in exchange for new lease liabilities	$58,374	$2,419,307

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Supplemental balance sheet information related to leases was as follows:

	December 31,
	2023	2022
Operating Leases
Right-of-use assets	$1,402,596	$2,036,682

Short-term lease liabilities	426,588	524,241
Long-term lease liabilities	1,029,864	1,558,915
Total lease liabilities	$1,456,452	$2,083,156

Weighted Average Remaining Lease Term	3.77	4.34
Weighted Average Discount Rate	6.21%	6.21%

Maturities of lease liabilities were as follows at December 31, 2023:

December 31, 2023
2024	$500,388
2025	375,124
2026	329,592
2027	337,831
Thereafter	84,976
Total Lease Payments	1,627,911
Less: Imputed interest	171,459
Total	$1,456,452

Note 8 Debt

Outstanding debt consists of the following:

	December 31,
	2023	2022
Bank loan	$-	$2,294,157
New revolving line of credit	4,774,780	4,745,531
Seller promissory note	543,128	906,710
Total debt	5,317,908	7,946,398
Less: current portion of debt	(5,180,995)	(5,233,289)
Total	$136,913	$2,713,109

Seller Promissory Note

In May 2022, the Company entered into a promissory note agreement with the seller of APD in the amount of $1.2 million. The promissory note was part of the consideration to the Seller in connection with the APD acquisition. The promissory note bears interest at a rate of 2% per annum and will Mature on 1 April 2025. Interest expenses related to the promissory note was immaterial for the year ended December 31, 2023. Accrued interest as of December 31, 2023 was immaterial. As of December 31, 2023 the amount outstanding is $543,128.

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Revolving line of credit

In May 2022 the Company entered into a credit agreement for a new line of credit $ 5,000,000 replacing the former line of credit. The new line of credit has a variable interest rate of three months US treasury rate plus 2.75% adjusted for minimum and maximum ceiling rates. As of December 31, 2023 and 2022, the interest rate works out to 8.36% and 6.21%. The line of credit is collateralized by Accounts Receivable and Inventory balances. The line of credit is subject to certain specified covenants. The most stringent covenant includes the compliance to certain specified financial ratios. Interest expense related to the line of credit amounted to $420,000 for the year ended December 31, 2023. The outstanding balance on the line of credit as of December 31, 2023 was $4,774,780.

Paycheck protection program

In 2020, the Company obtained a $0.8 million, 2-year loan from a regional bank (the “Lender”) pursuant to the U.S. Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) under Title I of the CARES Act. The loan bears interest at 1.0% per annum and no payments were due for the first six months. In accordance with the applicable provisions of the CARES Act, during 2020, the Company filed its forgiveness application (the “Application”) with the Lender. The Company certified in the Application that100% of the loaned funds were utilized to pay for qualified payroll and payroll related costs, and as such, requested that the entire principal balance be forgiven. The forgiveness application was approved by the lender, and the Company’s loan was extinguished. During the year ended December 31, 2022, the Company recorded other income of $0.8 million in the consolidated statement of operations.

Maturities of the outstanding debt are as follows:

Years ending December 31,
2024	$5,180,995
2025	136,913
$5,317,908

Note 9 Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, accounts payable, accrued liabilities and short-term debt approximate their fair value because of the short-term nature of these instruments. The carrying amount of long-term debt approximates fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

Note 10 Investment in Unconsolidated Affiliates

The total share of loss for the year ended December 31, 2022 relating to the Black Bay investment was $62,512, however the amount of loss reported in the consolidated statement of operations is limited to the remaining investment the Company has in Black Bay. The unrecognized losses for Black Bay as of December 31, 2022 is $10,570.

The Company has investments in affiliates that are not consolidated. The balances in these investments as of December 31, 2023 and 2022 are summarized below:

	Black Bay	Gift Health	Total
Balance as at December 31, 2021	$780	$-	$780
Contribution	51,152	100,000	151,152
Share of loss	(51,162)	-	51,162
Balance as at December 31, 2022	-	100,000	100,000
Contribution	-	-	-
Share of loss	-	(82,329)	(82,329)
Balance as at December 31, 2023	$-	$17,671	$17,671

F-42

Note 11 Commitment and Contingencies

The Company had an interest in a 2019 class action lawsuit relating to an illegal antitrust scheme, which results in one of the Company’s vendors conspiring with its competitor to overcharge for its medication. The vendor and its co-conspirators which a settlement, where direct purchasers of the medication was able to file a claim and receive a cash payment. In May 2022, the company successfully file a claim and received $1.8 million in settlement. For the period ending December 31, 2022 $1.8 million is recorded as non-operating income in the consolidated statement of operation under gain on legal settlement.

From time to time, the Company is involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable. The Company does not record any anticipated gains relating to its litigation or legal claims. The gains are only recorded upon receipt of the settlement.

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 12. Related Party Transactions

The Company is partly owned by a private equity company, Nomad Capital, which has ownership interest in a few numbers of portfolio companies. The Company has had transactions with some of the affiliated companies of Nomad Capital. The transactions for purchases of pharmaceutical supplies are recorded in cost of sales. The purchases from the affiliated companies are sometimes sold below the value sold to a third party. Operating expenses, which include software expenses and marketing expenses, with affiliated companies are recorded within general and administrative expenses. The Company is charged a managerial service fee by its owners, which is recorded within general and administrative expenses.

The Company had the following related party balances recorded in accounts payable and accounts receivable:

	December 31,
	2023	2022
Accounts payable (receivable) from affiliates of Nomad Capital	$2,417	$92,157
Accounts receivable from Affiliates of Company	$5,514	$5,514

The Company had the following transactions with related parties:

	December 31,
	2023	2022

Operating expenses from affiliates of Nomad Capital	$498,111	$466,878

Cost of purchases	-	$135,493
Less: Discount from affiliates	-	(100,061)
Purchases from affiliates of Nomad	-	35,432

Management service fee paid to Nomad Capital	$540,000	$105,000
Management service fee paid to Strategix	-	$60,000
Management service fee paid to BBPR	-	$80,000

F-43

Note 13. Subsequent Events

Membership Interest Purchase Agreement — Danam Health, Inc. and Wellgistics, LLC

The Parties further amended the Wellgistics MIPA on March 22, 2024 to clarify the language and extend certain deadlines related to Earn-Out Payments and Bonus Payments. Additionally, it has been agreed unilaterally by the Sellers in the event that this Agreement fails to close by August 31,2024, Danam may but is not required to pay Seller a non-refundable sum of One Hundred Fifty Thousand Dollars ($150,000.00) (“Extension Fee”) which shall automatically extend the Closing deadline by thirty (30) days. Buyer may pay the Extension Fee no more than three (3) times for a total of no more than a ninety (90) day extension. The Extension Fee is Non-Refundable under any circumstances. The Extension Fee shall be applied to and reduce the cash payable to Sellers at Close if the sale is completed.

Merger Agreement — Danam Health, Inc. and Assure Holdings, Corp.

On February 12, 2024, Danam entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Assure Holdings, Corp. (“Assure”) and Assure Merger Corp., a newly formed wholly-owned subsidiary of Assure (“Assure Merger”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by the stockholders of Assure and Danam, Assure Merger will be merged with and into Danam (the “Merger”), with Danam surviving the Merger as a wholly-owned subsidiary of Assure. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”): (i) each share of Danam capital stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become the right to receive the applicable per share portion of the “merger consideration” as set forth in the allocation statement to be delivered pursuant to the Merger Agreement (“merger consideration” is defined in the Merger Agreement to mean a number of shares of common stock of Assure equal to (a) the quotient obtained by dividing (i) the number of shares of Assure capital stock on a fully diluted basis (the “Assure Fully Diluted Share Number”) by (ii) the quotient of (A) the adjusted value of Assure dividend by (B) the sum of the adjusted value of Assure and the adjusted value of Danam, minus (b) the Assure Fully Diluted Share Number minus (c) the number of shares of common stock of Assure the warrants of Danam will become exercisable for upon closing of the Merger); (ii) each outstanding warrant of Danam will be assumed by Assure and become a warrant to purchase an adjusted number of shares of common stock of Assure, at an adjusted exercise price per share but subject to the same terms and conditions as the warrant of Danam.

Following closing of the Merger, the former Assure equity holders immediately before the Merger are expected to own approximately 10% of the outstanding capital stock of the combined company on a fully diluted basis and the equity holders of Danam immediately before the Merger are expected to own approximately 90% of the outstanding capital stock of the combined company on a fully diluted basis.

Upon closing of the Merger, Assure will be renamed Danam Health Holdings Corp. Suren Ajjarapu will serve as Chairman of the Board of Directors and Tim Canning will serve as the Chief Executive Officer of the combined company. The Merger Agreement provides that the Board of Directors of the combined company will be comprised of five members which will be filled upon completion of the Merger to be designated by Danam.

The Merger Agreement contains customary representations, warranties and covenants of Assure and Danam, including covenants relating to the conduct of the business of both Assure and Danam from the date of signing the Merger Agreement through closing of the Merger, obtaining the requisite approval of the stockholders of Assure and Danam and maintain the listing of the common stock of Assure on the NASDAQ Capital Market and applying for the continued listing of Danam after the closing of the Merger on the NASDAQ Capital Market. Under the terms of the Merger Agreement, Assure has also agreed not to solicit from any person an acquisition proposal (as defined in the Merger Agreement) for Assure.

F-44

In connection with the Merger, Assure will prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will contain a prospectus and a proxy statement, and will seek the approval of Assure’s stockholders with respect to certain actions, including the following (collectively, the “Assure Stockholder Proposals”):

(i) the Sale transaction (as defined in the Merger Agreement);

(ii) the Merger;

(iii) the change of control of Assure resulting from the transactions contemplated by this Agreement pursuant to the rules of NASDAQ;

(iv) the post-closing equity plan for Assure;

(v) the post-closing board composition;

(vi) an amendment to the certificate of incorporation of Assure to effect a reverse stock split; and

(vii) an amendment to the certificate of incorporation of Assure to change the name of Assure.

The Board has agreed to recommend the approval of the Assure Stockholder Proposals to the stockholders and to solicit proxies in support of the approval of the Assure Stockholder Proposals at a meeting of the stockholders to be held for that purpose.

The Merger Agreement contains a limited contractual ability for the Board, in accordance with its fiduciary duties to the stockholders, to change its recommendation to the stockholders upon receipt of a superior proposal subject to certain terms and conditions therein, including providing Danam notice of the superior proposal and time to make a counter-proposal to amend the terms of the Merger Agreement.

Under the Merger Agreement, Assure has agreed to maintain certain indemnity rights (including advancing expenses) of the current officers and directors of Assure as they exist in the governing documents of Assure and maintain director and officers insurance for a period of 6 years following the closing of the Merger.

The closing of the Merger is subject to customary closing conditions, including, among other things, (i) the required approval of the stockholders of Assure and Danam, (ii) the accuracy of the representations and warranties of the parties made in the Merger Agreement, subject to materiality qualifiers, (iii) compliance by the parties with their respective covenants under the Merger Agreement, and (iv) the approval of NASDAQ of the continued listing of Danam after the closing of the Merger. Further, closing of the Merger is conditioned on the simultaneous closing of a sale transaction of Assure’s assets. The obligation of Assure is conditioned upon Danam completing acquisition transactions as set forth in the Merger Agreement, including completing the acquisitions of (a) all of the membership interests in Wood Sage, LLC, a Florida limited liability company and (b) all of the membership interests in Wellgistics, LLC, set forth in the applicable acquisition transactions agreements, both such acquisition transactions to close prior to or concurrent with the Merger. The obligation of Danam to close the Merger is also subject to satisfaction of certain additional conditions, including, among other things, (i) no Assure material adverse effect, (ii) Assure having performed its obligations under the agreement governing the sale transaction, (iii) Assure completing a wind down of its business, (iv) the reverse split having been consummated, and (v) Assure having a maximum amount of $500,000 in retained liabilities.

Management has evaluated subsequent events through April 24, 2024, the date the consolidated financial statements were available to be issued.

F-45

WELLGISTICS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,193,272	$1,795,164
Accounts receivable, net	1,412,033	1,309,397
Inventories	6,235,551	6,731,577
Prepaid expenses and other assets	18,125	557,947
Total current assets	8,858,981	10,394,085
Property, plant and equipment, net	469,383	549,691
Operating lease, right of use asset	1,287,252	1,402,596
Goodwill	872,433	872,433
Investments in unconsolidated entity	17,671	17,671
Note receivable	139,770	139,770
Other assets	859,033	24,249
Total assets	12,504,523	$13,400,495

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$3,124,103	$3,310,333
Accrued expenses and other liabilities	1,003,414	994,587
Current portion of debt obligations	5,115,929	5,180,995
Operating – lease liability	342,515	426,588
Total current liabilities	9,585,961	9,912,503
Long term debt	-	136,913
Operating lease liability	1,010,905	1,029,864
Total liabilities	10,596,866	11,079,281

Commitments and contingencies

Members’ equity:
Members’ capital	1,272,838	1,272,838
Members’ distribution	(32,244,742)	(32,244,742)
Retained earnings	32,879,561	33,293,118
Total members’ equity	1,907,657	2,321,214
Total liabilities and members’ equity	$12,504,523	$13,400,495

The accompanying notes are an integral part of these consolidated financial statements.

F-46

WELLGISTICS, LLC AND SUBSIDIARIES

CONSOLIDATED Statements of Operations and Comprehensive Income (Loss)

	Six Months Ended
	June 30,
	2024	2023

Net sales	$18,007,680	15,698,707
Cost of sales	15,829,466	12,613,396
Gross profit	2,178,214	3,085,311

Operating expenses:
General and administrative expense	2,764,505	3,328,867
Depreciation	81,521	139,309
Total operating expenses	2,846,026	3,468,176

Loss from operations	(667,812)	(382,865)

Other income (expense):
Interest expense, net	(175,123)	(173,895)
Other income	429,378	197,914
Total other income (expense), net	254,255	24,019

Net loss	$(413,557)	$(358,846)

The accompanying notes are an integral part of these consolidated financial statements.

F-47

WELLGISTICS, LLC AND SUBSIDIARIES

CONSOLIDATED Statements of Members’ Equity

	Members’	Members’	Retained	Total Members’
	Capital	Distribution	Earnings	Equity

Balances at December 31, 2022	$1,272,838	$(31,817,767)	$37,783,870	$7,238,941
Distributions to members	-	(430,082)	-	(430,082)
Net loss	-	-	(358,846)	(358,846)
Balances at June 30, 2023	$1,272,838	$(32,247,849)	$37,425,024	$6,450,013

Balances at December 31, 2023	$1,272,838	$(32,244,742)	$33,293,118	$2,321,214
Net loss	-	-	(413,557)	(413,557)
Balances at June 30, 2024	$1,272,838	$(32,244,742)	$32,879,561	$1,907,657

The accompanying notes are an integral part of these consolidated financial statements.

F-48

WELLGISTICS, LLC AND SUBSIDIARIES

CONSOLIDATED Statements of Cash Flows

	Six Months Ended
	June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(413,557)	$(358,846)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	81,521	139,309
Bad debt	127,211	-
Changes in operating assets and liabilities:
Accounts receivable	(229,848)	(311,391)
Inventories	496,026	(293,728)
Prepaid expenses and other assets	539,822	94,477
Other assets	(834,784)	4,006
Accounts payable	(186,230)	(1,054,959)
Accrued expenses and other liabilities	8,827	(95,753)
Operating lease liability, net	12,312	7,152
Net cash used in operating activities	(398,700)	(1,869,733)
Cash flows from investing activities:
Purchases of property, plant and equipment	(1,213)	(9,431)
Net cash used in investing activities	(1,213)	(9,431)
Cash flows from financing activities:
Repayments of term loan and notes payable	(201,979)	(161,543)
Distributions to members	-	(28,827)
Net cash used in financing activities	(201,979)	(190,370)
Net change in cash and cash equivalents	(601,892)	(2,069,534)
Cash and cash equivalents at beginning of period	1,795,164	4,234,630
Cash and cash equivalents at end of period	$1,193,272	$2,165,096

Supplemental cash flow information:
Cash paid for interest	$104,035	$181,638

The accompanying notes are an integral part of these consolidated financial statements.

F-49

WELLGISTICS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 Organization and Summary of Significant Accounting Policies

Nature of Operations

Wellgistics, LLC (“Wellgistics”, the “Company”) was organized in 2013 as a limited liability company. Wellgistics is a pharmaceutical company that retails generic and specialty drugs to pharmacies. In 2017, the Company was sold to Strategix Global, LLC (Strategix). On May 1, 2019, Pharm Donkey, LLC (Pharm Donkey) acquired a 20% ownership interest in the Company. Strategix Global, LLC owned the remaining 80% when the transaction occurred. On July 25, 2020, Strategix Global, LLC, purchased the remaining 20% back from Pharm Donkey. As part of the purchase, Wellgistics assigned $2,500,000 of notes receivable to Pharm Donkey.

During 2021 Strategix sold 20% of its interest in Wellgistics to Nomad Capital LLC. Later during May 2022, the ownership agreement was amended, and the ownership was changed to Strategix Global, LLC holding 65%; Nomad Capital LLC holds 20% and the remaining 15% is held by Jouska Holdings LLC. The equity holders of the Company entered into an agreement with Danam Health, Inc (“Danam”) for it to acquire all of the issued and outstanding membership interests. Later effective from June 2023, the ownership agreement was amended, and the ownership was changed to Strategix Global, LLC holding 60%; Nomad Capital LLC holds 20% and the remaining 20% is held by Jouska Holdings LLC.

Membership Interest Purchase Agreement - Danam Health, Inc. and Wellgistics, LLC

On May 11, 2023, Danam entered into a membership interest purchase agreement (the “Wellgistics MIPA”) with Wellgistics, LLC (“Wellgistics”), Strategix, Nomad Capital, LLC , and Jouska Holdings LLC (each, a “Seller” and collectively, “Sellers”). Upon the closing of the transaction contemplated in the Wellgistics MIPA, Sellers will sell and Danam will acquire all of the outstanding membership interests of Wellgistics as a part of the business combination.

The Parties amended the Wellgistics MIPA on August 4, 2023 extending the last day by which the Purchase Agreement (“Amendment”) could be consummated to December 26, 2023 and the Parties desire to amend the Purchase Agreement and Amendment to modify such date;

The Parties amended the Wellgistics MIPA on December 26, 2023 extending the last day by which the Purchase Agreement (“Second Amendment”) could be consummated to March 29, 2024 and the Parties desire to amend the Purchase Agreement and Amendment to modify such date

The Parties further amended the Wellgistics MIPA on March 22, 2024 to clarify the language and extend certain deadlines related to Earn-Out Payments and Bonus Payments. Additionally, it has been agreed unilaterally by the Sellers in the event that this Agreement fails to close by August 31,2024, Danam may but is not required to pay Seller a non-refundable sum of One Hundred Fifty Thousand Dollars ($150,000.00) (“Extension Fee”) which shall automatically extend the Closing deadline by thirty (30) days. Buyer may pay the Extension Fee no more than three (3) times for a total of no more than a ninety (90) day extension. The Extension Fee is Non-Refundable under any circumstances. The Extension Fee shall be applied to and reduce the cash payable to Sellers at Close if the sale is completed.

F-50

Basis of Presentation and Principles of Consolidation

The Company’s fiscal year ends on December 31.

The accompanying consolidated financial statements for the six months ended June 30, 2024 have been prepared in accordance with accounting principles generally accepted in the United States (“U.S.GAAP”).

The consolidated financial statements include the accounts of Wellgistics and Norton Aviation LLC the subsidiary it controls. All inter-company balances and transactions are eliminated on consolidation. During the year ended December 31, 2023, the control in the subsidiary has been derecognized as the 100% membership interest has been distributed to its owners.

Unaudited Interim Financial Information

The unaudited interim financial statements and related notes have been prepared in accordance with U.S. GAAP for interim financial information, within the rules and regulations of the SEC. Certain information and disclosures normally included in the annual consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. The unaudited interim financial statements have been prepared on a basis consistent with the audited financial statements and in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the results for the interim periods presented and of the financial condition as of the date of the interim balance sheet. The financial data and the other information disclosed in these notes to the interim financial statements related to the six-month periods are unaudited. Unaudited interim results are not necessarily indicative of the results for the full fiscal year.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the consolidated financial statements. These estimates are based on information available through the date of the issuance of the financial statements and actual results could differ from those estimates. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	fair value of long-term debt and notes receivable.
●	evaluation of goodwill for impairment
●	recoverability of long-lived assets and their related estimated lives.
●	accruals for estimated liabilities such as property tax accruals and litigation settlement accrual;
●	evaluation of equity method investments for impairment; and

Liquidity

Historically, operations have been funded primarily by positive operating cash flows, debt financing and capital contributions from its members. The Company has the ability to maintain the current level of spending or reduce expenditure to maintain operations.

Reclassification

Certain prior period amounts have been reclassified to conform to the current period presentation.

Comprehensive Income (Loss)

Comprehensive income (loss) includes net income (loss) as well as other changes in members’ equity that result from transactions and economic events other than those with members. There was no difference between net income and comprehensive income (loss) presented in the financial statements for the six months ended June 30, 2024 and 2023.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, certificates of deposits and money market funds that are readily convertible into cash, all with original maturity dates of three months or less.

F-51

Accounts Receivable, Net

Accounts receivables are recorded at the invoiced amount and do not bear interest. Accounts receivables are due from various customers and are shown net of applicable reserves for doubtful accounts as shown on the face of the balance sheet. There were no accounts that had been placed on non-accrual status. The allowance for doubtful accounts has been estimated by management based on historical experience, current market trends and, for larger customer accounts, their assessment of the ability of the customers to pay outstanding balances. Past due balances and other higher risk amounts are reviewed individually for collectability. Changes in circumstances relating to the collectability of accounts receivable may result in the need to increase or decrease the allowance for doubtful accounts in the future.

The company provides for 95% of the accounts receivable which are due over the period of 90 days. The Company recognized bad debt expense of $127,211 and $124,080 within general and administrative expenses for the six months ended June 30, 2024 and 2023, respectively.

Inventories, Net

Inventory is stated at lower of cost, determined on a first in first out basis (“FIFO”), and net realizable value. Production costs are comprised of direct material and labor and applicable manufacturing overhead. The Company records an inventory reserve for losses associated with excess and obsolete items, which is estimated based on the Company’s current knowledge with respect to inventory levels, planned production, and customer demand. Provisions for excess and obsolete inventory are charged to cost of sales and are permanent reductions to the carrying value of inventory.

Property, Plant and Equipment, Net

Property, plant and equipment, net (“PP&E”) is stated at cost less accumulated depreciation and amortization and any accumulated impairment losses. Depreciation and amortization are computed using the straight-line method over the assets’ estimated useful lives. The estimated useful lives of PP&E are as follows:

Equipment – 5 – 10 years

Furniture and Fixtures – 7 years

Aircraft and Hangar - 20 years

Software – 3 – 5 years

Leasehold improvements – Shorter of the estimate useful life or remaining lease term

Capitalized costs associated with construction in progress are not depreciated until the related assets are placed into service, at which time the capitalized balance will be transferred to the appropriate account of PP&E. Construction in progress is stated at the lower of cost or fair value, which includes the cost of construction and other direct costs attributable to the construction. The costs are capitalized as incurred or as payments are made pursuant to relevant construction contracts.

Major renewals and improvements are capitalized. Replacements, maintenance, and repairs, which do not significantly improve or extend the useful life of the assets, are expensed when incurred.

Upon the sale or retirement of assets, costs and the related accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in the results of operations.

The Company evaluates its long-lived assets or asset groups for indicators of possible impairment by determining whether there were any triggering events that could impact the Company’s assets. If events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable the Company performs a comparison of the carrying amount to future net undiscounted cash flows expected to be generated by such asset or asset group. Should an impairment exist, the impairment loss is measured based on the excess carrying value of the asset over the asset’s fair value generally determined by estimates of future discounted cash flows.

The Company has not identified any such impairment losses for the six months ended June 30, 2024 and 2023.

Business Combination

The Company accounts for business combinations using the acquisition method of accounting in accordance with Business Combinations (Topic 805), which allocates the fair value of the purchase consideration to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. We engage third-party appraisal firms when appropriate to assist in the fair value determination of intangible assets. Initial purchase price allocations are subject to revisions within the measurement period, not to exceed one year from the date of acquisition. Acquisition-related expenses and transaction costs associated with business combinations are expensed as incurred.

Goodwill

Goodwill is an asset representing the excess cost over the fair market value of net assets acquired in business combinations. In accordance with Intangibles– Goodwill and Other (Topic 350), goodwill is not amortized but is tested annually for impairment or on an interim basis when indicators of potential impairment exist. Goodwill is tested for impairment at the reporting unit level. The Company’s reporting units discrete financial information is available and management regularly reviews the operating results. For purposes of impairment testing, goodwill is allocated to the applicable reporting units based on the reporting structure.

F-52

The Company has the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. Qualitative factors assessed for each of the applicable reporting units include, but are not limited to, changes in macroeconomic conditions, industry and market considerations, cost factors, discount rates, competitive environments, and financial performance of the reporting units. If the qualitative assessment indicates that it is more likely than not that the carrying value of a reporting unit exceeds its estimated fair value, a quantitative test is required. The Company also has the option to proceed directly to the quantitative test. Under the quantitative impairment test, the estimated fair value of each reporting unit is compared to its carrying value, including goodwill. If the carrying value of the reporting unit including goodwill exceeds its fair value, an impairment charge equal to the excess would be recognized, up to a maximum amount of goodwill allocated to that reporting unit. Management can resume the qualitative assessment in any subsequent period for any reporting unit.

For the six months ended June 30, 2024, and the year ended December 31, 2023, management performed a qualitative impairment assessment of our reporting units, of which there were no indications that it was more likely than not that the fair value of our reporting units were less than their respective carrying values. As such, a quantitative goodwill test was not required, and no goodwill impairment was recognized in June 2024 and December 2023.

Equity method investments

The Company accounts for non-marketable investments using the equity method of accounting if the investment gives the Company the ability to exercise significant influence over, but not control, of an investee. Significant influence generally exists if the investor has an ownership interest representing between 20% and 50% of the voting stock of the investee. Under the equity method of accounting, investments are stated at initial cost and are adjusted for subsequent additional investments and our proportionate share of earnings or losses and distributions. Accordingly, the company has accounted for its investment in Black Bay LLC (“Black Bay”) where it owns 50% of the membership rights under equity method and has accounted for the proportionate share of losses.

Non-marketable investments

Non-marketable investments in which the company neither has a control or exercises significant influence are recorded at cost and adjusted for observable transactions for same or similar investments of the same issuer or impairment events (referred to as the measurement alternative). All gains and losses on privately held equity securities, realized and unrealized, are recorded through gains (losses) on investment in unconsolidated entities net, in the statement of operations..

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

Level 1	Quoted prices are available in active markets for identical assets or liabilities.
Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The carrying amounts of cash, accounts receivable, accounts payable, accrued liabilities and short-term debt approximate their fair value because of the short-term nature of these instruments. The carrying amount of long-term debt approximates fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

F-53

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under both federal and state provisions. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, each member reports on their income tax return their proportionate share of the Company’s taxable income and tax credits. The Company’s federal and state income tax returns for 2019 through 2023 are subject to examination (generally for the three years after they are filed) by the Internal Revenue Service and other taxing authorities.

Revenue Recognition

Revenue is recognized when control of the promised products or services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those products or services. The new standard supersedes U.S. GAAP guidance on revenue recognition and requires the use of more estimates and judgments than the previous standards. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

Effective January 1, 2020, the Company adopted FASB ASU No. 2014-09, Revenue from Contracts with Customers and the related amendments, which are codified into ASC 606, which establishes a broad principle that requires entities to assess the products or services promised in contracts with customers at contract inception to determine the appropriate unit at which to record revenues, which is referred to as a performance obligation. Revenue is recognized when control of the promised products or services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those products or services. The new standard supersedes U.S.GAAP guidance on revenue recognition and requires the use of more estimates and judgments than the previous standards. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

ASC 606 may be applied either retrospectively or through the use of a modified-retrospective method. The full retrospective method requires companies to recast each prior reporting period presented as if the new guidance had always existed. Under the modified retrospective method, companies recognize the cumulative effect of initially applying the standard as an adjustment to the opening balance of retained earnings at the date of initial application. The Company adopted ASC 606 on January 1, 2020, using the modified retrospective method, the impact of which was not material to the Company.

To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract was determined to be within the scope of ASC 606, the Company assessed the goods or services promised within each contract and determined those that were performance obligations, and assessed whether each promised good or service was distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in ASC 606. The Company recognizes revenue at the point of sale. The majority of orders are placed via the Company’s website. Customers generally pay by credit card at the time they place their order. The Company does have larger customers to whom they have extended terms for payment. Generally, payments from these customers are due within 30 days of their order being shipped. However, a few customers have been given terms extending out to 45 days.

The Company recognizes revenue when goods are delivered to the customer. The gross product revenues are subject to a variety of deductions, which generally are estimated and recorded in the same period that the revenues are recognized. Such variable consideration represents chargebacks, rebates, sales allowances and sales returns. These deductions represent estimates of the related obligations and, as such, knowledge and judgment are considered when estimating the impact of these revenue deductions on gross sales for a reporting period. All revenue for the Company is recognized at the point-in-time when delivered to customer based on contractual obligations. Any amount collected from customers for goods not yet delivered is recorded as unearned revenue. The company recognizes a refund liability if it receives consideration from a customer and expects to refund some or all of that consideration to the customer. A refund liability is measured at the amount of consideration received (or receivable) for which the company does not expect to be entitled (that is, amounts not included in the transaction price). The refund liability (and corresponding change in the transaction price and, therefore, the contract liability) is updated at the end of each reporting period for changes in circumstances.

F-54

Concentration of Credit Risks and Major Customers

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to Federal Deposit Insurance Corp limits. During the six months ended June 30, 2024, and 2023, no sales to customers represented greater than 10% of revenue.

Note 2 Accounts Receivable, Net

Accounts receivable, net consist of the following:

	June 30,	December 31,
	2024	2023
Billed – Third Party	$2,108,672	$1,894,103
Billed – Affiliates	-	5,513
Total Accounts Receivable	2,108,672	1,899,616
Less: Allowance for doubtful accounts	(696,639)	(590,219)
Total accounts receivable, net	$1,412,033	$1,309,397

Note 3 Inventories, Net

Inventory consists of the following:

	June 30,	December 31,
	2024	2023
Finished Goods	$4,871,194	$6,390,049
FDNS	3,369,954	3,369,954
Inventory Reserve	(2,005,597)	(3,028,426)
Net Inventory	$6,235,551	$6,731,577

Note 4 Property, Plant and Equipment, Net

Property, plant and equipment consist of the following:

	June 30,	December 31,
	2024	2023
Leasehold Improvements	$766,467	$766,467
Equipment	589,208	587,996
Furniture & Fixtures	152,161	152,161
Software	28,098	-
	1,535,934	1,506,624
Less: Accumulated Depreciation	(1,066,551)	(956,933)
Property, plant and equipment, net	$469,383	$549,691

Depreciation expense for the six months ended June 30, 2024 and 2023 amounted to $81,521 and $139,309, respectively.

Note 5 Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	June 30,	December 31,
	2024	2023
Credit card obligation	$102,439	$34,748
Accrued payroll and vacation	28,685	26,598
Unearned revenue	500,000	55,606
Accrued interest	119,326	34,373
Refund liability	252,964	843,262
Accrued expenses and other liabilities	$1,003,414	$994,587

F-55

Note 6 Lease

The Company elected the package of practical expedients permitted under the transition guidance within the new standard which, among other things, allows companies to carry forward their historical lease classification. The Company made an accounting policy election by class of underlying asset not to recognize the lease liability and related right-of-use asset for leases with a term of one year or less.

The Company has operating leases for administrative offices and warehouse facilities. The leases have remaining lease terms of one year to six years, some of which include options to extend the leases for up to 3 years, and some of which include options to terminate the leases within one year. Options to extend or terminate leases that are considered reasonably certain are included in our determination of the lease term.

In May 2024, the Company entered into a lease agreement for office space in Tampa, Florida. The Company holds a 40% share in this lease, with Danam holding remaining 60%.. As a result, the Company recognized a right-of-use asset and corresponding lease liability of $238,029 calculated using a discount rate of 8.36%. The lease includes a monthly base rent of $18,792. The lease required a security deposit by Wellgistics of $31,871.

Supplemental cash flow information related to leases was as follows:

	Six Months Ended
	June 30,
	2024	2023
Operating lease cost	$189,111	$317,692
Short-term lease cost	$7,445	$7,445

Supplemental balance sheet information related to leases was as follows:

	June 30,	December 31,
	2024	2023
Operating Leases
Right-of-use assets	$1,287,252	$1,402,596

Short-term lease liabilities	342,515	426,588
Long-term lease liabilities	1,010,905	1,029,864
Total lease liabilities	$1,353,420	$1,456,452

Note 7 Debt

Outstanding debt consists of the following:

	June 30,	December 31,
	2024	2023
New revolving line of credit	$4,774,780	$4,774,780
Seller promissory note	341,149	543,128
Total debt	5,115,929	5,317,908
Less: current portion of debt	(5,115,929)	(5,180,995)
Total	$-	$136,913

Seller Promissory Note

In May 2022, the Company entered into a promissory note agreement with the seller of APD in the amount of $1.2 million. The promissory note was part of the consideration to the Seller in connection with the APD acquisition. The promissory note bears interest at a rate of 2% per annum and will mature on April 1, 2025. Interest expenses related to the promissory note was immaterial for the six ended June 30, 2024. Accrued interest as of June 30, 2024 was immaterial. As of June 30, 2024 the amount outstanding is $341,149.

Revolving line of credit

In May 2022 the Company entered into a credit agreement for a new line of credit $5,000,000 replacing the former line of credit. The new line of credit has a variable interest rate of three months US treasury rate plus 2.75% adjusted for minimum and maximum ceiling rates. As of June 30, 2024 and December 31, 2023, the interest rate works out to 8.36%. The line of credit is collateralized by accounts receivable and inventory balances. The line of credit is subject to certain specified covenants. The most stringent covenant includes the compliance to certain specified financial ratios. Interest expense related to the line of credit amounted to $13,865 for six months ended June 30, 2024. The outstanding balance on the line of credit as of June 30, 2024 was $4,774,780.

F-56

Note 8 Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, accounts payable, accrued liabilities and short-term debt approximate their fair value because of the short-term nature of these instruments. The carrying amount of long-term debt approximates fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

Note 9 Investment in Unconsolidated Affiliates

The Company has investments in affiliates that are not consolidated. As of June 30, 2024 and December 31, 2023, the Company had an investment in Gift Health totaling $17,671.

Note 10 Commitment and Contingencies

From time to time, the Company is involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable. The Company does not record any anticipated gains relating to its litigation or legal claims. The gains are only recorded upon receipt of the settlement.

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 11 Related Party Transactions

The Company is partly owned by a private equity company, Nomad Capital, which has ownership interest in a few numbers of portfolio companies. The Company has had transactions with some of the affiliated companies of Nomad Capital. The transactions for purchases of pharmaceutical supplies are recorded in cost of sales. The purchases from the affiliated companies are sometimes sold below the value sold to a third party. Operating expenses, which include software expenses and marketing expenses, with affiliated companies are recorded within general and administrative expenses. The Company is charged a managerial service fee by its owners, which is recorded within general and administrative expenses.

The Company had the following related party balances recorded in accounts payable and accounts receivable:

	June 30,	December 31,
	2024	2023
Accounts payable (receivable) from affiliates of Nomad Capital	$-	$2,417
Accounts receivable from affiliates of Company	$-	$5,514

The Company had the following transactions with related parties:

	Six Months Ended
	June 30,
	2024	2023

Operating expenses from affiliates of Nomad Capital	$237,363	$254,852

Management service fee paid to Nomad Capital	$270,000	$270,000
Management service fee paid to Strategix	$-	$-
Management service fee paid to BBPR	$-	$-

Note 12. Subsequent Events

Management has evaluated subsequent events through September 5, 2024, the date the financial statements were available to be issued.

F-57

Community Specialty Pharmacy, LLC

Condensed Balance Sheets

(Unaudited)

	August 21,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$62,253	$14,846
Accounts receivables	43,023	21,727
Inventories	71,728	51,136
Prepaid expenses and other assets	465	3,287
Total assets	$177,469	$90,996
LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$192,143	$78,853
Other current liabilities	220,770	225,978
Total liabilities	412,913	304,831
Commitments and contingencies
Members’ equity (deficit):
Due to parent company	2,280,872	1,799,973
Accumulated deficit	(2,516,316)	(2,013,808)
Total members’ equity (deficit)	(235,444)	(213,835)
Total liabilities and members’ equity (deficit)	$177,469	$90,996

The accompanying notes are an integral part of these financial statements.

F-58

Community Specialty Pharmacy, LLC

Condensed Statements of Operations and Comprehensive Loss

(Unaudited)

	Period Ended
	August 21,
	2023	2022
Net sales	$850,753	$797,704
Cost of sales	756,575	841,216
Gross profit (loss)	94,178	(43,512)
Operating expenses:
General and administrative expense	596,686	189,892
Total operating expenses	596,686	189,892
Loss from operations	(502,508)	(233,404)
Net loss	$(502,508)	$(233,404)

The accompanying notes are an integral part of these financial statements.

F-59

Community Specialty Pharmacy, LLC

Condensed Statements of Members’ Equity

(Unaudited)

	Due to Parent	Accumulated	Total Members’
	Company	Deficit	Equity (Deficit)
Balances at December 31, 2021	$1,579,974	$(1,539,911)	$40,063
Capital contributions from parent company	972,466	—	972,466
Net loss	—	(233,404)	(233,404)
Balances at August 21, 2022	$2,552,440	$(1,773,315)	$779,125
Balances at December 31, 2022	$1,799,973	$(2,013,808)	$(213,835)
Capital contributions from parent company	480,899	—	480,899
Net loss	—	(502,508)	(502,508)
Balances at August 21, 2023	$2,280,872	$(2,516,316)	$(235,444)

The accompanying notes are an integral part of these financial statements.

F-60

Community Specialty Pharmacy, LLC

Condensed Statements of Cash Flows

(Unaudited)

	Period Ended
	August 21,
	2023	2022
Cash flows from operating activities:
Net loss	$(502,508)	$(233,404)
Changes in operating assets and liabilities:
Accounts receivables	(21,296)	72,047
Inventories	(20,592)	(920,108)
Prepaid expenses and other assets	2,822	(6,008)
Accounts payable	113,290	27,719
Other current liabilities	(5,208)	82,918
Net cash used in operating activities	(433,492)	(976,836)
Cash flows from financing activities:
Capital contributions from parent company	480,899	972,466
Net cash provided by financing activities	480,899	972,466
Net change in cash and cash equivalents	47,407	(4,370)
Cash and cash equivalents at beginning of period	14,846	63,719
Cash and cash equivalents at end of period	$62,253	$59,349

The accompanying notes are an integral part of these financial statements.

F-61

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 1 Organization and Summary of Significant Accounting Policies

Nature of Operations

Community Specialty Pharmacy, LLC (“CSP”, the “Company”) is an accredited independent retail pharmacy with a focus on specialty medications and a community-based model offering home delivery services to patients.

Basis of Presentation

The Company’s fiscal year ends on December 31, and its fiscal quarters end on March 31, June 30, September 30, and December 31.

The accompanying unaudited condensed financial statements for the period ending 21.08.2023 have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information. Accordingly, these unaudited condensed financial statements do not include all of the information and disclosures required by U.S. GAAP for complete financial statements as certain footnotes or other financial information that are normally required by U.S. GAAP can be condensed or omitted. The unaudited condensed prepared on the same basis as the audited financial statements.

These unaudited condensed financial statements should be read in conjunction with the entity’s audited financial statements and notes thereto. In the opinion of management, the unaudited condensed financial statements include all normal and recurring adjustments that are considered necessary to present fairly the financial position of the Company and its results of operations and cash flows for the interim periods presented. Operating results for the period ended August 21, 2023 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2023 for any other interim period, or for any other future year.

Use of Estimates

The preparation of the Company’s Financial Statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the Financial Statements. These estimates are based on information available through the date of the issuance of the financial statements and actual results could differ from those estimates. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	provisions for income taxes and related valuation allowances and tax uncertainties;

Liquidity

Historically, operations have been funded primarily through the infusement of capital by Trxade Health, Inc, the parent company (See Note 4 – Due to Parent Company). The Company has the ability to maintain the current level of spending or reduce expenditures to maintain operations if funding is not available.

Reclassification

Certain prior period amounts have been reclassified to conform to the current year presentation.

Comprehensive Income

Comprehensive income includes net income as well as other changes in members’ equity that result from transactions and economic events other than those with members. There was no difference between net income and comprehensive income presented in the financial statements for the periods ended August 21, 2023, and 2022.

F-62

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, certificates of deposits and money market funds that are readily convertible into cash, all with original maturity dates of three months or less.

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is determined on a first in first out basis. On a quarterly basis, we evaluate inventory for net realizable value using estimates based on historical experience, current or projected pricing trends, specific categories of inventory, age and expiration dates of on-hand inventory and manufacturer return policies. If actual conditions are less favorable than our assumptions, additional inventory write-downs may be required, and no reserve is maintained as obsolete or expired inventories are written off. We believe that the inventory valuation provides a reasonable approximation of the current value of inventory. There is no reserve for inventory obsolescence and inventory is not pledged during the periods presented.

Accounts Receivable

The Company’s receivables are from customers and are collectible within 90 days. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

Revenue

The Company adopted Accounting Standards Codification (“ASC”) 606 on January 1, 2020, the new accounting guidance on revenue recognition. The Company is in the retail pharmacy business. and fills prescriptions for drugs written by a doctor and recognizes revenue at the time the patient confirms delivery of the prescription. Customer returns are not material. The following are the steps taken to recognize revenue.

Step One: Identify the contract with the customer — The prescription is written by a doctor for a customer and delivered to the Company. The prescription identifies the performance obligations in the contract. The Company fills the prescription and delivers to the Customer the prescription, fulfilling the contract. The collection is probable because there is confirmation that the customer has insurance for the reimbursement to the Company prior to filling of the prescription.

Step Two: Identify the performance obligations in the contract — Each prescription is distinct to the Customer.

Step Three: Determine the transaction price — The consideration is not variable. The transaction price is determined to be the price of the prescription at the time of delivery which considers the expected reimbursements from third party payors (e.g., pharmacy benefit managers, insurance companies and government agencies).

Step Four: Allocate the transaction price — The price of the prescription invoiced represents the expected amount of reimbursement from third party payors. There is no difference between contract price and “stand-alone selling price”.

Step Five: Recognize revenue when or as the entity satisfies a performance obligation — Revenue is recognized upon the delivery of the prescription.

F-63

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Concentration of Credit Risks and Major Customers

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to Federal Deposit Insurance Corp limits. During the periods ended June 30, 2023 and 2022, no sales to customers represented greater than 10% of revenue.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

Level 1	Quoted prices are available in active markets for identical assets or liabilities.

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The carrying amounts of cash, accounts receivable, accounts payable and accrued liabilities approximate fair value because of the short term nature of these instruments.

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under both federal and state provisions. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, each member reports on their income tax return their proportionate share of the Company’s taxable income and tax credits.

Recent Accounting Pronouncements

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Accounting Pronouncements Recently Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, a comprehensive new revenue recognition standard that supersedes most existing industry-specific guidance. Accounting Standards Codification (“ASC”) 606 creates a framework by which an entity allocates the transaction price to separate performance obligations and recognizes revenue when each performance obligation is satisfied. Under the new standard, entities are required to use judgment and make estimates, including identifying performance obligations in a contract, estimating the amount of variable consideration to include in the transaction price, allocating the transaction price to each separate performance obligation and determining when an entity satisfies its performance obligations. The standard allows for either “full retrospective” adoption, meaning that the standard is applied to all of the periods presented with a cumulative catch-up in the earliest period presented, or “modified retrospective” adoption, meaning the standard is applied only to the most current period presented in the financial statements with a cumulative catch-up in the current period. In July and December 2016, the FASB issued various additional authoritative guidance for the new revenue recognition standard. The Company adopted ASC 606 on January 1, 2020, using the modified retrospective method, the impact of which was not material to the Company.

F-64

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases, to provide guidance for the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of-use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The provisions of this standard also apply to situations where the Company is the lessor. The Company plans to adopt this new guidance when it acquires any new leases.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (ASC 326), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The effective date of the new guidance as amended by ASU No. 2019-10 is fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted ASU 2016-13 effective January 1, 2023 the company determined that the update applied to trade receivables, but that there no material impact to the financial statements from the adoption of ASU 2016-13.

Note 2 Prepaid expenses and other assets

Prepaid expenses and other assets consist of the following:

	August 21,	December 31,
	2023	2022
Prepaid license and fees	$465	$3,287
	$465	$3,287

Note 3 Other current liabilities

Other current liabilities consist of the following:

	August 21,	December 31,
	2023	2022
Accrued salaries and wages	$220,770	$225,978
	$220,770	$225,978

Note 4 Due to Parent Company

Amounts due to parent company consists of consists of the following:

	August 21,	December 31,
	2023	2022
Expenses reimbursement due	$2,280,872	$1,799,973
	$2,280,872	$1,799,973

F-65

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 5 Commitment and Contingencies

From time to time, the Company is involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable.

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 6 Subsequent Events

On January 2023, CSP and TRxADE HEALTH, Inc., a Delaware corporation (“TRxADE”) entered into a Membership Interest Purchase Agreement (the “CSP MIPA”), pursuant to which TRxADE sold and Wood Sage acquired one hundred percent (100%) of the membership interest it owns in CSP in exchange for (i) One Hundred Thousand Dollars ($100,000) and (ii) all amounts due and payable to TRxADE from Wood Sage under the Master Service Agreement (defined below). In January 2023, Danam and CSP entered into an Amendment to the CSP MIPA, pursuant to which the parties revised the Closing Payment to One Hundred Thousand Dollars ($100,000) plus any amounts owed under the Management Services Agreement (as defined in the CSP MIPA).

On August 22, 2023, Wood Sage entered into the Note with Integral, which is owned by Suren Ajjarapu and Prashant Patel, to satisfy the purchase price under the CSP MIPA. Upon the satisfaction of all closing conditions, the CSP MIPA closed in August 2023.

F-66

COMMUNITY SPECIALTY PHARMACY, LLC

INDEPENDENT AUDITORS’ REPORT

To the members of Community Specialty Pharmacy, LLC.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Community Specialty Pharmacy, LLC. (the “Company”) as of December 31, 2022 and 2021, the related statement of operations and comprehensive loss, statements of owner’s equity and statements of cash flows for each of the two years in the period ended December 31, 2022, and the related notes collectively referred to as the “Financial Statements”. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with Generally Accepted Accounting Principles of United States of America.

In our report dated May 24th, 2023, we expressed an opinion that the 2022 and 2021 financial statements did not fairly present financial position, results of operations comprehensive loss, and cash flows in conformity with accounting principles generally accepted in the United States of America because of two departures due to which the Financial Statements were materially misstated: the Employee benefit expenses of the company were found to be understated for the years 2022 and 2021 and the Trade Receivables of the company was found to be over-stated for the years 2022 and 2021. As described in Note 2 Restatement of previously issued Financial Statements, the Company restated its 2022 and 2021 financial statements. Accordingly, our present opinion on the 2022 and 2021 financial statements, as presented herein, is different from that expressed in our previous report.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the applicable rules and regulations of the and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have nor we have engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that:

(1) relate to accounts or disclosures that are material to the financial statements and

(2) involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

/s/ Suri & Co., Chartered Accountants

We have served as the Company’s auditors since 2021.

Date: 29th August 2023

Place: Chennai, India

F-67

COMMUNITY SPECIALTY PHARMACY, LLC

BALANCE SHEETS

	December 31,
	2022	2021
	(As Restated)	(As Restated)
ASSETS
Current assets:
Cash and cash equivalents	$14,846	$63,719
Accounts receivable	21,727	111,760
Inventories	51,136	42,494
Prepaid expenses and other assets	3,287	6,682
Total current assets	90,996	224,655
Total assets	$90,996	$224,655
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$78,853	$30,083
Other current liabilities	225,978	154,509
Total current liabilities	304,831	184,592
Total liabilities	304,831	184,592
Commitments and contingencies
Members’ equity
Due to Parent Company	1,799,973	1,579,974
Accumulated deficit	(2,013,808)	(1,539,911)
Total Members’ equity (deficit)	(213,835)	40,063
Total liabilities and members equity	$90,996	$224,655

The accompanying notes are an integral part of these financial statements.

F-68

COMMUNITY SPECIALTY PHARMACY, LLC

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year ended December 31,
	2022	2021
	(As Restated)	(As Restated)
Net sales	889,379	1,225,152
Cost of sales	866,014	1,068,367
Gross Profit	23,365	156,785
Operating expenses:
General and administrative expenses	497,262	546,035
Loss from operations	(473,897)	(389,250)
Net loss	(473,897)	(389,250)

The accompanying notes are an integral part of these financial statements.

F-69

COMMUNITY SPECIALTY PHARMACY, LLC

STATEMENTS OF MEMBERS’ DEFICIT

	Due to Parent	Accumulated	Total Members’
	Company	Deficit	Deficit
Balance at December 31, 2020	$1,325,731	$(1,150,661)	$175,070
Capital contributions from parent company	254,243	—	254,243
Net loss	—	(389,250)	(389,250)
Balance at December 31, 2021 (As restated)	$1,579,974	$(1,539,911)	$40,063
Capital contributions from parent company	219,999	—	219,999
Net loss	—	(473,897)	(473,897)
Balance at December 31, 2022 (As restated)	$1,799,973	$(2,013,808)	$(213,835)

The accompanying notes are an integral part of these financial statements.

F-70

COMMUNITY SPECIALTY PHARMACY, LLC

STATEMENTS OF CASH FLOWS

	December 31,
	2022	2021
	(As Restated)	(As Restated)
Operating activities:
Net loss	$(473,897)	$(389,250)
Changes in operating assets and liabilities
Accounts receivable	90,033	80,446
Inventories	(8,641)	(7,817)
Prepaid expenses and other assets	3,395	(2,692)
Accounts payable	48,769	(100,313)
Other current liabilities	71,469	147,466
Net cash used by operating activities	(268,872)	(272,160)
Financing activities:
Capital contributions from parent company	219,999	254,243
Net cash provided by financing activities	219,999	254,243
Net decrease in cash and cash equivalents	(48,873)	(17,917)
Cash and cash equivalents
Beginning of period	63,719	81,636
End of period	$14,846	$63,719

The accompanying notes are an integral part of these financial statements.

F-71

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO FINANCIAL STATEMENTS

Note 1 Organization and Summary of Significant Accounting Policies

Nature of Operations

Community Specialty Pharmacy, LLC (“CSP”, the “Company”) is an accredited independent retail pharmacy with a focus on specialty medications and a community-based model offering home delivery services to patients.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in all material respects and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

The preparation of the Company’s Financial Statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the Financial Statements. These estimates are based on information available through the date of the issuance of the financial statements and actual results could differ from those estimates. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	provisions for income taxes and related valuation allowances and tax uncertainties;

●	accruals for estimated liabilities such as property tax accruals and; litigation settlement accrual;

Liquidity

Historically, operations have been funded primarily through the infusement of capital by Trxade Health, Inc, the Company parent company parent (See Note 6 - Due to Parent Company). The Company has the ability to maintain the current level of spending or reduce expenditures to maintain operations if funding is not available.

Reclassification

Certain prior year amounts have been reclassified to conform to the current year presentation.

Comprehensive Income

Comprehensive income includes net income as well as other changes in members’ equity that result from transactions and economic events other than those with members. There was no difference between net income and comprehensive income presented in the financial statements for the years ended December 31, 2022, and 2021.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, certificates of deposits and money market funds that are readily convertible into cash, all with original maturity dates of three months or less.

F-72

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO FINANCIAL STATEMENTS

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is determined on a first in first out basis. On a quarterly basis, we evaluate inventory for net realizable value using estimates based on historical experience, current or projected pricing trends, specific categories of inventory, age and expiration dates of on-hand inventory and manufacturer return policies. If actual conditions are less favorable than our assumptions, additional inventory write-downs may be required, and no reserve is maintained as obsolete or expired inventories are written off. We believe that the inventory valuation provides a reasonable approximation of the current value of inventory. There is no reserve for inventory obsolescence and inventory is not pledged during the periods presented.

Accounts Receivable

The Company’s receivables are from customers and are collectible within 90 days. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

Revenue

The Company adopted Accounting Standards Codification (“ASC”) 606 on January 1, 2020, the new accounting guidance on revenue recognition. The Company is in the retail pharmacy business. and fills prescriptions for drugs written by a doctor and recognizes revenue at the time the patient confirms delivery of the prescription. Customer returns are not material. The following are the steps taken to recognize revenue.

Step One: Identify the contract with the customer - The prescription is written by a doctor for a customer and delivered to the Company. The prescription identifies the performance obligations in the contract. The Company fills the prescription and delivers to the Customer the prescription, fulfilling the contract. The collection is probable because there is confirmation that the customer has insurance for the reimbursement to the Company prior to filling of the prescription.

Step Two: Identify the performance obligations in the contract - Each prescription is distinct to the Customer.

Step Three: Determine the transaction price - The consideration is not variable. The transaction price is determined to be the price of the prescription at the time of delivery which considers the expected reimbursements from third party payors (e.g., pharmacy benefit managers, insurance companies and government agencies).

Step Four: Allocate the transaction price - The price of the prescription invoiced represents the expected amount of reimbursement from third party payors. There is no difference between contract price and “stand-alone selling price”.

Step Five: Recognize revenue when or as the entity satisfies a performance obligation - Revenue is recognized upon the delivery of the prescription.

Concentration of Credit Risks and Major Customers

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to Federal Deposit Insurance Corp limits. During the years ended December 31, 2022, no sales to customers represented greater than 10% of revenue.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

F-73

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO FINANCIAL STATEMENTS

Level 1	Quoted prices are available in active markets for identical assets or liabilities.

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The carrying amounts of cash, accounts receivable, accounts payable and accrued liabilities approximate their fair value because of the short term nature of these instruments.

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under both federal and state provisions. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, each member reports on their income tax return their proportionate share of the Company’s taxable income and tax credits.

Recent Accounting Pronouncements

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases, to provide guidance for the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of-use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The provisions of this standard also apply to situations where the Company is the lessor. The Company plans to adopt this new guidance when it acquires any new leases.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (ASC 326), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The effective date of the new guidance as amended by ASU No. 2019-10 is fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is currently evaluating the impact of adopting this standard, but does not expect the adoption to have a material impact on its Financial Statements.

F-74

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO FINANCIAL STATEMENTS

Note 2 Restatement of previously issued Financial Statements

The Company’s Balance Sheet as of December 31, 2022, and 2021, its Statement of Operations, Statement of Shareholders’ Equity, and Statement of Cash Flows for the year ended December 31, 2022 and 2021, and certain related notes, have been restated to correct errors.

Restatement Background

During the course of independent audit of the 2022 and 2021 financial statements, the Company’s auditor identified errors that resulted in a qualified opinion being issued on the financial statements. The errors identified were determined to be material in the 2022 and 2021 Financial Statements. As a result of these errors, the Company has restated its Financial Statements for the year ended December 31, 2022 and 2021 in accordance with ASC 250, Accounting Changes and Error Corrections (the “restated financial statements”).

Description of Errors

The following are the errors in the previously issued 2022 and 2021 Financial Statements:

1)	Trade Receivables: An error was identified related to the recording of trade receivables as of December 31, 2021. Trade receivables were overstated due to the collectivity of a number of accounts. The error overstated previously reported trade receivables in the December 31, 2021 financials by approximately $114 thousand and understated net loss by approximately the same amount. A similar error was also found in the December 31, 2022 financials relating to trade receivables. The error overstated previously reported trade receivables in the December 31, 2022 financials by approximately $ 58 thousands and understated net loss by approximately same amount.

2)	General and administration expenses: An error was identified in general and administrative expenses (“G&A”) related to the overstatement of trade receivables described in error 1). The bad debt expenses relating to the trade receivables was not recorded in G&A expense in the statement of operations for the year ended December 31, 2021 and 2022. The error understated previously reported G&A expenses and net loss by approximately $114 thousand, and $58 thousand for the year ended December 31, 2021 and 2022 respectively.

3)	General and administration expenses: Another error was identified in G&A expenses related to understating employee benefit expenses reported in G&A expenses in the statement of operations for the year ended December 31, 2021 and 2022. The error understated previously reported G&A expenses and net loss by approximately $147 thousand, and $61 thousand for the year ended December 31, 2021 and 2022 respectively. The accumulative error to G&A expenses including the first G&A error detailed in 2) was an understatement of $261 thousand and $118 thousand for the years ended December 31, 2021 and 2022 respectively.

4)	Other current liabilities: An error was identified in other current liabilities relating to the error described in 3). The error understated previously reported other current liabilities by approximately $147 thousand and $208 thousand as of the ended December 31, 2021 and 2022 respectively.

5)	Revenue: An error was identified related to revenue for the year ended December 31, 2022. The error relating to the overstatement of trade receivables in the December 31, 2021 financial statements was incorrectly adjusted in the revenue reported in the 2022 financials statements. The error understated previously reported revenue by approximately $114 thousand and overstated net loss by the same amount for the year ended December 31, 2022.

6)	Other income: An error was identified related to other income for the year ended December 31, 2021 and 2022. The error related to the reporting of operating revenue as non-operating other income. The error overstated previously reported other income and understated revenue by approximately $24 thousand and $25 thousand for the year ended December 31, 2021 and 2022 respectively.

F-75

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO FINANCIAL STATEMENTS

Description of Restatement Tables

The following tables present a reconciliation from the figures as previously reported to the as restated amounts for the Company’s Balance Sheet, Statement of Operations, Statement of Cash Flows, and Statement of Shareholders’ Equity as of and for the years ended December 31, 2022 and 2021. The amounts as previously reported were derived from the Company’s previously issued Financial Statements for the year ended December 31, 2022, issued on May 24, 2023 (certain amounts may not add due to rounding):

Community Specialty Pharmacy, LLC

Statement of Operations

	December 31, 2022
	As Previously	Restatement	Restatement
	Reported	Impact	Reference	As Restated
Net sales	$750,503	$138,876	(5),(6)	$889,379
Cost of sales	866,014	—		866,014
Gross Profit	(115,511)	138,876		23,365
Operating expenses:
General and administrative expenses	379,100	118,162	(2),(3)	497,262
Loss from operations	(494,611)	20,714		(473,897)
Other income	24,833	(24,833)	(6)	—
Net loss	$(469,778)	$(4,119)		$(473,897)

F-76

Community Specialty Pharmacy, LLC

Statement of Operations

	December 31, 2021
	As Previously	Restatement	Restatement
	Reported	Impact	Reference	As Restated
Net sales	$1,201,149	$24,003	(5),(6)	$1,225,152
Cost of sales	1,068,367	—		1,068,367
Gross Profit	132,782	24,003		156,785
Operating expenses:
General and administrative expenses	285,348	260,687	(2),(3)	546,035
Loss from operations	(152,566)	(236,684)		(389,250)
Other income	24,003	(24,003)	(6)	—
Net loss	$(128,563)	(260,687)		$(389,250)

F-77

Community Specialty Pharmacy, LLC

Balance Sheet

	December 31, 2022
	As Previously	Restatement	Restatement
	Reported	Impact	Reference	As Restated
ASSETS
Current assets:
Cash and cash equivalents	$14,846	$—		$14,846
Accounts receivable	79,338	(57,611)	(1)	21,727
Inventories	51,136	—		51,136
Prepaid expenses and other assets	3,287	—		3,287
Total current assets	148,607	(57,611)		90,996
Total assets	$148,607	$(57,611)		$90,996
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$78,853	$—		$78,853
Other current liabilities	18,783	207,195	(3),(4)	225,978
Total current liabilities	97,636	207,195		304,831
Total liabilities	97,636	207,195		304,831
Commitment and contingencies
Members’ equity:
Due to Parent Company	1,799,973	—		1,799,973
Accumulated deficit	(1,749,002)	(264,806)	(1),(2),(3),(5)	(2,013,808)
Total members equity	50,971	(264,806)		(213,835)
Total liabilities and owners’ equity	$148,607	$(57,611)		$90,996

F-78

Community Specialty Pharmacy, LLC

Balance Sheet

	December 31, 2021
	As Previously	Restatement	Restatement
	Reported	Impact	Reference	As Restated
ASSETS
Current assets:
Cash and cash equivalents	$63,719	$—		$63,719
Accounts receivable	225,803	(114,043)	(1)	111,760
Inventories	42,494	—		42,494
Prepaid expenses and other assets	6,682	—		6,682
Total current assets	338,698	(114,043)		224,655
Total assets	$338,698	$(114,043)		$224,655
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$30,083	$—		$30,083
Other current liabilities	7,865	146,644	(3),(4)	$154,509
Total current liabilities	37,948	146,644		184,592
Total liabilities	37,948	146,644		184,592
Commitment and contingencies
Owners’ equity:
Due to Parent Company	1,579,974	—		1,579,974
Accumulated deficit	(1,279,224)	(260,687)	(1),(2),(3),(5)	(1,539,911)
Total members’ equity	300,750	(260,687)		40,063
Total liabilities and members’ equity	$338,698	$(114,043)		$224,655

F-79

Community Specialty Pharmacy, LLC

Statement of Cashflows

	December 31, 2022
	As Previously	Restatement	Restatement
	Reported	Impact	Reference	As Restated
Operating activities:
Net loss	$(469,778)	(4,119)	(1),(2),(3),(5)	$(473,897)
Changes in operating assets and liabilities
Accounts receivable	146,465	(56,432)	(1)	90,033
Inventories	(8,641)	—		(8,641)
Prepaid expenses and other assets	3,395	—		3,395
Accounts payable	48,769	—		48,769
Other current liabilities	10,918	60,551	(3),(4)	71,469
Net cash used in operating activities	(268,872)	—		(268,872)
Financing activities:
Capital contributions from parent company	219,999	—		219,999
Net cash provided by financing activities	219,999	—		219,999
Net decrease in cash and cash equivalents	(48,873)	—		(48,873)
Cash and cash equivalents
Beginning of period	63,719	—		63,719
End of period	$14,846	$—		$14,846

F-80

Community Specialty Pharmacy, LLC

Statement of Cashflows

	December 31, 2021
	As Previously	Restatement	Restatement
	Reported	Impact	Reference	As Restated
Operating activities:
Net loss	$(128,563)	$(260,687)	(1) (2),(3),(5)	$(389,250)
Changes in operating assets and liabilities
Accounts receivable	(33,597)	114,043	(1)	80,446
Inventories	(7,817)	—		(7,817)
Prepaid expenses and other assets	(2,692)	—		(2,692)
Accounts payable	(100,313)	—		(100,313)
Other current liabilities	822	146,644	(3),(4)	147,466
Net cash used in operating activities	(272,160)	—		(272,160)
Financing activities:
Capital contributions from parent company	254,243	—		254,243
Net cash provided by financing activities	254,243	—		254,243
Net decrease in cash and cash equivalents	(17,917)	—		(17,917)
Cash and cash equivalents
Beginning of period	81,636	—		81,636
End of period	$63,719	$—		$63,719

F-81

Community Specialty Pharmacy, LLC

Statement of Owners’ Equity

	As previously restated			As restated
	Due to			Due to
	Parent			Parent
	Members’	Accumulated	Total	Member’s	Accumulated	Total
	Company	Deficit	Equity	Company	Deficit	Deficit
Balance at December 31, 2020	$1,325,731	$(1,150,661)	$175,070	$1,325,731	$(1,150,661)	$175,070
Capital contributions from parent company	254,243		254,243	254,243		254,243
Net loss		(128,563)	(128,563)		(389,250)	(389,250)
Balance at December 31, 2021	1,579,974	(1,279,224)	300,750	1,579,974	(1,539,911)	40,063
Capital contributions from parent company	219,999		219,999	219,999		219,999
Net loss		(469,778)	(469,778)		(473,897)	(473,897)
Balance at December 31, 2022	$1,799,973	$(1,749,002)	$50,971	$1,799,973	$(2,013,808)	$(213,835)

Note 3 Prepaid expenses and other assets

Prepaid expenses and other assets consist of the following:

	December 31,
	2022	2021
Prepaid licenses and fees	3,287	6,682
Prepaid expense and other assets	$3,287	$6,682

F-82

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO FINANCIAL STATEMENTS

Note 4 Other current liabilities

Other current liabilities consist of the following:

	December 31,
	2022	2021
Accrued salary and wages	18,783	7,865
Other current liabilities	$18,783	$7,865

Note 5 Related Party

The Company’s transactions with Trxade and its subsidiaries are considered related party transactions. The Company has historically operated part of Trxade and not as a standalone company and certain of the Company’s transactions entered into the ordinary course business were with Txade and its subsidiaries. Accordingly, certain shared costs have been allocated to the Company by Txade and reflected as expenses in these financial statements and some expenses have been paid on behalf of the Company by Trxade and its subsidiaries. With the exception of Trxade Inc, who is the ultimate parent company, all the companies presented in the table below are wholly owned subsidiaries of Trxade

Related party transaction of consists of the following:

December 31,2022

			Integra	Alliance
	Trxade		Pharma	Pharma	Bonum
	Group	Trxade Inc	Solutions	Solutions	Health Inc
Expenses Incurred by Related Party	$30,280	$294,029	$—	$—	$—
Sales	(10,893)	—	—	—	—
Inter Group transfers	807,445	(916,090)	10,401	4,327	500
	$826,832	$(622,061)	$10,401	$4,327	$500

December 31, 2021

			Integra
	Trxade		Pharma
	Group	Trxade Inc	Solutions
Expenses Incurred by Related Party	$(46,694)	$(203,252)	$(4,548)
Inter Group Transfers	(892.56)	0	1142.56
	$(47,586)	$(203,252)	$(3,405)

Note 6 Due to Parent Company

Amounts due to parent company consists of consists of the following:

	December 31,
	2022	2021
Expense reimbursement dues	1,799,973	1,579,974
Due to Parent Company	$1,799,973	$1,579,974

F-83

COMMUNITY SPECIALTY PHARMACY, LLC

NOTES TO FINANCIAL STATEMENTS

Note 7 Commitment and Contingencies

From time to time, the Company is involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable.

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 8 Subsequent Events

The Company evaluated subsequent events through August 29, 2023, the date at which the Financial Statements were available to be issued.

In January 2023, as part of a business combination between Artemis Strategic Investment Corporation (“Artemis”), a Special Purpose Acquisition Company (“SPAC”), and Danam Health, Inc (“Danam”), with Messrs. Suren Ajjarapu and Prashant Patel as officers, a holding company Wood Sage, LLC (“Wood Sage) will be acquired by Danam to effectuate a business combination acquiring 100% of our outstanding membership interests from Trxade Health, Inc’s (“Trxade”), with Messrs. Suren Ajjarapu and Prashant Patel as officers of TRxADE. On or about January 20, 2023, Wood Sage, Community Specialty Pharmacy, LLC (“CSP”), and TRxADE Health, Inc. (“TRxADE”) entered into a membership interest purchase agreement (“CSP MIPA”), amended January 20, 2023, whereby Wood Sage would buy TRxADE’s 100% membership interest in CSP. Wood Sage would pay $100,000 at closing. On or about January 20, 2023, Wood Sage and CSP entered into a master service agreement (“Wood Sage MSA”), amended on or about January 20, 2023, whereby CSP would manage the operations of CSP through closing.

On August 6, 2023, Danam entered into a Business Combination Agreement (“BCA”), by and among Artemis, ASIC Merger Sub Inc, a wholly owned subsidiary of Artemis (“Merger Sub”), Artemis Sponsor, LLC, a representative for the stockholders of Artemis, Suren Ajjarapu, and Danam Health, Inc. Upon the consummation of the Business Combination Danam will survive and become a wholly owned subsidiary of Artemis, which will be renamed Danam Health Holdings Corporation (“New Danam”). The consummation of the Business Combination is conditioned upon a favorable vote of both Artemis and Danam’s stockholders. As part of the BCA the Company entered into membership interest purchase agreements with Wellgistics, LLC (“Wellgistics”), and Wood Sage, LLC (“Wood Sage”) and its respective selling equity holders to acquire all of the issued and outstanding membership interests of both companies in a transaction that will close immediately prior the business combination of Artemis and Danam.

On August 22, 2023, Wood Sage purchased CSP and Alliance Pharma Solutions, LLC (“APS”) from Integral Health, Inc. (successor in interest to TRxADE). Wood Sage signed a promissory note payable to Integral Health, Inc. in the amount of $1,300,000, due 30 days from closing.

F-84

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

INDEPENDENT AUDITORS’ REPORT

To the members of Alliance Pharma Solutions, LLC.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Alliance Pharma Solutions, LLC. (the “Company”) as of December 31, 2022 and 2021, the related statement of operations and comprehensive loss, statements of owner’s equity and statements of cash flows for each of the two years in the period ended December 31, 2022, and the related notes collectively referred to as the “Financial Statements”. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with Generally Accepted Accounting Principles of United States of America.

In our report dated May 24th, 2023, we expressed an opinion that the 2022 financial statements did not fairly present financial position, results of operations and comprehensive loss, and cash flows in conformity with accounting principles generally accepted in the United States of America because of the following departure due to which the Financial Statements were materially misstated; The company had not capitalized expenses relating to Research and development which has crossed the research stage and commenced development. As described in Note 2 Restatement of previously issued Financial Statements, the Company restated its 2022 financial statements. Accordingly, our present opinion on the 2022 financial statements, as presented herein, is different from that expressed in our previous report.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the applicable rules and regulations of the and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have nor we have engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that:

(1)	relate to accounts or disclosures that are material to the financial statements and

(2)	involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

/s/ Suri & Co., Chartered Accountants

We have served as the Company’s auditors since 2021.

Date: 29th August 2023

Place: Chennai, India

F-85

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

BALANCE SHEETS

	December 31,
	2022	2021
	(As Restated)
ASSETS
Current assets:
Cash and cash equivalents	$1,419	$1,469
Prepaid expenses and other assets	3,196	1,663
Total current assets	4,615	3,132
Property, plant and equipment, net	—	22,251
Intangible assets under development	567,256	—
Total assets	$571,871	$25,383
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$75,818	$72,294
Total current liabilities	75,818	72,294
Total liabilities	75,818	72,294
Commitments and contingencies (Note 8)
Members’ equity
Due to Parent Company	1,339,053	769,261
Accumulated deficit	(843,000)	(816,172)
Total members’ equity (deficit)	496,053	(46,911)
Total liabilities and members’ equity	$571,871	$25,383

The accompanying notes are an integral part of these financial statements.

F-86

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year ended December 31,
	2022	2021
	(As Restated)
Operating expenses:
Research and development expenses	$1,400	$343,048
General and administrative expenses	24,277	53,768
Depreciation	1,151	5,351
Loss from operations	(26,828)	(402,167)
Net loss	$(26,828)	$(402,167)

The accompanying notes are an integral part of these financial statements.

F-87

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

STATEMENTS OF MEMBERS’ EQUITY

	Due to Parent	Accumulated	Total Members’
	Company	Deficit	Equity
Balance at December 31, 2020	$421,379	$(414,005)	$7,374
Capital contributions from parent company	347,882	—	347,882
Net loss	—	(402,167)	(402,167)
Balance at December 31, 2021	769,261	(816,172)	$(46,911)
Capital contributions from parent company	569,792	—	569,792
Net loss	—	(26,828)	(26,828)
Balance at December 31, 2022 (As restated)	$1,339,053	$(843,000)	$496,053

The accompanying notes are an integral part of these financial statements.

F-88

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

STATEMENTS OF CASH FLOWS

	December 31,
	2022	2021
	(As Restated)
Operating activities:
Net loss	$(26,828)	$(402,167)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,151	5,351
Gain/(loss) on asset disposal	(1,900)	422
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(1,534)	(1,663)
Accounts payable	3,525	72,294
Net cash used in operating activities	(25,586)	(325,763)
Investing activities:
Purchase of vehicle	—	(23,018)
Proceeds from sale of property, plant and equipment	23,000	—
Payments made for intangible assets under development	(567,256)	—
Net cash used in investing activities	(544,256)	(23,018)
Financing activities:
Capital contributions from parent company	569,792	347,882
Net cash provided by financing activities	569,792	347,882
Net decrease in cash and cash equivalents	(50)	(899)
Cash and cash equivalents
Beginning of period	1,469	2,368
End of period	$1,419	$1,469

The accompanying notes are an integral part of these financial statements.

F-89

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Note 1 Organization and Summary of Significant Accounting Policies

Nature of Operations

Alliance Pharmaceutical Solutions, LLC (d.b.a. DelivMeds) (“APS”, or the “Company”) has developed a same day Pharma delivery software - Delivmeds.com and invested in SyncHealth MSO, LLC a managed services organization in January 2019, which investment was divested in February 2020. The Company is a wholly owned subsidiary of Trxade Health, Inc, (“Trxade”), with Messrs. Suren Ajjarapu and Prashant Patel as officers of Trxade, and has entered into an agreement to sell the Company (See Note 9 - Subsequent Events)

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in all material respects and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

The preparation of the Company’s Financial Statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the Financial Statements. These estimates are based on information available through the date of the issuance of the financial statements and actual results could differ from those estimates. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	provisions for income taxes and related valuation allowances and tax uncertainties;

●	recoverability of long-lived assets and their related estimated lives;

Liquidity

Historically, operations have been funded primarily through the infusion of capital by Trxade Health, Inc, the Company parent company parent (See Note 5 - Due to Parent Company). The Company has the ability to maintain the current level of spending or reduce expenditure to maintain operations if funding is not available.

Reclassification

Certain prior year amounts have been reclassified to conform to the current year presentation.

Comprehensive Income

Comprehensive income includes net income as well as other changes in members’ equity that result from transactions and economic events other than those with members. There was no difference between net income and comprehensive income presented in the financial statements for the years ended December 31, 2022, and 2021.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

F-90

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, certificates of deposits and money market funds that are readily convertible into cash, all with original maturity dates of three months or less.

Property, Plant and Equipment, net

Property, plant and equipment, net (“PP&E”) is stated at cost less accumulated depreciation and amortization and any accumulated impairment losses. Depreciation and amortization are computed using the straight-line method over the assets’ estimated useful lives. The estimated useful lives of PP&E are as follows:

Automobiles and trucks	5 years

Upon the sale or retirement of assets, costs and the related accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in the results of operations.

The Company evaluates its long-lived assets or asset groups for indicators of possible impairment by determining whether there were any triggering events that could impact the Company’s assets. If events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable the Company performs a comparison of the carrying amount to future net undiscounted cash flows expected to be generated by such asset or asset group. Should an impairment exist, the impairment loss is measured based on the excess carrying value of the asset over the asset’s fair value generally determined by estimates of future discounted cash flows.

The Company has not identified any such impairment losses for the years ended December 31, 2022 and 2021.

Intangible Assets

Research expenditure is recognized as an expense and Development expenditure that meets specified criteria is recognized as the cost of an intangible asset. The company has begun capitalizing the expenses related to the app Delivmeds as the management has determined that the Company’s app has crossed the research phase and has begun development.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

Level 1	Quoted prices are available in active markets for identical assets or liabilities.

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The carrying amounts of cash, accounts payable and accrued liabilities approximate their fair value because of the short-term nature of these instruments.

F-91

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under both federal and state provisions. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, each member reports on their income tax return their proportionate share of the Company’s taxable income and tax credits.

Recent Accounting Pronouncements

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Accounting Pronouncements Not Yet Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, a comprehensive new revenue recognition standard that supersedes most existing industry-specific guidance. Accounting Standards Codification (“ASC”) 606 creates a framework by which an entity allocates the transaction price to separate performance obligations and recognizes revenue when each performance obligation is satisfied. Under the new standard, entities are required to use judgment and make estimates, including identifying performance obligations in a contract, estimating the amount of variable consideration to include in the transaction price, allocating the transaction price to each separate performance obligation and determining when an entity satisfies its performance obligations. The standard allows for either “full retrospective” adoption, meaning that the standard is applied to all of the periods presented with a cumulative catch-up in the earliest period presented, or “modified retrospective” adoption, meaning the standard is applied only to the most current period presented in the financial statements with a cumulative catch-up in the current period. In July and December 2016, the FASB issued various additional authoritative guidance for the new revenue recognition standard. The Company plans to adopt the accounting standard once it starts generating revenue.

In February 2016, the FASB issued ASU No. 2016-02, Leases, to provide guidance for the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of-use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The provisions of this standard also apply to situations where the Company is the lessor. The Company plans to adopt this new guidance when it acquires any new leases.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (ASC 326), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The effective date of the new guidance as amended by ASU No. 2019-10 is fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is currently evaluating the impact of adopting this standard, but does not expect the adoption to have a material impact on its Financial Statements.

Note 2 Restatement of previously issued Financial Statements

The Company’s Balance Sheet as of December 31, 2022, and its Statement of Operations, Statement of Shareholders’ Equity, and Statement of Cash Flows for the year ended December 31, 2022, and certain related notes, have been restated to correct errors.

Restatement Background

During the course of the independent audit of the 2022 financial statements, the Company’s auditor identified errors that resulted in a qualified opinion being issued on the financial statements. The errors identified were determined to be material in the 2022 Financial Statements. As a result of these errors, the Company has restated its Financial Statements for the year ended December 31, 2022, in accordance with ASC 250, Accounting Changes and Error Corrections (the “restated financial statements”).

F-92

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Description of Errors

The following are the errors in the previously issued 2022 Financial Statements:

1)	Research and development expenses: An error was identified related to expenses for a research and development (“R&D”) project that had successfully passed the development stage being incorrectly reported as R&D expenses in the in the Statement of Operations. The error overstated previously reported R&D expense and net loss by approximately $45 thousand.

2)	General and administration expenses: An error was identified related to expenses for a research and development (“R&D”) project that had successfully passed the development stage being incorrectly reported as general and administrative (“G&A”) expenses in the Statement of Operations. The error overstated previously reported G&A expenses and net loss by approximately $71 thousand.

3)	Intangible assets under development: An error was identified related to the capitalization of intangible assets under development during the year ended December 31, 2022. The Company inappropriately recorded expenses related to an R&D project that had successfully passed its development stage, whereby were expensed instead of capitalized as required by the General Accepted Accounting Principal. The errors understated previously reported intangible assets under development by approximately $116 thousand.

Description of Restatement Tables

The following tables present a reconciliation from the figures as previously reported to the as restated amounts for the Company’s Balance Sheet, Statement of Operations, Statement of Cash Flows, and Statement of Shareholders’ Equity as of and for the year ended December 31, 2022. The amounts as previously reported were derived from the Company’s previously issued Financial Statements for the year ended December 31, 2022, issued on May 24, 2023 (certain amounts may not add due to rounding):

Alliance Pharmaceutical Solutions, LLC

Statement of Operations

	December 31, 2022
	As Previously	Restatement	Restatement
	Reported	Impact	Reference	As Restated
Operating expenses:
Research and development expenses	$46,787	$(45,387)	(1)	$1,400
General and administrative expenses	95,301	(71,024)	(2)	24,277
Depreciation and amortization	1,151	—		1,151
Loss from operations	(143,239)	116,411		(26,828)
Net loss	$(143,239)	116,411		$(26,828)

F-93

Alliance Pharmaceutical Solutions, LLC

Balance Sheet

	December 31, 2022
	As Previously	Restatement	Restatement
	Reported	Impact	Reference	As Restated
ASSETS
Current assets:
Cash and cash equivalents	$1,419	$—		$1,419
Prepaid expenses and other assets	3,196	—		3,196
Total current assets	4,615	—		4,615
Property, plant and equipment, net	—	—		—
Intangible assets under development	450,845	116,411	(3)	567,256
Total assets	$455,460	$116,411		$571,871
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$75,818	$—		$75,818
Total current liabilities	75,818	—		75,818
Total liabilities	75,818	—		75,818
Commitment and contingencies
Members’ equity:
Due to Parent Company	1,339,053	—		1,339,053
Accumulated deficit	(959,411)	116,411	(1),(2)	(843,000)
Total members’ equity	379,642	116,411		496,053
Total liabilities and members’ equity	$455,460	$116,411		$571,871

F-94

Alliance Pharmaceutical Solutions, LLC

Statement of Cashflows

	December 31, 2022
	As Previously	Restatement	Restatement	As
	Reported	Impact	Reference	Restated
Operating activities:
Net loss	$(143,239)	$116,411	(1),(2)	$(26,828)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,151	—		1,151
Gain on asset disposal	(1,900)	—		(1,900)
Changes in operating assets and liabilities
Prepaid expenses and other assets	(1,534)	—		(1,534)
Accounts payable	3,525	—		3,525
Net cash used in operating activities	(141,997)	116,411		(25,586)
Investing activities:

Proceeds from sale of property, plant and equipment	23,000	—		23,000
Payments made for intangible assets under development	(450,845)	(116,411)	(3)	(567,256)
Net cash used in investing activities	(427,845)	(116,411)		(544,256)
Financing activities:
Capital contributions from parent company	569,792	—		569,792
Net cash provided by financing activities	569,792	—		569,792
Net increase decrease in cash and cash equivalents	(50)	—		(50)
Cash and cash equivalents
Beginning of period	1,469	—		1,469
End of period	$1,419	$—		$1,419

F-95

Alliance Pharmaceutical Solutions, LLC

Statement of Owners’ Equity

	As previously reported			As restated
	Due to		Total	Due to		Total
	Parent	Accumulated	Owners’	Parent	Accumulated	Owners’
	Company	deficit	Equity	Company	deficit	Equity
Balance at December 31, 2021	$769,261	$(816,172)	$(46,911)	$769,261	$(816,172)	$(46,911)
Capital contributions from parent company	569,792		569,792	569,792		569,792
Net loss		(143,239)	(143,239)		(26,828)	(26,828)
Balance at December 31, 2022	$1,339,053	$(959,411)	$379,642	$1,339,053	$(843,000)	$496,053

F-96

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

Note 3 Prepaid expenses and other assets

Prepaid expenses and other assets consist of the following:

	December 31,
	2022	2021
Prepaid software	$2,750	$—
Prepaid industry fees	446	1,663
Prepaid expenses and other assets	$3,196	$1,663

Note 4 Property, Plant and Equipment, net

PP&E consists of the following:

	December 31,
	2022	2021
Automobiles and trucks	$—	$23,018
	—	23,018
Less: Accumulated depreciation	—	(767)
Property, plant and equipment, net	$—	$22,251

Depreciation expenses for the years ended December 31, 2022 and 2021 amounted to $1,151 and $5,351 respectively.

Note 5 Intangible assets under development

Intangible assets under development consist of the following:

	December 31,
	2022	2021
Internal development cost - Delivmeds	567,256	—
Total Intangible assets under development	$567,256	$—

Note 6 Related Party

The Company’s transactions with Trxade and its subsidiaries are considered related party transactions. The Company has historically operated part of Trxade and not as a standalone company and certain of the Company’s transactions entered into the ordinary course business were with Trxade and its subsidiaries. Accordingly, certain shared costs have been allocated to the Company by Trxade and reflected as expenses in these financial statements and some expenses have been paid on behalf of the Company by Trxade and its subsidiaries. With the exception of Trxade Inc, who is the ultimate parent company, all the companies presented in the table below are wholly owned subsidiaries of Trxade.

Related party transaction of consists of the following:

December 31,2022

			Integra	Community
	Trxade		Pharma	Specialty	Bonum
	Group	Trxade Inc	Solutions	Pharmacy	Health Inc
Expenses incurred by related party	23,138	428,936	—	1,749	—
Inter group transfer	764,043	(721,255)	(24,937)	(15,576)	(2,275)
Capital contributions	86,470	10,000	10,000	9,500	—
	873,651	(282,319)	(14,937)	(4,327)	(2,275)

F-97

ALLIANCE PHARMACEUTICAL SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2021

	Trxade		Bonum
	Group	Txade Inc	Health Inc
Expenses incurred by related party	15,385	206,203	2,275
Capital contributions	124,018	—	—
	139,403	206,203	2,275

Note 7 Due to Parent Company

Amounts due to parent company consists of consists of the following:

	December 31,
	2022	2021
Expenses reimbursement due	$1,339,053	$769,261
Due to Parent Company	$1,339,053	$769,261

Note 8 Commitment and Contingencies

From time to time, the Company is involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable.

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 9 Subsequent Events

The Company evaluated subsequent events through August 29, 2023, the date at which the Financial Statements were available to be issued.

In January 2023, as part of a business combination between Artemis Strategic Investment Corporation (“Artemis”), a Special Purpose Acquisition Company (“SPAC”), and Danam Health, Inc (“Danam”), with Messrs. Suren Ajjarapu and Prashant Patel as officers, a holding company Wood Sage, LLC (“Wood Sage) will be acquired by Danam to effectuate a business combination acquiring 100% of our outstanding membership interests from Trxade Health, Inc’s (“Trxade”). On or about January 20, 2023, Wood Sage, Alliance Pharma Solutions (“APS”), and TRxADE entered into a membership interest purchase agreement (“APS MIPA”), amended on or about January 20, 2023, whereby Wood Sage would buy TRxADE’s 100% membership interest in APS. Wood Sage would pay $1,200,000 at closing. On or about January 20, 2023, Wood Sage and APS entered into a master service agreement (“Wood Sage MSA”), amended on or about January 20, 2023, whereby APS would manage the operations of APS through closing.

On August 6, 2023, Danam entered into a Business Combination Agreement (“BCA”), by and among Artemis, ASIC Merger Sub Inc, a wholly owned subsidiary of Artemis (“Merger Sub”), Artemis Sponsor, LLC, a representative for the stockholders of Artemis, Suren Ajjarapu, and Danam Health, Inc. Upon the consummation of the Business Combination Danam will survive and become a wholly owned subsidiary of Artemis, which will be renamed Danam Health Holdings Corporation (“New Danam”). The consummation of the Business Combination is conditioned upon a favorable vote of both Artemis and Danam’s stockholders. As part of the BCA the Company entered into membership interest purchase agreements with Wellgistics, LLC (“Wellgistics”), and Wood Sage, LLC (“Wood Sage”) and its respective selling equity holders to acquire all of the issued and outstanding membership interests of both companies in a transaction that will close immediately prior the business combination of Artemis and Danam.

On August 22, 2023, Wood Sage purchased APS and Community Specialty Pharmacy, LLC (“CSP”) from Integral Health, Inc. (successor in interest to TRxADE). Wood Sage signed a promissory note payable to Integral Health, Inc. in the amount of $1,300,000, due 30 days from closing.

F-98

AlliancePharma Solutions LLC

Condensed Balance Sheets

(Unaudited)

	August 21,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,050	$1,419
Prepaid expenses and other assets	—	3,196
Total current assets	1,050	4,615
Property, plant and equipment, net	—	—
Intangible assets under development	858,498	567,256
Total assets	$859,548	$571,871
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$64,313	$75,818
Total liabilities	64,313	75,818
Commitments and contingencies
Members equity:
Due to parent company	1,673,044	1,339,053
Accumulated deficit	(877,809)	(843,000)
Total members’ equity	795,235	496,053
Total liabilities and members’ equity	$859,548	$571,871

The accompanying notes are an integral part of these financial statements.

F-99

Alliance Pharma Solutions LLC

Condensed Statements of Operations and Comprehensive Loss

(Unaudited)

	Period Ended
	August 21,
	2023	2022
Operating expenses:
Research and development expenses	$375	$950
General and administrative expenses	34,434	13,113
Depreciation	—	1,151
Total operating expenses	34,809	15,214
Loss from operations	(34,809)	(15,214)
Net loss	$(34,809)	$(15,214)

The accompanying notes are an integral part of these financial statements.

F-100

Alliance Pharma Solutions LLC

Condensed Statements of Members’ Equity

(Unaudited)

	Due to	Accumulated	Total Members’
	Parent Company	Deficit	Equity
Balances at December 31, 2021	$769,261	$(816,172)	$(46,911)
Capital contributions from parent company	444,433	—	444,433
Net loss	—	(15,214)	(15,214)
Balances at August 21, 2022	$1,213,694	$(831,386)	$382,308
Balances at December 31, 2022	$1,339,053	$(843,000)	$496,053
Capital contributions from parent company	333,991	—	333,991
Net loss	—	(34,809)	(34,809)
Balances at August 21, 2023	$1,673,044	$(877,809)	$795,235

The accompanying notes are an integral part of these financial statements.

F-101

Alliance Pharma Solutions LLC

Condensed Statements of Cash Flows

(Unaudited)

	Period Ended
	August 21,
	2023	2022
Cash flows from operating activities:
Net loss	$(34,809)	$(15,214)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	—	1,151
Gain on asset disposal	—	(1,900)
Changes in operating assets and liabilities:
Prepaid expenses and other assets	3,196	(4,770)
Accounts payable	(11,505)	(47,791)
Net cash used in operating activities	(43,118)	(68,524)
Cash flows from investing activities:
Sale of fixed assets	—	23,000
Payments made for intangible assets under development	(291,242)	(398,691)
Net cash used in investing activities	(291,242)	(375,691)
Cash flows from financing activities:
Capital contribution from member	333,991	444,433
Net cash provided by financing activities	333,991	444,433
Net change in cash and cash equivalents	(369)	218
Cash and cash equivalents at beginning of period	1,419	1,469
Cash and cash equivalents at end of period	$1,050	$1,687

The accompanying notes are an integral part of these financial statements.

F-102

ALLIANCEPHARMA SOLUTIONS LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies

Alliance Pharmaceutical Solutions, LLC (d.b.a. DelivMeds) (“APS”, or the “Company”) has developed a same day Pharma delivery software — Delivmeds.com and invested in SyncHealth MSO, LLC a managed services organization in January 2019, which investment was divested in February 2020. The Company is a wholly owned subsidiary of Trxade Health, Inc, (“Trxade”) and has entered into an agreement to sell the Company (See Note 6 - Subsequent Events).

Basis of Presentation

The Company’s fiscal year ends on December 31.

The accompanying unaudited condensed financial statements for the interim period ending June 30, 2023 have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information. Accordingly, these unaudited condensed financial statements do not include all of the information and disclosures required by U.S. GAAP for complete financial statements as certain footnotes or other financial information that are normally required by U.S. GAAP can be condensed or omitted. The unaudited condensed prepared on the same basis as the audited financial statements.

These unaudited condensed financial statements should be read in conjunction with the entity’s audited financial statements and notes thereto. In the opinion of management, the unaudited condensed financial statements include all normal and recurring adjustments that are considered necessary to present fairly the financial position of the Company and its results of operations and cash flows for the interim periods presented. Operating results for the period ended August 31, 2023 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2023 for any other interim period, or for any other future year.

Use of Estimates

The preparation of the Company’s Financial Statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the Financial Statements. These estimates are based on information available through the date of the issuance of the financial statements and actual results could differ from those estimates. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	provisions for income taxes and related valuation allowances and tax uncertainties;

●	recoverability of long-lived assets and their related estimated lives;

Liquidity

Historically, operations have been funded primarily through the infusement of capital by Trxade Health, Inc, the Company’s parent company. The Company has the ability to maintain the current level of spending or reduce expenditures to maintain operations if funding is not available.

Reclassification

Certain prior period amounts have been reclassified to conform to the current year presentation.

Comprehensive Income

Comprehensive income includes net income as well as other changes in members’ equity that result from transactions and economic events other than those with members. There was no difference between net income and comprehensive income presented in the financial statements for the periods.

F-103

ALLIANCEPHARMA SOLUTIONS LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Intangible Assets

Research expenditure is recognized as an expense and Development expenditure that meets specified criteria is recognized as the cost of an intangible asset. The company has begun capitalizing the expenses related to the app Delivmeds as the management has determined that the Company’s app has crossed the research phase and has begun development.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, certificates of deposits and money market funds that are readily convertible into cash, all with original maturity dates of three months or less.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

Level 1	Quoted prices are available in active markets for identical assets or liabilities.

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The carrying amounts of cash, accounts payable and accrued liabilities approximate fair value because of the short term nature of these instruments.

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under both federal and state provisions. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, each member reports on their income tax return their proportionate share of the Company’s taxable income and tax credits.

Recent Accounting Pronouncements

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-104

ALLIANCEPHARMA SOLUTIONS LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Accounting Pronouncements Not Yet Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, a comprehensive new revenue recognition standard that supersedes most existing industry-specific guidance. Accounting Standards Codification (“ASC”) 606 creates a framework by which an entity allocates the transaction price to separate performance obligations and recognizes revenue when each performance obligation is satisfied. Under the new standard, entities are required to use judgment and make estimates, including identifying performance obligations in a contract, estimating the amount of variable consideration to include in the transaction price, allocating the transaction price to each separate performance obligation and determining when an entity satisfies its performance obligations. The standard allows for either “full retrospective” adoption, meaning that the standard is applied to all of the periods presented with a cumulative catch-up in the earliest period presented, or “modified retrospective” adoption, meaning the standard is applied only to the most current period presented in the financial statements with a cumulative catch-up in the current period. In July and December 2016, the FASB issued various additional authoritative guidance for the new revenue recognition standard. The Company plans to adopt the accounting standard once it starts generating revenue.

In February 2016, the FASB issued ASU No. 2016-02, Leases, to provide guidance for the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of-use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The provisions of this standard also apply to situations where the Company is the lessor. The Company plans to adopt this new guidance when it acquires any new leases.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (ASC 326), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The effective date of the new guidance as amended by ASU No. 2019-10 is fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company plans to adopt this new guidance as and when situation arises.

Note 2 Prepaid Expenses

Prepaid expenses of the company consists of the following,

	August 21,	December 31,
	2023	2022
Prepaid software	$—	$2,750
Prepaid industry fees	—	446
	$—	$3,196

Note 3 Intangible Assets under Development

Intangible assets under development of the company consists of the following,

	August 21,	December 31,
	2023	2022
Internal development cost - Delivmeds	$858,498	$567,256
	$858,498	$567,256

F-105

ALLIANCEPHARMA SOLUTIONS LLC

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 4 Dues to Parent Company

Dues to parent company consists of the following,

	August 21,	December 31,
	2023	2022
Expenses reimbursement due	$1,673,044	$1,339,053
	$1,673,044	$1,339,053

Note 5 Commitments and Contingencies

From time to time, the Company is involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable.

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 6 Subsequent Events

In January 2023, Wood Sage, Alliance Pharma Solutions, LLC, a Florida limited liability company (“APS”), and TRxADE entered into a Membership Interest Purchase Agreement (the “APS MIPA”), pursuant to which TRxADE sold and Wood Sage acquired one hundred percent (100%) of the membership interest it owns in APS in exchange for (i) One Hundred Twenty Five Thousand Dollars ($125,000) and (ii) all amounts due and payable to TRxADE from Wood Sage under the Master Service Agreement. In January 2023, Danam and APS entered into an Amendment to the APS MIPA (the “APS MIPA Amendment”), pursuant to which the parties revised the Closing Payment to One Million Two Hundred Thousand Dollars ($1,200,000) plus any amounts owed under the Management Service Agreement (as defined in the APS MIPA).

On August 22, 2023, Wood Sage entered into the Note with Integral, which is owned by Suren Ajjarapu and Prashant Patel, to satisfy the purchase price under the APS MIPA. Upon the satisfaction of all closing conditions, the APS MIPA closed in August 2023.

F-106

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table presents the costs and expenses in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions, payable by us in connection with the sale of Common Stock being registered. Except as otherwise noted, we will pay all of these amounts. All amounts are estimates except the Securities and Exchange Commission (“SEC”) registration fee.

SEC registration fee	$2,367
Accounting fees and expenses	$5,000
Legal fees and expenses	$50,000
Printing fees and expenses	$2,000
Total	$59,367

Item 14. Indemnification of Directors and Officers

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

On January 9, 2024, we entered into an indemnification agreement with Tim Canning, our former Chief Executive Officer. The agreement requires Danam to indemnify Mr. Canning for certain expenses, including reasonable attorneys’ fees, incurred by him in certain actions or proceedings arising out of his services as our former Chief Executive Officer.

We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents against liabilities for actions taken in their capacities as directors and officers.

II-1

Item 15. Recent Sales of Unregistered Securities

The following information relates to all securities issued or sold by us within the past three years and not registered under the Securities Act.

On June 16, 2024, we issued 652,353 shares of our Common Stock (after giving effect to the stock split effected by the Company on October 30, 2024) to Nikul Panchal in connection with our acquisition of Wood Sage. These shares were issued in reliance on the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

On November 4, 2024, we issued 3,999,335 shares of our Common Stock to Strategix Global LLC, Nomad Capital, LLC, Jouska Holdings LLC, and Brian Norton in connection with the acquisition of Wellgistics, LLC. These shares were issued in reliance on the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

On March 21, 2025, we granted an aggregate of 19,764,108 shares of restricted stock under the Company’s Amended and Restated 2023 Equity Incentive Plan to the following individuals:

●	600,000 shares to the Company’s independent directors, with 198,000 shares vesting immediately and the remainder vesting in equal amounts on March 4, 2026, and March 4, 2027;

●	8,164,494 shares to the Company’s non-independent directors, with each share vesting immediately;

●	503,158 shares to certain employees, with 15,000 shares vesting immediately, 116,942 vesting on October 1, 2025, 126,942 vesting on October 1, 2026, 126,942 vesting on October 1, 2027, 58,666 vesting on October 1, 2028, and 58,666 vesting on October 1, 2029;

●	9,000,000 shares to the Company’s chief executive officer, which vest only upon the achievement of certain financial metrics for the fiscal years ending December 31, 2025, 2026, and 2027, with the first vesting opportunity occurring during the first quarter 2026;

●	223,333 shares to former employees, with each share vesting immediately; and

●	1,273,123 shares to consultants or advisers, with each share vesting immediately.

These shares were issued in reliance on the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

On April 11, 2025, we issued 152,000 shares of Common Stock to the Selling Stockholder pursuant to the ELOC Purchase Agreement. These shares were issued in reliance on the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

II-2

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit
Number	Description
2.1**	Amended and Restated Membership Interest Purchase Agreement dated June 16, 2024, by and between Wellgistics Health, Inc. (f/k/a Danam Health, Inc.) and Nikul Panchal (incorporated by reference to Exhibit 10.1 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
2.2**	Membership Interest Purchase Agreement dated May 11, 2023, by and among Wellgistics Health, Inc. (f/k/a Danam Health, Inc.), Wellgistics, LLC, Strategix Global LLC, Nomad Capital LLC, Jouska Holdings LLC, and Brian Norton, as amended (incorporated by reference to Exhibit 5.2 of Wellgistics Health, Inc.’s Current Report on Form 8-K filed with the SEC on March 6, 2025).
2.3	Seventh Amendment to Membership Interest Purchase Agreement dated May 11, 2023, by and among Wellgistics Health, Inc. (f/k/a Danam Health, Inc.), Wellgistics, LLC, Strategix Global LLC, Nomad Capital LLC, Jouska Holdings LLC, and Brian Norton, as amended (incorporated by reference to Exhibit 2.1 of Wellgistics Health, Inc.’s Current Report on Form 8-K filed with the SEC on April 18, 2025).
2.4**	Agreement and Plan of Merger dated April 8, 2025, by and among Wellgistics Health, Inc., Wellpeek Merger Sub 1, Inc., Wellpeek Merger Sub 2, LLC, Peek Healthcare Technologies, Inc., and the Stockholder Representative (incorporated by reference to Exhibit 2.1 of Wellgistics Health, Inc.’s Current Report on Form 8-K filed with the SEC on April 11, 2025).
3.1	Certificate of Incorporation of Wellgistics Health, Inc., as amended and currently in effect (incorporated by reference to Exhibit 3.1 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
3.2	Bylaws of Wellgistics Health, Inc. as currently in effect (incorporated by reference to Exhibit 3.2 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
5.1*	Opinion of Dykema Gossett PLLC
10.1	Form of Lock-Up Agreement (incorporated by reference to Exhibit 1.1 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
10.2†	Second Amended and Restated 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025)
10.3†	Executive Employment Agreement dated January 1, 2023, by and between Suren Ajjarapu and Wellgistics Health, Inc. (incorporated by reference to Exhibit 10.6 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
10.4†	Executive Employment Agreement dated January 1, 2023, by and between Dr. Shafaat Pirani and Wellgistics Health, Inc. (incorporated by reference to Exhibit 10.7 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
10.5†	Executive Employment Agreement dated January 1, 2023, by and between Prashant Patel and Wellgistics Health, Inc. (f/k/a Danam Health, Inc.) (incorporated by reference to Exhibit 10.8 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
10.6†	Executive Employment Agreement dated January 1, 2023, by and between Nikul Panchal and Wellgistics Health, Inc. (f/k/a Danam Health, Inc.) (incorporated by reference to Exhibit 10.9 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
10.7†	Executive Employment Agreement dated March 3, 2025, by and between Wellgistics Health, Inc. and Brian Norton (incorporated by reference to Exhibit 5.1 of Wellgistics Health, Inc.’s Current Report on Form 8-K filed with the SEC on March 6, 2025).
10.8†	Indemnification Agreement dated January 9, 2024, by and between Tim Canning and Wellgistics Health, Inc. (f/k/a Danam Health, Inc.) (incorporated by reference to Exhibit 10.10 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025)
10.9†	Contract Agreement dated April 15, 2024, by and between Aletheia Strategic Advisory LLC and Wellgistics Health, Inc. (f/k/a Danam Health, Inc.) (incorporated by reference to Exhibit 10.11 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
10.10	Lease Agreement dated March 23, 2024, by and between GVI-IP TAMPA OFFICE OWNER, LLC and Wellgistics, LLC and Wellgistics Health, Inc (f/k/a Danam Health, Inc.) (incorporated by reference to Exhibit 10.12 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025)
10.11	Promissory Note dated August 22, 2023, made by Wood Sage, LLC in favor of Integral Health, Inc. (incorporated by reference to Exhibit 10.13 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
10.12	Promissory Note dated January 12, 2024, made by Wellgistics Health, Inc. (f/k/a Danam Health, Inc.) in favor of Strategic EP LLC (incorporated by reference to Exhibit 10.14 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).

II-3

10.13	Promissory Note effective September 14, 2023, made by TRxADE, Inc. in favor of Wellgistics Health, Inc. (f/k/a Danam Health, Inc.) Promissory Note effective September 14, 2023, made by TRxADE, Inc. in favor of Wellgistics Health, Inc. (f/k/a Danam Health, Inc.) (incorporated by reference to Exhibit 10.15 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
10.14	Promissory Note dated September 13, 2023, made by Wellgistics Health, Inc. (f/k/a Danam Health, Inc.) in favor of Nomad Capital LLC (incorporated by reference to Exhibit 10.16 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
10.15	Loan and Security Agreement dated November 22, 2024, by and between Marco Capital, Inc. and Wellgistics, LLC (incorporated by reference to Exhibit 10.17 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
10.16	Guaranty Agreement dated as of November 22, 2024, by Wellgistics Health, Inc. (formerly Danam Health, Inc.) in favor of Marco Capital, Inc. (incorporated by reference to Exhibit 10.18 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
10.17	Roadie, Inc. Services Agreement dated July 12, 2023, by and between Roadie, Inc. and Alliance Pharma Solutions, LLC dba DelivMeds (incorporated by reference to Exhibit 10.19 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
10.18	Integration and Delivery Services Agreement dated January 26, 2022, by and between Lyft Healthcare, Inc. and Alliance Pharma Solutions, LLC d/b/a DelivMeds (incorporated by reference to Exhibit 10.20 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
10.19	Master Services Agreement dated November 20, 2023, by and between Best Computer Systems, Inc. d/b/a BestRx Pharmacy Software and DelivMeds (incorporated by reference to Exhibit 10.21 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
10.20	340B Contract Pharmacy Services Agreement dated April 1, 2021, by and between Community Specialty Pharmacy, LLC and AIDS Service Association of Pinellas, Inc. dba EPIC (incorporated by reference to Exhibit 10.22 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
10.21	Participating Pharmacy Agreement dated February 6, 2023, by and between Medzoomer, Inc. and Community Specialty Pharmacy Inc. (incorporated by reference to Exhibit 10.23 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
10.22	Standard Merchant Cash Advance Agreement dated October 1, 2024, by and between Cedar Advance LLC and Wellgistics LLC / Danam Health, Inc. (incorporated by reference to Exhibit 10.24 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1/A filed with the SEC on January 14, 2025).
10.23	Consulting Agreement dated February 25, 2025, by and between Wellgistics Health, Inc. and Hudson Global Ventures, LLC (incorporated by reference to Exhibit 1.1 of Wellgistics Health, Inc.’s Current Report on Form 8-K filed with the SEC on February 28, 2025).
10.24	Consulting Agreement by and between Wellgistics Health, Inc. and Draper, Inc. dated March 17, 2025 (incorporated by reference to Exhibit 10.1 of Wellgistics Health, Inc.’s Current Report on Form 8-K filed with the SEC on March 21, 2025).
10.25	Equity Purchase Agreement by and between Wellgistics Health Inc. and Hudson Global Ventures, LLC dated April 9, 2025 (incorporated by reference to Exhibit 10.2 of Wellgistics Health, Inc.’s Current Report on Form 8-K filed with the SEC on April 11, 2025).
10.26	Registration Rights Agreement by and between Wellgistics Health Inc. and Hudson Global Ventures, LLC dated April 9, 2025 (incorporated by reference to Exhibit 10.3 of Wellgistics Health, Inc.’s Current Report on Form 8-K filed with the SEC on April 11, 2025).
10.27	Promissory Note made by Wellgistics Health, Inc. dated April 4, 2025 (incorporated by reference to Exhibit 10.1 of Wellgistics Health, Inc.’s Current Report on Form 8-K filed with the SEC on April 11, 2025).
21.1	List of Subsidiaries of Wellgistics Health, Inc. (incorporated by reference to Exhibit 21.1 of Wellgistics Health, Inc.’s amended Registration Statement on Form S-1 filed with the SEC on January 14, 2025).
23.1*	Consent of Suri & Co.
23.2*	Consent of Dykema Gossett PLLC (reference is made to Exhibit 5.1)
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and contained in Exhibit 101)
107*	Filing Fee Table

*	Filed herewith.
**	As permitted by Regulation S-K, Item 601(b)(10)(iv) of the Securities Exchange Act of 1934, as amended, certain confidential portions of this exhibit have been redacted from the publicly filed document. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.
†	Indicates a management contract or any compensatory plan, contract or arrangement.

II-4

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 5, 2025.

WELLGISTICS HEALTH, INC.

By:	/s/ Brian Norton
Brian Norton
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Norton	Chief Executive Officer	May 5, 2025
Brian Norton	(Principal Executive Officer)

/s/ Mark DiSiena	Chief Financial Officer	May 5, 2025
Mark DiSiena	(Principal Financial Officer, Principal Accounting Officer)

/s/ Suren Ajjarapu	Director	May 5, 2025
Suren Ajjarapu

/s/ Prashant Patel	Director	May 5, 2025
Prashant Patel

/s/ Michael L. Peterson	Director	May 5, 2025
Michael L. Peterson

/s/ Donald W. Anderson	Director	May 5, 2025
Donald W. Anderson

/s/ Rebecca Shanahan	Director	May 5, 2025
Rebecca Shanahan

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